                                                                    EXHIBIT 99.2

                       LETTER OF CREDIT FACILITY AGREEMENT

                           Dated as of August 25, 2004

                                      Among

                             J. RAY McDERMOTT, S.A.

                     and Certain Subsidiaries of the Company

                               as Credit Parties,

                          THE LENDERS DESCRIBED HEREIN

                               as LC Participants,

                             CALYON NEW YORK BRANCH

     as LC Issuer, Administrative Agent, Collateral Agent and Deposit Bank,

                                       and

                            MORGAN STANLEY & CO. INC.

                      as Lead Arranger and Sole Book Runner

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS AND ACCOUNTING TERMS......................................................................    1

         Section 1.1           Certain Defined Terms............................................................    1

         Section 1.2           Computation of Time Periods......................................................   29

         Section 1.3           Accounting Terms.................................................................   29

         Section 1.4           Types of LC Advances.............................................................   29

         Section 1.5           Miscellaneous....................................................................   30

ARTICLE II THE CREDITS..........................................................................................   30

         Section 2.1           Letters of Credit................................................................   30

         Section 2.2           LC Deposit.......................................................................   33

         Section 2.3           LC Advances......................................................................   34

         Section 2.4           Fees.............................................................................   37

         Section 2.5           Repayment of LC Advances; Cash Collateral........................................   38

         Section 2.6           Repayment........................................................................   40

         Section 2.7           Interest.........................................................................   40

         Section 2.8           Commitment Reductions............................................................   41

         Section 2.9           Increased Costs..................................................................   44

         Section 2.10          Payments and Computations........................................................   45

         Section 2.11          Taxes............................................................................   46

         Section 2.12          Assignment of LC Advances and Commitments Under Certain Circumstances............   48

         Section 2.13          Sharing of Payments, etc.........................................................   48

         Section 2.14          Applicable Lending Offices.......................................................   49

ARTICLE III CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT.............................................   49

         Section 3.1           Initial Conditions Precedent.....................................................   49

         Section 3.2           Conditions Precedent to Each Issuance Event......................................   52

ARTICLE IV REPRESENTATIONS AND WARRANTIES.......................................................................   53

         Section 4.1           Existence; Subsidiaries..........................................................   53

         Section 4.2           Power and Authority..............................................................   53

         Section 4.3           Authorization and Approvals......................................................   53

         Section 4.4           Enforceable Obligations..........................................................   53
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         Section 4.5           Financial Statements.............................................................   54

         Section 4.6           True and Complete Disclosure.....................................................   54

         Section 4.7           Litigation.......................................................................   54

         Section 4.8           Use of Proceeds..................................................................   55

         Section 4.9           Investment Company Act...........................................................   55

         Section 4.10          Public Utility Holding Company Act...............................................   55

         Section 4.11          Taxes............................................................................   55

         Section 4.12          Pension Plans....................................................................   56

         Section 4.13          Condition of Property; Casualties................................................   56

         Section 4.14          Insurance........................................................................   57

         Section 4.15          No Burdensome Restrictions; No Defaults..........................................   57

         Section 4.16          Environmental Condition..........................................................   57

         Section 4.17          Title to Property................................................................   58

         Section 4.18          Subsidiaries and Joint Ventures; Corporate Structure.............................   58

         Section 4.19          Labor Relations..................................................................   58

         Section 4.20          Guarantors.......................................................................   58

         Section 4.21          Intellectual Property............................................................   58

         Section 4.22          Solvency.........................................................................   58

         Section 4.23          Compliance with Laws.............................................................   59

ARTICLE V AFFIRMATIVE COVENANTS.................................................................................   59

         Section 5.1           Compliance with Laws, etc........................................................   59

         Section 5.2           Maintenance of Insurance.........................................................   59

         Section 5.3           Preservation of Existence, Etc...................................................   60

         Section 5.4           Payment of Taxes, Etc............................................................   60

         Section 5.5           Reporting Requirements...........................................................   60

         Section 5.6           Maintenance of Property..........................................................   63

         Section 5.7           Inspection.......................................................................   63

         Section 5.8           Use of Proceeds..................................................................   63

         Section 5.9           Books and Records................................................................   63

         Section 5.10          New Subsidiaries.................................................................   63

         Section 5.11          Further Assurances...............................................................   63
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         Section 5.12          Credit Agreement to be made Publicly Available...................................   64

ARTICLE VI NEGATIVE COVENANTS...................................................................................   64

         Section 6.1           Limitation on Debt and Disqualified or Preferred Stock...........................   64

         Section 6.2           Limitation on Restricted Payments................................................   67

         Section 6.3           Limitation on Liens..............................................................   70

         Section 6.4           Limitation on Sale and Leaseback Transactions....................................   70

         Section 6.5           Limitation on Dividend and Other Payment Restrictions Affecting
                               Restricted Subsidiaries..........................................................   70

         Section 6.6           Limitation on Sale or Issuance of Equity Interests of Restricted
                               Subsidiaries.....................................................................   71

         Section 6.7           Limitation on Asset Sales........................................................   72

         Section 6.8           Line of Business.................................................................   72

         Section 6.9           Designation of Restricted and Unrestricted Subsidiaries..........................   72

         Section 6.10          Limitation on Transactions with Shareholders and Affiliates......................   74

         Section 6.11          Consolidation, Merger or Sale of Assets by the Company; No Lease of All
                               or Substantially All Assets......................................................   75

         Section 6.12          Consolidation, Merger or Sale of Assets by a Guarantor...........................   76

ARTICLE VII EVENTS OF DEFAULT...................................................................................   77

         Section 7.1           Events of Default................................................................   77

         Section 7.2           Optional Acceleration of Maturity................................................   79

         Section 7.3           Automatic Acceleration of Maturity...............................................   79

         Section 7.4           Non-Exclusivity of Remedies......................................................   80

         Section 7.5           Right of Set-Off.................................................................   80

         Section 7.6           Application of Proceeds..........................................................   80

         Section 7.7           Letters of Credit................................................................   81

ARTICLE VIII THE GUARANTY.......................................................................................   83

         Section 8.1           Guaranty.........................................................................   83

         Section 8.2           Guaranty Absolute................................................................   83

         Section 8.3           Waiver...........................................................................   84

         Section 8.4           Subrogation and Contribution.....................................................   84

ARTICLE IX THE AGENTS AND THE LC ISSUER.........................................................................   85

         Section 9.1           Appointment; Nature of Relationship..............................................   85
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         Section 9.2           Powers...........................................................................   86

         Section 9.3           General Immunity.................................................................   86

         Section 9.4           No Responsibility for LC Advances, Recitals, etc.................................   86

         Section 9.5           Action on Instructions of LC Participants........................................   86

         Section 9.6           Employment of Agents and Counsel.................................................   86

         Section 9.7           Reliance on Documents; Counsel...................................................   87

         Section 9.8           Agents' and the LC Issuer's Reimbursement and Indemnification....................   87

         Section 9.9           Notice of Default................................................................   87

         Section 9.10          Rights as a LC Participant.......................................................   87

         Section 9.11          LC Participant Credit Decision...................................................   88

         Section 9.12          Successor Agent and LC Issuer....................................................   88

         Section 9.13          Collateral Matters...............................................................   89

         Section 9.14          Matters Relating to LC Participants..............................................   90

ARTICLE X BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.....................................................   90

         Section 10.1          Successors and Assigns...........................................................   90

         Section 10.2          Participations...................................................................   91

         Section 10.3          Assignments......................................................................   91

         Section 10.4          Register.........................................................................   92

         Section 10.5          Grant of Security Interests......................................................   92

         Section 10.6          Dissemination of Information.....................................................   93

ARTICLE XI MISCELLANEOUS........................................................................................   93

         Section 11.1          Amendments, Etc..................................................................   93

         Section 11.2          Notices, Etc.....................................................................   94

         Section 11.3          No Waiver; Remedies..............................................................   95

         Section 11.4          Costs and Expenses...............................................................   95

         Section 11.5          Binding Effect...................................................................   95

         Section 11.6          Indemnification..................................................................   95

         Section 11.7          Execution in Counterparts........................................................   96

         Section 11.8          Survival of Representations, etc.................................................   96

         Section 11.9          Severability.....................................................................   96
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         Section 11.10         Governing Law....................................................................   96

         Section 11.11         Consent to Jurisdiction..........................................................   96

         Section 11.12         WAIVER OF JURY...................................................................   97

         Section 11.13         Judgment Currency................................................................   97
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                                      -v-

EXHIBITS:

Exhibit A      -  Form of Assignment and Acceptance
Exhibit B      -  Form of Compliance Certificate
Exhibit C      -  Form of Joinder Agreement
Exhibit D      -  Form of Note
Exhibit E      -  Form of Notice of Conversion or Continuation
Exhibit F      -  Form of Security Agreement
Exhibit G      -  Issuance Event Request

SCHEDULES:

Schedule 1     -  Notice Information
Schedule 1.1   -  Existing Letters of Credit
Schedule 1.2   -  Commitments
Schedule 4.5   -  Off-Balance Sheet Liabilities
Schedule 4.7   -  Litigation
Schedule 4.11  -  Certain Tax Matters
Schedule 4.12  -  Pension Plans
Schedule 4.16  -  Environmental Disclosures
Schedule 4.18  -  Subsidiaries and Joint Ventures/Corporate Structure

                       LETTER OF CREDIT FACILITY AGREEMENT

      This Letter of Credit Facility Agreement dated as of August 25, 2004 is among J. Ray McDermott, S.A., a Panamanian corporation, Barmada McDermott (L) Limited, a Malaysian corporation, the Subsidiaries of the Company party hereto, the LC Participants party hereto, Calyon New York Branch, as LC Issuer, Administrative Agent, Collateral Agent and Deposit Bank.

      In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Acceleration Date" means the first date after the Closing Date on which there shall occur (a) any event described in paragraph (e) of Section 7.1 or (b) an acceleration of the LC Advances and termination of the Commitments.

      "Acquired Debt" means Debt of a Person (1) assumed by such Person from another Person in connection with an Asset Acquisition from such other Person or
(2) existing at the time the Person merges with or into the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into the Company or a Restricted Subsidiary or becoming a Restricted Subsidiary.

      "Adjusted Eurodollar Rate" shall mean, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the result of dividing (a) the Eurodollar Rate in effect for such Interest Period by (b) 1.00 minus the Eurodollar Rate Reserve Percentage, if any.

      "Administrative Agent" means Calyon in its capacity as contractual representative of the LC Participants pursuant to Article IX, and any successor administrative agent pursuant to Section 9.12.

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, a Joint Venture that is not a Subsidiary of the Company shall not be considered an "Affiliate" of the Company or any Restricted Subsidiary.

      "Agent" means the Administrative Agent, the Collateral Agent and the Deposit Bank and "Agents" means all such Persons collectively.

      "Aggregate Credit Exposure" means, at any time with respect to any LC Participant, the sum of (a) such LC Participant's LC Exposure at such time and
(b) such LC Participant's Pro Rata Share of the aggregate unpaid amount of all LC Advances outstanding at such time.

      "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate in effect for such day and (b) the sum of the Federal Funds Effective Rate in effect for such day plus 1/2 of 1% per annum.

      "Annual Report Date" has the meaning set forth in Section 5.5(c).

      "Applicable Lending Office" means, with respect to any LC Participant or the Administrative Agent, the office, branch, subsidiary, affiliate or correspondent bank of such LC Participant or the Administrative Agent listed on
Schedule 1 or such other office, branch, subsidiary, affiliate or correspondent bank as such LC Participant or the Administrative Agent may from time to time specify in writing to the Company and the Administrative Agent from time to time.

      "Applicable Margin" means (a) in the case of Base Rate LC Advances, 13.50% per annum and (b) in the case of Eurodollar LC Advances, 14.50% per annum; provided that the Applicable Margin shall in each case increase by 3% upon the occurrence and during the continuance of an Event of Default.

      "Approved Fund" means any Investment Fund that is administered, advised or managed by (a) a LC Participant; (b) an Affiliate of a LC Participant or (c) an entity or an Affiliate of an entity that administers, advises or manages a LC Participant.

      "Arranger" means Morgan Stanley & Co. Inc.

      "Asset Acquisition" means the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute the assets of such Person substantially as an entirety or the assets of any division, operating unit or line of business of such Person substantially as an entirety.

      "Asset Sale" means any sale, lease, transfer or other disposition of any assets outside the ordinary course of business by the Company or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to in this definition as a "disposition"), provided that the following (excluding, except in the case of clauses (1) and (7) below, any disposition of Collateral) are not included in the definition of "Asset Sale":

            (1) a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary;

            (2) the disposition by the Company or any Restricted Subsidiary in the ordinary course of business of (i) cash and cash management investments, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses;

            (3) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

            (4) a disposition governed by the provisions of Section 6.11 or 6.12;

            (5) a Restricted Payment permitted under the provisions of Section
      6.2 or a Permitted Investment;

            (6) any charter (bareboat or otherwise) or other lease of assets or property entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary is the charterer or lessor, except any such charter or lease that provides for the acquisition of such assets or property by the lessee during or at the termination thereof for an amount that is less than the Fair Market Value thereof as determined at the time the right to acquire such assets or property is exercised, in which case an Asset Sale shall be deemed to occur at the time such right is exercised;

            (7) the grant of any Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;

            (8) any Sale and Leaseback Transaction;

            (9) the assignment of the insurance rights of the Company and the Restricted Subsidiaries contemplated by the Third Amended Joint Plan of Reorganization dated as of June 25, 2003 in the Chapter 11 reorganization proceedings involving The Babcock & Wilcox Company in the United States Bankruptcy Court for the Eastern District of Louisiana and the related Plan Documents (as defined therein); and

            (10) any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $10,000,000.

      "Assignee" has the meaning set forth in Section 10.3.

      "Assignment and Acceptance" means an assignment and acceptance agreement substantially in the form of the attached Exhibit A or the form promulgated by the Loan Syndications and Trading Association, Inc.

      "Attributable Debt" means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

      "Authorized Officer" means any Responsible Officer or any other employee of the Company designated as an "Authorized Officer" by prior written notice from the Company to the Administrative Agent.

      "Average Life" means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

      "Base Rate LC Advance" means a LC Advance that bears interest as provided in Section 2.7(a).

      "Board of Directors" means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

      "Board Resolution" means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

      "Borrowing" means LC Advances of the same Type made or deemed to have been made or Converted or Continued on the same day and, in the case of Eurodollar LC Advances, as to which the same Interest Period is in effect.

      "Business Day" means, (a) with respect to any payment or rate selection of Eurodollar LC Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities and on which dealings in Dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities.

      "Calyon" means Calyon New York Branch and any successor thereto.

      "Capital Lease" of a Person means any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

      "Capital Stock" means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person's equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

      "Captive Insurance Subsidiary" means each Subsidiary listed on Schedule
4.18 hereto and identified thereon as a "Captive Insurance Subsidiary".

      "Cash Equivalents" means:

            (1) U.S. Government Obligations with maturities not exceeding one year from the date of acquisition;

            (2) (i) demand deposits, (ii) time deposits (including eurodollar time deposits) and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers' acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of $250 million whose short-term debt is rated "A-2" or higher by S&P or "P-2" or higher by Moody's or, if both of the named rating agencies cease publishing ratings of commercial paper issuers generally, at least an equivalent rating category of another nationally recognized securities rating agency;

            (3) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

            (4) commercial paper rated at least P-1 by Moody's or A-1 by S&P, or if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, at least an equivalent rating category of another nationally recognized securities rating agency and maturing within 270 days after the date of acquisition;

            (5) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (4) above; and

            (6) in the case of any Person organized under the laws of a jurisdiction outside the United States of America, substantially similar investments, of comparable credit quality and tenor and customarily used for cash management purposes in such jurisdiction, denominated in the currency of any jurisdiction in which such Person conducts business.

      "Casualty Event" means, with respect to any Mortgaged Vessel, any loss or damage to, or any condemnation or taking of, such Mortgaged Vessel, or any transfer of any such Mortgaged Vessel in lieu of a condemnation or taking, occurring after the Closing Date for which the Company or any Subsidiary receives, anticipates recovering or has filed a claim for Casualty Proceeds.

      "Casualty Proceeds" means the proceeds of any insurance, condemnation award or other compensation paid or payable to the Company or any Subsidiary or the Collateral Agent in respect of any Casualty Event, less the fees, taxes and expenses paid or payable with respect to such Casualty Event.

      "CERCLIS", or the "CERCLA Information System", means the inventory maintained by the EPA of sites with potential Releases of Hazardous Substances that have been or may need to be addressed by the CERCLA program.

      "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder, in each case as now or hereafter in effect.

      "Change of Control" means (a) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than MII or its controlled Affiliates, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the voting power of the total Voting Stock of the Company or, for so long as the Company is a Subsidiary of MII, MII; or (b) with respect to each of (i) the Company and (ii) for so long as the Company is a Subsidiary of MII, MII, individuals who on the Closing Date constituted the board of directors of such Person, together with any new directors whose election by the board of directors of such Person or whose nomination for election by the stockholders of such Person was approved by a majority of the directors then still in office who were either directors of such Person or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of such Person then in office; or (c) MII ceases to own, directly or indirectly, at least 51% of the Capital Stock of the Company; or (d) all or substantially all of the assets of the MII or the Company are sold in a single transaction or series of related transactions to any Person.

      "Closing Date" means the date on which the conditions precedent set forth in Section 3.1 shall have been satisfied, which date shall not be later than August 31, 2004.

      "CMM" means Construcciones Maritimas Mexicanas, S.A. de C.V., a Mexican corporation.

      "CMM Note" means the promissory note dated as of July 26, 2004 in the principal amount of $13,000,000 executed by CMM in favor of Hydro Marine Services, Inc., as the same may be amended from time to time.

      "Code" means the United States Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Collateral" means all "Collateral" referred to in the Collateral Documents and all other Property that is or, as specifically contemplated by this Agreement or any Collateral Document, is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

      "Collateral Account" has the meaning set forth in the Security Agreement.

      "Collateral Agent" means the Administrative Agent acting as collateral agent for the Secured Parties.

      "Collateral Documents" means the Security Agreement, the Mortgages and any other agreement (including any account control agreement) entered into pursuant to this Agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

      "Commitment" means, with respect to each LC Participant, the commitment of such LC Participant to acquire participations in Letters of Credit or make LC Advances hereunder in the amount in Dollars set forth opposite each LC Participant's name on Schedule 1.2 of this Agreement as its Commitment, as such amount may be reduced pursuant to Section 2.8 or, if such LC Participant has entered into an Assignment and Acceptance after the Closing Date, the amount set forth for such LC Participant as its Commitment in the Assignment and Acceptance delivered to the Administrative Agent pursuant to
Section 10.3. The aggregate amount of the Commitments on the Closing Date is $25,000,000.

      "Commitment Termination Date" means the first date on which (a) the Commitments have been terminated, (b) the LC Deposits have been returned to the LC Participants and (c) all Letters of Credit have been terminated or expired or cash collateralized in accordance with Section 2.8(a).

      "Company" means J. Ray McDermott, S.A., a Panamanian corporation.

      "Compliance Certificate" means a Compliance Certificate signed by a Responsible Officer in substantially the form of the attached Exhibit B.

      "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net
Income:

            (1) the portion of the net income (or loss) for such period of any Person that is not a Restricted Subsidiary allocable to Equity Interests in such Person other than the Equity Interests owned by the Company or any Restricted Subsidiary; provided that the portion of the net income (but not loss) of such Person for such period allocable to the Company or any Restricted Subsidiary shall be included in Consolidated Net Income only to the extent of the dividends or other distributions actually paid in cash to the Company or such Restricted Subsidiary by such Person during such period; provided further that there shall be included in Consolidated Net Income for such period any dividends or other distributions paid in cash to the Company or such Restricted Subsidiary by such Person in such period with respect to any portion of the net income of such Person allocable to the Company on such Restricted Subsidiary excluded from Consolidated Net Income in a previous fiscal period pursuant preceding provisions of this clause (1);

            (2) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

            (3) any net after-tax gains (but not losses) attributable to Asset Sales, but not any fees and expenses relating to the transaction giving rise thereto;

            (4) any net after-tax extraordinary gains (but not losses); but not any fees and expenses relating to the transaction giving rise thereto; and

            (5) the cumulative effect of any change in accounting principles since September 30, 2003.

      "Consolidated Net Worth" means, at any date of determination, the consolidated stockholder's equity of the Company and the Restricted Subsidiaries, calculated excluding:

            (1) any amounts attributable to Disqualified Stock;

            (2) treasury stock;

            (3) all write-ups (other than (i) write-ups resulting from foreign currency translations, (ii) write-ups of tangible assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business and (iii) write-ups that are reflected in consolidated net income of the Company and the Restricted Subsidiaries for any period ending on or before such date of determination) subsequent to the Closing Date in the book value of any asset; and

            (4) the cumulative effect of any change in accounting principles since September 30, 2003.

      "Continue", "Continuation", and "Continued" each refers to a continuation of LC Advances of any Type as LC Advances of the same Type for an additional Interest Period upon the expiration of the Interest Period then in effect for such LC Advances.

      "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Convert", "Conversion", and "Converted" each refers to a conversion of LC Advances of one Type into LC Advances of another Type pursuant to Section 2.3(b).

      "Credit Documents" means this Agreement, any Notes issued pursuant to
Section 2.3(e), the Collateral Documents, the Letter of Credit Documents, any Joinder Agreement and each other agreement, instrument or document executed by any Credit Party or any of their respective officers at any time in connection with this Agreement.

      "Credit Facilities" means this Agreement and the other Credit Documents and one or more other credit facilities with banks or other lenders, whether entered into on or after the Closing Date, providing for revolving credit loans or term loans or the issuance of letters of credit or bankers' acceptances or the like, together with any related documents (including any security documents and guarantee agreements).

      "Credit Parties" means the Company and the Guarantors.

      "Debt" means, with respect to any Person, without duplication,

            (1) all indebtedness of such Person for borrowed money;

            (2) all obligations of such Person evidenced by debentures, notes or other similar instruments;

            (3) all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments, excluding obligations in respect of trade letters of credit, bankers' acceptances or other similar instruments issued in respect of trade payables or similar obligations to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 20 Business Days;

            (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables, advances on contracts, deferred compensation and similar liabilities arising in the ordinary course of business;

            (5) all rent obligations of such Person as lessee under Capital Leases;

            (6) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

            (7) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

            (8) all obligations of such Person under Hedging Agreements.

                  The amount of Debt of any Person will be deemed to be:

                  (A) with respect to contingent obligations, the maximum
            liability upon the occurrence of the contingency giving rise to the obligation;

                  (B) with respect to Debt secured by a Lien on an asset of such
            Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset and (y) the amount of such Debt;

                  (C) with respect to any Debt issued with original issue
            discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

                  (D) with respect to any Hedging Agreement, the net amount
            payable if such Hedging Agreement terminated at that time due to default by such Person; and

                  (E) otherwise, the outstanding principal amount thereof.

      "Default" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "Deposit Bank" means Calyon and any successor deposit bank appointed pursuant to Section 9.12.

      "Disqualified Equity Interests" means Equity Interests that by their terms or upon the happening of any event are:

            (1) required to be redeemed or redeemable at the option of the holder prior to the Maturity Date for consideration other than Qualified Equity Interests; or

            (2) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt prior to the Maturity Date (including upon the occurrence of any contingency);

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an "asset sale" or "change of control" occurring prior to the Maturity Date if those provisions (A) are no more favorable to the holders than those set forth in Section 2.8(b)(ii) or Section 7.1(k) as applicable; and (B) specifically provide that repurchase or redemption pursuant thereto will not be required prior to making any Commitment reduction (and any payments required to be made upon such Commitment reduction) as required hereunder.

      "Disqualified Stock" means Capital Stock constituting Disqualified Equity Interests.

      "Dollars" and "$" means the lawful money of the United States of America.

      "Domestic Subsidiary" means any Subsidiary of the Company organized under the laws of any jurisdiction within the United States.

      "EBITDA" means, for any period, the sum of

            (1) Consolidated Net Income for such period, plus

            (2) Fixed Charges for such period, to the extent deducted in calculating Consolidated Net Income for such period, plus

            (3) to the extent deducted in calculating Consolidated Net Income for such period and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP:

                  (A) income taxes and income tax adjustments (whether positive or negative) for such period, other than income taxes or income tax adjustments (whether positive or negative) attributable to Asset Sales or extraordinary gains or losses; and

                  (B) depreciation, amortization and all other noncash items reducing Consolidated Net Income for such period (including impairment loss on long-lived assets, but not including noncash charges in a period which reflect cash expenses paid or to be paid in another period), less all noncash items increasing Consolidated Net Income;

provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary's net income was included in calculating Consolidated Net Income.

      "Eligible Assignee" means (a) a LC Participant, (b) an Affiliate of a LC Participant, (c) an Approved Fund (d) any other Person (other than a natural person) reasonably satisfactory to the Administrative Agent, and (e) during the continuance of an Event of Default, any other Person; provided that, notwithstanding the foregoing, "Eligible Assignee" shall not include any direct competitor of the Company or any of its Subsidiaries.

      "Environment" or "Environmental" shall have the meanings set forth in 42 U.S.C. Section 9601(8) (1988).

      "Environmental Claim" means any third party (including Governmental Authorities) action, lawsuit, claim, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation which seeks to impose liability under any Environmental Law.

      "Environmental Law" means all Legal Requirements applicable to the assets or operations of the Company or any of its Subsidiaries relating to, or in connection with, the protection of the Environment, including CERCLA, and the Federal Water Pollution Control Act of 1972 (as applicable), relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, or toxic substances, materials or wastes or (d) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, or toxic substances, materials or wastes.

      "Environmental Permit" means any permit, license, order, approval or other authorization under any Environmental Law.

      "EPA" means the United States Environmental Protection Agency or any successor thereto.

      "Equity Interests" means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into or exchangeable for equity.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D.

      "Eurodollar LC Advance" means a LC Advance that bears interest based on the Adjusted Eurodollar Rate.

      "Eurodollar Rate" means, with respect to a Eurodollar LC Advance for the relevant Interest Period, the rate per annum (rounded upward, if not an integral multiple of 1/100 of 1%, to the nearest 1/100 of 1% per annum) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars as of 11:00 a.m. (London, time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such

Interest Period, provided that (a) if for any reason the rate does not appear on Telerate Page 3750 (or any successor page), the applicable Eurodollar Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate (rounded upward, if not an integral multiple of 1/100 of 1%, to the nearest 1/100 of 1% per annum) for deposits in Dollars as reported by any other generally recognized financial information service selected by the Administrative Agent as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period and (b) if no such British Bankers' Association Interest Settlement Rate for deposits in Dollars is available to the Administrative Agent, the applicable Eurodollar Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Calyon or one of its Affiliate banks offers to place deposits in Dollars with prime banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Calyon's relevant Eurodollar LC Advance and having a maturity equal to such Interest Period.

      "Eurodollar Rate Reserve Percentage" means, for any Interest Period, the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

      "Events of Default" has the meaning set forth in Section 7.1.

      "Exchange Act" means the Securities Exchange Act of 1934.

      "Existing Letters of Credit" means the letters of credit issued by Calyon and set forth on the attached Schedule 1.1.

      "Fair Market Value" means with respect to any Property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors acting in good faith, which determination shall be conclusive for all purposes of this Agreement; provided that such determination shall not preclude the need to obtain an opinion when otherwise required in accordance with clause (b) of the covenant set forth in Section 6.10.

      "Federal Funds Effective Rate" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any of its successors.

      "Fee Letter" means the fee letter with respect to this Agreement dated August 10, 2004, between the Company and the Arranger.

      "Financial Statements" means the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2001, as at December 31, 2002, and as at December 31, 2003 and the related audited consolidated statements of income, cash flow, and retained earnings of the Company and its consolidated Subsidiaries for the fiscal years then ended.

      "Fixed Charge Coverage Ratio" means, on any date (the "transaction date"), the ratio of:

            (x) the aggregate amount of EBITDA for the four most recent full fiscal quarters for which internal financial statements are available immediately preceding the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the "reference period"); to

            (y) the aggregate Fixed Charges during such reference period.

      In making the foregoing calculation:

            (1) pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;

            (2) pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

            (3) Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

            (4) pro forma effect will be given to

                  (A) the creation, designation or redesignation of Restricted
            Subsidiaries and Unrestricted Subsidiaries,

                  (B) the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

                  (C) the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the Company or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

      "Fixed Charges" means, for any period, the sum of:

            (1) Interest Expense for such period; and

            (2) the product of

                  (x) cash and noncash dividends paid, declared, accrued or
            accumulated on any Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary, except for dividends payable in the Company's Qualified Stock or paid to the Company or to a Restricted Subsidiary, and

                  (y) a fraction, the numerator of which is one and the
            denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to the Company and its Restricted Subsidiaries.

      "Fund," "Trust Fund," or "Superfund" means the Hazardous Substance Response Trust Fund, established pursuant to 42 U.S.C. Section 9631 (1988) and the Post-closure Liability Trust Fund, established pursuant to 42 U.S.C. Section 9641 (1988), which statutory provisions have been amended or repealed by the Superfunds Amendments and Reauthorization Act of 1986, and the "Fund," "Trust Fund," or "Superfund" that are maintained as of the date hereof pursuant to
Section 9507 of the Code.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time applied on a basis consistent with the requirements of
Section 1.3.

      "Governmental Authority" means any national, state or provincial governmental authority of the United States or any other nation (or any political subdivision thereof), and any governmental or regulatory agency, department, commission, board, bureau, authority or instrumentality lawfully entitled to exercise any executive, judicial, legislative, police, regulatory or taxing authority or power or any government court, in each case, having jurisdiction over such Person or such Person's Property in connection with such subject.

      "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Guarantors" means Barmada McDermott (L) Limited and each Subsidiary of the Company listed on the signature pages hereto under the caption "Guarantors" and each Subsidiary that becomes a guarantor of all or a portion of the Obligations after the Closing Date by executing this Agreement or entering into a Joinder Agreement.

      "Hazardous Substance" means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, radioactive materials, and medical and infectious waste.

      "Hazardous Waste" means the substances regulated as such pursuant to any Environmental Law.

      "Hedging Agreement" means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates.

      "Incur" means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the Closing Date (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of the covenant set forth in Section 6.1 but will not be considered the sale or issuance of Equity Interests for purposes of the covenants set forth in Section
6.6 or Section 6.7. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

      "Indemnitee" has the meaning set forth in Section 11.6.

      "Indenture Trustee" means The Bank of New York, as trustee under the Senior Secured Notes Indenture, together with its successors and assigns in such capacity.

      "Insurance Policies" includes all insurance policies (and all rights under such insurance policies) required to be obtained pursuant to Section 5.2(a).

      "Intercompany Debt" means all Debt owing by the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary.

      "Intercompany Note" means the promissory note dated as of the Closing Date, as amended, issued by the Company in the aggregate principal amount of $90,000,000 and held by MII; provided that the Intercompany Note shall at all times when any of the Obligations are outstanding (i) not have a Stated Maturity or otherwise require any payments thereon prior to the Maturity Date, (ii) be subordinated to the Obligations in right of payment on terms no less favorable to the LC Participants than those in effect on the Closing Date and (iii) not bear interest.

      "Interest Expense" means, for any period, the consolidated interest expense of the Company and its Restricted Subsidiaries, excluding fees related to the issuance of the Senior Secured Notes, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Sale and Leaseback Transactions, (ii) amortization of debt discount and debt issuance costs but excluding amortization of deferred financing charges incurred in respect of the Senior Secured Notes and the Credit Facilities, (iii) capitalized interest, (iv) noncash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing (other than in respect of letters of credit relating to bid, performance and advance payment obligations incurred in the ordinary course of business), (vi) net costs associated with Hedging Agreements (including the amortization of fees) and (vii) any of the above expenses with respect to Debt of another Person Guaranteed by the Company or any of its Restricted Subsidiaries, as determined on a consolidated basis and in accordance with GAAP.

      "Interest Period" means, for each Eurodollar LC Advance, the period commencing on the date such Eurodollar LC Advance is deemed to have been made or the Conversion of any existing Base Rate LC Advance into such Eurodollar LC Advance and ending on the last day of the period selected by the Company pursuant to the provisions below and Section 2.3(b) and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Company pursuant to the provisions below and Section 2.3(b). The duration of each such Interest Period shall be one, two, three, or six months (or such other period that is acceptable to the LC Participants), in each case as the Company may select; provided that:

            (a) Interest Periods commencing on the same date for LC Advances by each LC Participant comprising part of the same Borrowing shall be of the same duration;

            (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

            (c) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

            (d) the Company may not select any Interest Period for any LC Advance which ends after the Maturity Date.

      "Interim Financial Statements" means the unaudited balance sheet of the Company and its consolidated Subsidiaries dated March 31, 2004 and June 30, 2004, and the related unaudited statements of income, cash flow, and retained earnings of the Company and its consolidated Subsidiaries for the three months then ended.

      "Investment" means:

            (1) any direct or indirect advance, loan or other extension of credit to another Person;

            (2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form;

            (3) any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services; or

            (4) any Guarantee of any obligation of another Person.

If the Company or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Agreement, the Company or the applicable Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment in such Person at such time in an amount equal to the Fair Market Value of the remaining Equity Interests in such Person held by the Company or such Restricted Subsidiary.

      "Investment Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "Issuance Event" has the meaning set forth in Section 2.1(a).

      "Issuance Event Request" means a request to issue, increase the stated amount of or extend the expiration of any letter of credit, substantially in the form of Exhibit G.

      "Joinder Agreement" means an agreement substantially in the form of the attached Exhibit C.

      "Joint Venture" means any Person (i) in which the Company or any Restricted Subsidiary, directly or indirectly, owns at least 33% or more of the Equity Interests of such Person, (ii) as to which the Company or such Restricted Subsidiary, as the case may be, has either (a) the power to control, directly or indirectly (whether through the exercise of voting rights, representation on the board of directors or other governing body of such Person, the exercise of veto rights or otherwise), any decisions by such Person with respect to the payment of dividends or the making of distributions by such Person or (b) the right (by contract, applicable law or otherwise) to cause the dissolution and liquidation of such Person (including pursuant to contractual provisions governing deadlock that may require good faith efforts to resolve any deadlock prior to any such dissolution or liquidation), (iii) a portion of whose Equity Interests (other than directors' qualifying shares or investments in nominal share interests with no significant economic value by foreign nationals as mandated by applicable law or governmental regulation) are owned by one or more Persons other than the Company or any Affiliates of the Company and (iv) is engaged in a Permitted Business. As of the Closing Date, each of the persons identified as a "Joint Venture" on Schedule 4.18 is a Joint Venture.

      "LC Advance" means a loan deemed to have been made by a LC Participant to the Company pursuant to Section 2.1(c) and refers to a Base Rate LC Advance or a Eurodollar LC Advance.

      "LC Cash Collateral Account" has the meaning set forth in the Security Agreement.

      "LC Deposit" means, as to each LC Participant, the cash deposit made by such LC Participant pursuant to Section 2.2(a), as such deposit may be (x) reduced from time to time pursuant to the terms of this Agreement and (y) reduced or increased from time to time pursuant to assignments by or to such LC Participant pursuant to Section 10.3. Unless otherwise agreed by the LC Issuer, the initial amount of each LC Participant's LC Deposit shall be equal to the amount of its Commitment on the Closing Date or on the date that such Person becomes a LC Participant pursuant to Section 10.3.

      "LC Deposit Account" means the account of, and established by, the Deposit Bank under its sole and exclusive control and maintained at the office of the Deposit Bank, and designated as the "JRM LC Deposit Account" that shall be used solely for the purposes set forth in Section 2.1(c) and 2.2.

      "LC Deposit Period" means the period corresponding to a three-month Interest Period commencing (i) in the case of the first LC Deposit Period, on the Closing Date and (ii) in the case of each subsequent LC Deposit Period, on the day following the end of the immediately preceding LC Deposit Period.

      "LC Deposit Rate" means, at any time, the Eurodollar Rate that would be in effect at such time for an LC Advance made on the first day of the LC Deposit Period then in effect and having an Interest Period equal to the LC Deposit Period then in effect.

      "LC Disbursement" means a payment or disbursement made by the LC Issuer pursuant to a Letter of Credit.

      "LC Exposure" means, at any time with respect to any LC Participant, the sum of such LC Participant's Pro Rata Share of (a) the aggregate undrawn maximum face amount of each Letter of Credit at such time plus (b) the aggregate unpaid amount of all Reimbursement Obligations owing with respect to each Letter of Credit at such time.

      "LC Issuer" means Calyon, and any successor LC Issuer pursuant to Section 9.12.

      "LC Participants" means the initial LC Participants listed on the signature pages of this Agreement as a "LC Participant" and each Person that shall become a LC Participant hereunder pursuant to Article X for so long as such LC Participant or Person, as the case may be, shall be a party to this Agreement as a LC Participant.

      "LC Reserve Account" has the meaning set forth in 7.7(b).

      "Legal Requirement" means, as to any Person, any law, statute, ordinance, decree, award, requirement, order, writ, judgment, injunction, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority which is binding on such Person.

      "Letter of Credit" means (a) standby or documentary letters of credit and
(b) if the LC Issuer in its sole reasonable discretion determines that it is able to issue bank guaranties, bank guaranties which guarantee obligations which are not covered by Letters of Credit, in each case issued pursuant to this Agreement for the account of the Company on behalf of itself or any Subsidiary or Joint Venture. Each Existing Letter of Credit, as of the Closing Date, shall be a Letter of Credit deemed to have been issued pursuant to the Commitments and shall constitute a portion of the LC Exposure.

      "Letter of Credit Documents" means, with respect to any Letter of Credit, such Letter of Credit and any agreements, documents, and instruments entered into to document such Letter of Credit or presented to the LC Issuer in order to effectuate payment under such Letter of Credit.

      "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease); provided that for the avoidance of doubt, the interest of a Person as owner or lessor under charters or leases of property shall not constitute "Liens" on or in respect of such property.

      "Master Subordination Agreement" means the Master Intercompany Subordinated Debt Agreement dated as of December 9, 2003, by and among the Company and certain of the Credit Parties, which agreement shall not be amended in a manner adverse to the LC Participants without the prior written consent of the Required LC Participants.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business, Property, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries, taken as a whole, (b) any Credit Party's ability to perform its obligations under this Agreement, any Note or any other Credit Document to which it is a party or (c) the legality, validity or enforceability against any Credit Party of any of the Credit Documents or the rights or remedies of the Agents, the LC Issuer or the LC Participants thereunder.

      "Material Subsidiary" means, on any day, any Subsidiary that is (a) a Principal Subsidiary or (b) a guarantor of the obligations under the Senior Secured Notes Indenture; provided that "Material Subsidiary" shall not include any Captive Insurance Subsidiary.

      "Maturity Date" means August 25, 2007.

      "Maximum Rate" means the maximum nonusurious interest rate under all applicable laws (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including without limitation if required by such laws, certain fees and other costs).

      "MII" means McDermott International, Inc., a Panamanian corporation.

      "Moody's" means Moody's Investors Service, Inc. or any successor thereto that is a national credit rating organization.

      "Mortgaged Vessels" means at any time the vessels of the Company and the Guarantors that are required to be subject to a lien under the Collateral Documents at such time. The Mortgaged Vessels as of the Closing Date consist of the DB 26 vessel.

      "Mortgages" means mortgage dated as of the date hereof with respect to the DB26 vessel, and any other fleet or ship mortgage entered into after the Closing Date to secure the Secured Obligations.

      "Multiemployer Plan" means an employee benefit plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company or any member of the Controlled Group is a party to which more than one employer (other than the Company and the other members of the Controlled Group) is obligated to make contributions.

      "National Priority List" means the list compiled by the EPA of sites with uncontrolled Hazardous Substance Releases deemed by the EPA to be priorities for further evaluation and cleanup based on the severity of hazards associated with those Releases.

      "Net Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale received by or on behalf of the Company or any of its Subsidiaries in the form of cash or Cash Equivalents (including (a) payments in respect of deferred payment obligations, when received in the form of cash or Cash Equivalents and (b) proceeds from the conversion of other consideration received when converted to cash or Cash Equivalents) net of (i) all fees and out-of-pocket expenses paid by the Credit Parties to third parties (other than Affiliates of the Company) in connection with such Asset Sale and (ii) provisions for taxes that are directly attributable to such Asset Sale and are paid or reasonably estimated to be payable in the fiscal year in which such Asset Sale took place or in the next succeeding fiscal year.

      "Note" means a promissory note of the Company payable to the order of any LC Participant, in substantially the form of the attached Exhibit D, evidencing indebtedness of the Company to such LC Participant resulting from LC Advances owing to such LC Participant.

      "Notice of Conversion or Continuation" means a notice of conversion or continuation in the form of the attached Exhibit E signed by an Authorized Officer of the Company.

      "Obligations" means all unpaid principal of the LC Advances, Reimbursement Obligations, unpaid interest on the LC Advances and Reimbursement Obligations, including all Post Petition Interest, all accrued and unpaid Participation Fees and other fees and all expenses, reimbursements, indemnities and other obligations and amounts payable by the Credit Parties to the Agents, the LC Issuer or the LC Participants under the Credit Documents.

      "Off-Balance Sheet Liability" of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) Synthetic Lease Obligations, (c) any obligations owing in respect of surety bonds or similar instruments or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing, in each case to the extent that any of (a), (b), (c) or (d) does not constitute a liability on the balance sheets of such Person (but, for the avoidance of doubt, excluding any Operating Leases).

      "Officers' Certificate" means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

      "Operating Lease" of a Person means any lease of Property (other than a Capital Lease or an Off-Balance Sheet Liability) by such Person as lessee.

      "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company.

      "Other Taxes" has the meaning set forth in Section 2.11(b).

      "Participants" has the meaning set forth in Section 10.2.

      "Participation Fee" has the meaning set forth in Section 2.4(c).

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Permitted Business" means any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the Closing Date, and any business reasonably related, incidental, complementary or ancillary thereto.

      "Permitted Debt" has the meaning set forth in Section 6.1(b).

      "Permitted Encumbrances" means:

            (1) Liens securing the Obligations;

            (2) Liens imposed by law, such as maritime, landlords', carriers', vendors', warehousemen's and mechanics' liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

            (3) Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;

            (4) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists under Section 7.1(f);

            (5) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

            (6) Liens of a bank or securities intermediary on whose records a deposit account or a securities account of the Company or any Subsidiary is maintained securing the payment of customary fees and commissions to the bank, broker or securities intermediary or, with respect to a deposit account, items deposited but returned unpaid.

      "Permitted Investments" means:

            (1) Investments existing on the Closing Date;

            (2) any Investment in the Company (including any Investment in the Senior Secured Notes) or in a Restricted Subsidiary of the Company that is a Guarantor that is engaged in a Permitted Business;

            (3) any Investment in Cash Equivalents;

            (4) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment,

                  (A) such Person becomes a Restricted Subsidiary of the Company that is a Guarantor engaged in a Permitted Business, or

                  (B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary that is a Guarantor engaged in a Permitted Business;

            (5) Investments received as noncash consideration in an Asset Sale made pursuant to and in compliance with the provisions of Section 6.7;

            (6) any Investment acquired (or to the extent acquired) in exchange for Qualified Stock of the Company;

            (7) Hedging Agreements otherwise permitted under this Agreement;

            (8) (i) receivables owing to the Company or any Restricted Subsidiary, and contracts in progress of the Company or any Restricted Subsidiary, in either case if created or acquired in the ordinary course of business, (ii) prepaid expenses and deposits created or made in the ordinary course of business, (iii) Cash Equivalents or other cash management investments or liquid or portfolio securities pledged as collateral pursuant to the provisions of Section 6.3, (iv) endorsements for collection or deposit in the ordinary course of business, and (v) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;

            (9) extensions of credit to customers and suppliers in the ordinary course of business (other than those referred to in clause (8) above), not in excess of $2,000,000 outstanding at any time;

            (10) charters of marine vessels in the ordinary course of business;

            (11) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business, not in excess of $5,000,000 outstanding at any time;

            (12) Investments in evidences of indebtedness, securities or other property received from another Person by the Company or any Restricted Subsidiary in connection with any bankruptcy proceeding or by reason of a composition or readjustment of Debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of indebtedness, securities or other property of such Person held by the Company or any Restricted Subsidiary, or for other liabilities or obligations of such other Person to the Company or any Restricted Subsidiary that were created in accordance with the terms of this Agreement;

            (13) Investments in Joint Ventures made after the Closing Date pursuant to binding agreements (including, without limitation, put or call arrangements and right of first refusal arrangements with respect to Equity Interests in Joint Ventures) existing on the Closing Date, not in excess of $10,000,000 for all such Investments;

            (14) in addition to Investments listed above, Investments in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed $30,000,000 (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Closing Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments in such Person made after the Closing Date in reliance on this clause); and

            (15) any Guarantee of the Debt of any Person, so long as such Guarantee is permitted by Section 6.1.

      "Permitted Liens" means

            (1) Liens existing on the Closing Date;

            (2) Liens in favor of the Company or any Restricted Subsidiary;

            (3) Liens on assets or properties, other than Collateral, securing Obligations under or with respect to (i) the Credit Facilities and Hedge Agreements entered into with respect to Debt under the Credit Facilities or (ii) the Senior Secured Notes;

            (4) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

            (5) Permitted Encumbrances;

            (6) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;

            (7) Liens securing obligations relating to performance, surety and customs bonds and other similar instruments obtained in the ordinary course of business;

            (8) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Company and its Restricted Subsidiaries;

            (9) Liens securing assets under construction arising from progress or partial payments by a customer of the Company or any Restricted Subsidiary relating to such assets;

            (10) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

            (11) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker's liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

            (12) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

            (13) options, put and call arrangements, rights of first refusal and similar rights (i) relating to Investments in Subsidiaries, Joint Ventures, partnerships and the like or (ii) provided for in contracts or agreements entered into the ordinary course of business;

            (14) Liens incurred in the ordinary course of business securing obligations not in excess of $10,000,000 not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and its Restricted Subsidiaries;

            (15) Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach within 365 days after the date of such purchase or the completion of construction or improvement;

            (16) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Company; provided that such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

            (17) Liens on property at the time the Company or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person; provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

            (18) Liens securing Debt or other obligations of the Company or a Restricted Subsidiary to the Company or a Restricted Subsidiary;

            (19) Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt that is, and is permitted to be under this Agreement, secured by a Lien on (i) the same property securing such Hedging Agreements or (ii) the property described in clause (b)(1) under
      Section 6.1;

            (20) any pledge of the Capital Stock of an Unrestricted Subsidiary to secure Debt of such Unrestricted Subsidiary, to the extent such pledge constitutes an Investment permitted under Section 6.2;

            (21) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is tax-exempt under the Code;

            (22) extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (14), (15) or (16) of this definition, or in clause
      (4) of the definition of Permitted Encumbrances, in connection with the refinancing of the obligations secured thereby; provided that such Lien does not extend to any other property and, except as contemplated by the definition of "Permitted Refinancing Debt," the amount secured by such Lien is not increased;

            (23) Liens with respect to Joint Ventures or other similar arrangements to secure the obligations of one Joint Venture party to another, provided that such Liens do not secure Debt;

            (24) Liens resulting from the deposit of funds or evidences of Debt in trust for the purpose of defeasing Debt of the Company or any Restricted Subsidiary, which defeasance is otherwise permitted under this Agreement;

            (25) Liens on assets of the Company or any Restricted Subsidiary arising as a result of a Sale and Leaseback Transaction otherwise permitted under this Agreement; and

            (26) other Liens not permitted by the foregoing securing obligations in an aggregate amount not exceeding $30,000,000 at any time outstanding.

      "Permitted Refinancing Debt" has the meaning set forth in Section
6.1(b)(5).

      "Person" means an individual, partnership, limited liability partnership, limited liability company, corporation, trust (including a business trust), joint stock company, enterprise, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency, department or instrumentality thereof or any trustee, receiver, custodian or similar official.

      "Plan" means an employee benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group may have any liability.

      "Post-Petition Interest" means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Credit Parties (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

      "Preferred Stock" means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

      "Prime Rate" means a fluctuating rate of interest per annum as shall be in effect from time to time equal to the prime rate of interest publicly announced by the Administrative Agent from time to time as its prime rate, whether or not the Company has notice thereof, when and as said prime rate changes.

      "Principal Subsidiary" means any Subsidiary that (a) owns any Western Hemisphere Receivable or any account into which the proceeds of any Western Hemisphere Receivables are deposited, (b) owns a vessel which is required to be subject to a Mortgage or (c) holds the CMM Note.

      "Property" of any Person means any interest of such Person in any property or asset (whether real, personal or mixed, tangible or intangible).

      "Pro Rata Share" of any amount means, with respect to any LC Participant at any time, the product of (x) such amount times (y) a fraction the numerator of which is the amount of such LC Participant's Commitment in effect at such time and the denominator of which is the Commitments of all LC Participants in effect at such time; provided that if the Pro Rata Share of any LC Participant is to be determined after the Commitments have been terminated, then the Pro Rata Share of such LC Participant shall be determined immediately prior (and without giving effect) to such termination.

      "Process Agent" has the meaning set forth in Section 11.11(b).

      "Qualified Equity Interests" means all Equity Interests of a Person other than Disqualified Equity Interests.

      "Qualified Stock" means all Capital Stock of a Person other than Disqualified Stock.

      "Quarterly Report Date" has the meaning set forth in Section 5.5(b).

      "Regulations T, U, X and D" means, respectively, Regulations T, U, X, and D of the Federal Reserve Board, in each case as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "Reimbursement Obligation" has the meaning set forth in Section 2.1(c).

      "Related Party Transaction" has the meaning set forth in Section 6.10(a).

      "Release" has the meaning set forth in CERCLA or under any other Environmental Law.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section.

      "Required LC Participants" means, at any time, LC Participants (excluding MII, the Company and any of their respective Subsidiaries and Affiliates) having Aggregate Credit Exposures at such time representing at least 66 2/3% of the Aggregate Credit Exposures for all LC Participants (excluding MII, the Company and any of their respective Subsidiaries and Affiliates) at such time.

      "Response" shall have the meaning set forth in CERCLA or under any other Environmental Law.

      "Responsible Officer" means, the Chief Executive Officer, President, Chief Financial Officer, Controller, Treasurer or Secretary of the Company.

      "Restricted Payment" has the meaning set forth in Section 6.2(a).

      "Restricted Subsidiary" means any Subsidiary of the Company other than a Joint Venture or an Unrestricted Subsidiary; provided that, for the purpose of this Agreement, Barmada McDermott (L) Limited shall be a Restricted Subsidiary.

      "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement whereby such Person enters into a lease of property sold by such Person to the lessor in contemplation of such lease (other than a lease entered into solely for the purpose of permitting such Person to complete its commitments under any contractual arrangement with a customer of such Person in existence at the time of the sale to the lessor).

      "S&P" means Standard & Poor's Rating Agency Group, a division of McGraw Hill Companies, Inc., or any successor thereto that is a national credit rating organization.

      "SEC" means the United States Securities and Exchange Commission, and any successor thereto.

      "Secured Obligations" has the meaning set forth in the Security Agreement.

      "Secured Parties" has the meaning set forth in the Security Agreement.

      "Security Agreement" has the meaning specified in Section 3.1(a)(vii).

      "Security Agreement Supplement" has the meaning set forth in the Security Agreement.

      "Senior Secured Notes" means the Company's $200,000,000 Senior Secured Notes due 2013 issued under the terms of the Senior Secured Notes Indenture.

      "Senior Secured Notes Indenture" means the Indenture dated as of December 9, 2003 among the Company, its Subsidiaries party thereto as guarantors, and the Indenture Trustee.

      "Stated Maturity" means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

      "Subordinated Debt" means any Debt of the Company or any Guarantor which is subordinated in right of payment to the Obligations or any guarantee thereof, as applicable, pursuant to a written agreement to that effect.

      "Subsidiary" means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

      "Synthetic Lease Obligations" means an arrangement treated as an operating lease for financial accounting purposes and a financing lease for tax purposes.

      "Tax Group" has the meaning set forth in Section 4.11.

      "Taxes" has the meaning set forth in Section 2.11(a).

      "Termination Event" means (a) the occurrence of a Reportable Event with respect to a Plan, as described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Company or any member of its Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA,
(c) the giving of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC or
(e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

      "Transferee" has the meaning set forth in Section 10.6.

      "Type" has the meaning set forth in Section 1.4.

      "U.S. Government Obligations" means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agency or instrumentality thereof; provided that the full faith and credit of the United States of America is pledged in support thereof.

      "Uniform Commercial Code" or "UCC" has the meaning set forth in the Security Agreement.

      "Unused Commitment" means, at any time for any LC Participant, (a) the amount of such LC Participant's Commitment at such time minus (b) the principal amount of such LC Participant's outstanding LC Advances at such time.

      "Unrestricted Subsidiary" means any Subsidiary of the Company that, at the time of determination, has previously been designated as, and continues to be, an Unrestricted Subsidiary in accordance with the provisions of Section 6.9.

      "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

      "Western Hemisphere Receivables" means any and all accounts receivable payable to a Domestic Subsidiary; provided that (i) such account receivable arises out of a contract governed by the laws of the United States or any State thereof and (ii) the services to be provided under the contract giving rise to such account receivable are to be performed in the Western Hemisphere.

      Section 1.2 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

      Section 1.3 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements most recently delivered pursuant to Section 5.5; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment of any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof (or if the Administrative Agent notifies the Company that the Required LC Participants request an amendment of any provision hereof for such purpose), regardless of whether such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be applied on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

      Section 1.4 Types of LC Advances. LC Advances are distinguished by "Type". The "Type" of an LC Advance refers to the determination whether such LC Advance is a Eurodollar LC Advance or a Base Rate LC Advance, each of which constitutes a Type.

      Section 1.5 Miscellaneous. Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

                                   ARTICLE II

                                   THE CREDITS

      Section 2.1 Letters of Credit.

      (a) Issuance. From time to time from the Closing Date until the fifth Business Day before the Maturity Date, at the request of the Company, the LC Issuer shall, on the terms and conditions hereinafter set forth, issue, increase the stated amount of, or extend the expiration date of Letters of Credit (any such issuance, increase of the stated amount or extension of the expiration date, an "Issuance Event"). All Existing Letters of Credit shall be deemed to be issued pursuant to this Section 2.1 on the Closing Date. No letter of credit will be issued, increased, or extended unless:

            (i) after giving effect to such Issuance Event, (A) the Aggregate Credit Exposure of all LC Participants would not exceed the aggregate Commitments of all LC Participants at the time of such proposed Issuance Event and (B) the LC Exposure of all LC Participants would not exceed 97% of the Unused Commitment of all LC Participants;

            (ii) such proposed Letter of Credit has (or would have after giving effect to any proposed extension) an expiration date not later than the fifth Business Day before the Maturity Date; provided that, any such Letter of Credit may expressly provide that it is renewable automatically for additional periods of not more than twelve months (but in no event may be renewed for periods which extend beyond the fifth Business Day before the Maturity Date) unless the LC Issuer has notified the Company (with a copy to the Administrative Agent) (and the beneficiary of such Letter of Credit so long as the terms of the proposed Letter of Credit require such notice to the beneficiary by the LC Issuer and the LC Issuer shall have sufficient contact information to give such notice) at least 30 days prior to the date of automatic renewal of its election not to renew such Letter of Credit;

            (iii) such proposed Letter of Credit is in form and substance acceptable to the LC Issuer in its sole discretion;

            (iv) the Company has delivered to the LC Issuer a completed Issuance Event Request signed by an Authorized Officer; and

            (v) such proposed Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce

      Publication No. 500, the International Chamber of Commerce Publication No. 590 (ISP 98) or any successor to such publications.

      (b) Participations. Upon the date of any Issuance Event with respect to any Letter of Credit (including in the case of each Existing Letter of Credit, the deemed Issuance Event with respect thereto on the Closing Date), the LC Issuer shall be deemed to have sold to each LC Participant, and each LC Participant shall have been deemed to have purchased from the LC Issuer, a participation in such Letter of Credit equal to such LC Participant's Pro Rata Share on such date. The LC Issuer shall promptly notify the Administrative Agent upon receipt of any Issuance Event Request and shall promptly deliver to the Administrative Agent copies of any such request together with copies of drafts (followed up by copies of the original) of the Letter of Credit or proposed Letter of Credit subject thereto. The Administrative Agent shall promptly notify each LC Participant by telephone, electronic mail, or telecopy of each Letter of Credit issued, increased or extended and the amount of such LC Participant's participation in such Letter of Credit or proposed Letter of Credit.

      (c) Reimbursement. If the LC Issuer makes any LC Disbursement under any Letter of Credit on any day, the Company shall reimburse (such obligation being a "Reimbursement Obligation") the LC Issuer for the amount of such LC Disbursement paid by no later than 4:00 p.m. on the Business Day following the date on which the Company receives notice that an LC Disbursement was made, if such notice was received before 12:00 noon (New York time) on such day or, if such notice has not been received by the Company before such time on such day, not later than 4:00 p.m. on the second Business Day following the day on which the Company receives such notice. If the Company shall not have reimbursed such amount in full to the LC Issuer by such time: (i) notwithstanding any other provision herein to the contrary, such failure to reimburse shall not, unless such time is on or after the Acceleration Date, constitute a Default or an Event of Default, and (ii) if the LC Issuer shall have notified the Administrative Agent of such failure to reimburse, the Administrative Agent shall promptly notify each LC Participant of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such LC Participant's Pro Rata Share thereof (such notice, the "Participation Notice"). Each LC Participant shall, on the third Business Day following receipt of a Participation Notice, pay to the Administrative Agent its Pro Rata Share of the LC Disbursement to which such Participation Notice relates and, in satisfaction of that obligation, hereby irrevocably authorizes the Administrative Agent to withdraw a portion of its LC Deposits (if any) in an amount equal to such LC Participant's Pro Rata Share of such LC Disbursement and pay the same over to the Administrative Agent. The Deposit Bank hereby agrees to effect the withdrawal referred to in the immediately preceding sentence and all other withdrawals and payments requested by the Administrative Agent pursuant to, and in accordance with, the terms of this Agreement. Any payment made by a LC Participant pursuant to this paragraph to reimburse the LC Issuer for LC Disbursements shall constitute a LC Advance and the Company's obligation to reimburse the LC Issuer for such LC Disbursements shall be discharged and replaced by such LC Advance; provided that if the Acceleration Date shall have occurred prior to the reimbursement pursuant to this Section 2.1(c) of any LC Disbursement made, then no LC Advance shall be deemed to have been made and the Company will not be relieved of its Reimbursement Obligations with respect to such LC Disbursement. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the LC Issuer or, to the extent that LC Participants have made payments pursuant to this paragraph to reimburse the LC Issuer for LC Disbursements, then to such LC Participants and the LC Issuer as their interests may appear (it being understood and agreed that any such payment to be made pursuant to this
Section 2.1(c) to a LC Participant shall be made to the Administrative Agent for the account of such LC Participant and paid over to the Deposit Bank for deposit in the LC Deposit Account). In the event that any Reimbursement Obligation is not satisfied on the date on which the applicable LC Disbursement was made, the Company shall pay interest on the unpaid amount of such Reimbursement Obligation
(i) if the Acceleration Date shall have occurred, at the rate payable under
Section 2.7(c), payable on demand and (ii) if the Acceleration Date shall not have occurred, at the LC Deposit Rate then in effect, payable within two Business Days of receipt by the Company of written request therefor.

      (d) Obligations Unconditional. The obligations of the Company under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

            (i) any lack of validity or enforceability of any Letter of Credit Documents;

            (ii) any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

            (iii) the existence of any claim, set-off, defense or other right which the Company may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the LC Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

            (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the LC Issuer would not be liable therefor pursuant to paragraph (e) below;

            (v) payment by the LC Issuer under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

            (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided that nothing contained in this paragraph (d) shall be deemed to constitute a waiver of any remedies of the Company against the LC Issuer in connection with Letters of Credit.

      (e) Liability of LC Issuer. The Company assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the LC Issuer nor any LC Participant nor any of its officers, directors, employees or agents shall be liable or responsible for:

            (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

            (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

            (iii) payment by the LC Issuer against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

            (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (including the LC Issuer's own negligence);

except that the Company shall have a claim against the LC Issuer, and the LC Issuer shall be liable to, and shall promptly pay to, the Company, to the extent of any direct, as opposed to consequential or exemplary, damages suffered by the Company which were caused by (A) the LC Issuer's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) the LC Issuer's willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit as finally determined by a court of competent jurisdiction.

In furtherance and not in limitation of the foregoing, the LC Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

      Section 2.2 LC Deposit.

      (a) On the Closing Date, subject to the satisfaction of the conditions precedent set forth in Article III and unless otherwise agreed by the LC Issuer, each LC Participant shall deposit with the Deposit Bank such LC Participant's LC Deposit in the amount of its Commitment. The LC Deposits shall be held by the Deposit Bank in (or credited to) the LC Deposit Account, and no Person other than the Deposit Bank shall have a right of withdrawal from the LC Deposit Account or any other right or power with respect to the LC Deposits. Notwithstanding anything herein to the contrary, the obligation of each LC Participant in respect of its participation in Letters of Credit shall be satisfied in full upon the funding of its LC Deposit. Each of the Deposit Bank, the Administrative Agent, the LC Issuer and each LC Participant hereby acknowledges and agrees (i) that each LC Participant is funding its LC Deposit to the Deposit Bank for application in the manner contemplated by Section 2.1(c), (ii) the Deposit Bank may invest the LC Deposits in such investments as may be determined from time to time by the Deposit Bank and (iii) the Deposit Bank hereby agrees to pay to each LC Participant a return on its LC Deposit (except as otherwise provided in Sections 2.2(c) and (d)) equal at any time to the LC Deposit Rate, at such time payable monthly in arrears.

      (b) No Credit Party shall have any right, title or interest in or to the LC Deposit Account or the LC Deposits and no Credit Party shall have any obligations with respect thereto (except (x) to refund portions thereof used to reimburse the LC Issuer with respect to LC

Disbursements under a Letter of Credit as provided in Section 2.1(c) or (y) to repay outstanding LC Advances), it being acknowledged and agreed by the parties hereto that the funding of the LC Deposits by the LC Participants, and the application of the LC Deposits in the manner contemplated by Section 2.1(c) constitute agreements among the Deposit Bank, the Administrative Agent, the LC Issuer and each LC Participant with respect to the participation in the Letters of Credit and do not constitute any loan or extension of credit to the Company.

      (c) If the Deposit Bank is not offering Dollar deposits (in the applicable amounts) in the London interbank market, or the Deposit Bank reasonably determines that adequate and fair means do not otherwise exist for ascertaining the LC Deposit Rate, then the LC Deposits (or such parts, as applicable) shall be invested so as to earn a return equal to the greater of the Federal Funds Effective Rate and a rate reasonably determined by the Deposit Bank in accordance with banking industry rules on interbank compensation and the Deposit Bank hereby agrees to pay such greater amount to each LC Participant on its LC Deposit.

      (d) If any LC Advance is repaid by the Company, or if any LC Disbursement under a Letter of Credit that has been funded by the LC Participants from the LC Deposits as provided in Section 2.1(c) shall be reimbursed by the Company, on a day other than on the last day of a LC Deposit Period, the Administrative Agent shall, upon receipt thereof, pay over such amounts to the Deposit Bank which will invest such amounts in overnight or short-term cash equivalent investments until the end of the LC Deposit Period at the time in effect and the Company shall pay to the Deposit Bank, upon the Deposit Bank's request therefor, the amount, if any, by which the interest which would have accrued on a like amount of LC Deposits through the end of the then-current LC Deposit Period shall exceed the interest earned through the investment of the amount so reimbursed for the period from the date of such reimbursement through the end of the applicable LC Deposit Period, as determined by the Deposit Bank (such determination shall, absent manifest error, be presumed correct and binding on all parties hereto). In the event that the Company shall fail to pay any amount due under this Section 2.2(d), the interest payable by the Deposit Bank to the LC Participants on their LC Deposits under Section 2.2(a) shall be correspondingly reduced and the LC Participants shall without further act succeed, ratably in accordance with their Pro Rata Share, to the rights of the Deposit Bank with respect to such amount due from the Company. All repayments or prepayments of LC Advances and all reimbursements of LC Disbursements under a Letter of Credit that has been funded by the LC Participants from the LC Deposits, in each case received by the Administrative Agent prior to the termination of the Commitments, shall be paid over to the Deposit Bank, for the ratable benefit of the LC Participants, and the Deposit Bank will deposit same in the LC Deposit Account.

      Section 2.3 LC Advances.

      (a) LC Advances. Each LC Participant agrees to make LC Advances to the Company as required by and in accordance with Section 2.1(c) during the period from the Closing Date to the Maturity Date (or, if earlier, the Acceleration
Date) in an amount not to exceed such LC Participant's Commitment.

      (b) Interest Elections. Each LC Advance shall initially be deemed to be a single Borrowing of a Eurodollar LC Advance with an Interest Period ending on the last day of the LC Deposit Period then in effect. Thereafter, in order to elect to Convert or Continue the LC

Advances under this Section, the Company shall deliver an irrevocable Notice of Conversion or Continuation to the Administrative Agent at its Applicable Lending Office no later than (i) 11:00 a.m. (New York time) at least one Business Day in advance of such requested Conversion date in the case of a Conversion of a Eurodollar LC Advance to a Base Rate LC Advance or (ii) 11:00 a.m. (New York time) at least three Business Days in advance of such requested Conversion date in the case of a Conversion of a Base Rate LC Advance into a Eurodollar LC Advance or in the case of a Continuation of a Eurodollar LC Advance. Each such Notice of Conversion or Continuation shall be in writing or by facsimile, electronic mail, or telephone, confirmed promptly in writing specifying (A) the requested Conversion or Continuation date (which shall be a Business Day), (B) the amount and Type of the LC Advance to be Converted or Continued, (C) whether a Conversion or Continuation is requested, and if a Conversion, into what Type of LC Advance and (D) in the case of a Conversion to, or a Continuation of, a Eurodollar LC Advance, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each LC Participant with a copy thereof and, in the case of a Conversion to or a Continuation of a Eurodollar LC Advance, notify each LC Participant of the interest rate under Section 2.7(b). Notwithstanding anything in this Agreement to the contrary, (x) Conversions of Eurodollar LC Advances may only be made at the end of the applicable Interest Period for such LC Advances and (y) Conversions of Base Rate LC Advances may be made at any time.

      (c) Certain Limitations. Notwithstanding anything in paragraph (b) above:

            (i) at no time shall there be more than five Interest Periods applicable to outstanding Eurodollar LC Advances;

            (ii) if the Administrative Agent is unable to determine the Eurodollar Rate for any requested Conversion or Continuance and the Administrative Agent gives telephonic or telecopy notice thereof to the Company as soon as practicable, the right of the Company to select Eurodollar LC Advances for such requested Conversion or Continuance or for any subsequent Conversion or Continuance and the obligation of the LC Participants to make such Eurodollar LC Advances shall be suspended until the Administrative Agent shall notify the Company and the LC Participants that the circumstances causing such suspension no longer exist, and each LC Advance subject to such requested Conversion or Continuance shall be a Base Rate LC Advance;

            (iii) (A) if the Required LC Participants shall, by 11:00 a.m. (New York time) at least one Business Day before the date of any requested Conversion or Continuance, notify the Administrative Agent that the Adjusted Eurodollar Rate will not adequately reflect the cost to such LC Participants of making or funding their respective Eurodollar LC Advances and the Administrative Agent gives telephonic or telecopy notice thereof to the Company as soon as practicable, the right of the Company to select Eurodollar LC Advances in such Conversion or Continuation or for any subsequent Conversion or Continuance and the obligation of the LC Participants to make Eurodollar LC Advances shall be suspended until the Administrative Agent shall notify the Company and the LC Participants that the circumstances causing such suspension no longer exist, and each LC Advance subject to Conversion or Continuance shall be a Base Rate LC Advance and (B) each LC Participant agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such LC Participant, subject such LC Participant to any material unreimbursed cost or expense or be otherwise materially disadvantageous to such LC Participant;

            (iv) if the Company shall fail to select the duration of any Interest Period for any Eurodollar LC Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1 and paragraph (b) above or shall fail to deliver a Notice of Conversion or Continuation or to specify the Interest Period for a Eurodollar LC Advance in a Notice of Conversion or Continuation, the Administrative Agent will forthwith so notify the Company and the LC Participants and such LC Advances will be made available to the Company on the date of such requested Conversion or Continuance and will have an Interest Period of one month (subject to the definition thereof); and

            (v) no LC Advance may be Converted to or Continued as a Eurodollar LC Advance at any time when a Default has occurred and is continuing.

      (d) Notices Irrevocable. Each Notice of Conversion or Continuation delivered by the Company shall be irrevocable and binding on the Company. In the case of any Borrowing which the related Notice of Conversion or Continuation specifies is to be comprised of Eurodollar LC Advances, the Company shall indemnify each LC Participant against any loss, out-of-pocket cost or expense actually incurred by such LC Participant as a result of any failure on the part of the Company to convert or continue a Borrowing in accordance with a Notice of Conversion or Continuance, including any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such LC Participant to fund the Conversion or Continuance.

      (e) Noteless Agreement; Evidence of Indebtedness.

            (i) Each LC Participant shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such LC Participant resulting from any LC Advance deemed to have been made by such LC Participant from time to time, including the amounts of principal and interest payable and paid to such LC Participant from time to time hereunder.

            (ii) The Administrative Agent shall also maintain accounts in which it will record (A) the amount of each LC Advance made hereunder, the Type thereof and the Interest Period with respect thereto, (B) the amount of any principal or interest due and payable or to become due and payable from the Company to each LC Participant hereunder and (C) the amount of any sum received by the Administrative Agent hereunder from the Company and each LC Participant's share thereof.

            (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided that the failure of the Administrative Agent or any

      LC Participant to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Obligations in accordance with their terms.

            (iv) Any LC Participant may request that the LC Advance owing to such LC Participant be evidenced by a Note. In such event, the Company shall prepare, execute and deliver to such LC Participant such Note payable to the order of such LC Participant. Thereafter, the LC Advances evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 10.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 10.3, except to the extent that any such LC Participant or assignee subsequently returns any such Note for cancellation and requests that such LC Advances once again be evidenced as described in paragraphs (i) and (ii) above. The Administrative Agent shall maintain the Register described in Section 10.4 regardless of whether any LC Advances are evidenced by a Note.

      Section 2.4 Fees.

      (a) Agent's Fees. The Company agrees to pay to the Administrative Agent the fees as separately agreed upon by the Company and the Administrative Agent.

      (b) Fronting Fees. The Company shall pay to the Administrative Agent for the benefit of the LC Issuer with respect to each Letter of Credit issued by it a letter of credit fee at the rate of 0.125% per annum on the average daily maximum amount available to be drawn under such Letter of Credit from the date of issuance of the Letter of Credit until its expiration date (or, if earlier, the date such Letter of Credit is cancelled or otherwise terminated) and shall be payable for all Letters of Credit monthly in arrears on the last Business Day of each calendar month (beginning with August 31, 2004) and on the Maturity Date. In addition, the Company agrees to pay to the LC Issuer all customary administrative and other transaction costs and fees charged by the LC Issuer in connection with the issuance, amendment, payment and negotiation of a Letter of Credit, such costs and fees to be due and payable on the date specified by the LC Issuer in the invoice for such costs and fees.

      (c) Participation Fee The Company shall pay to the Administrative Agent for the account of each LC Participant (based on such LC Participant's Pro Rata Share) a fee (the "Participation Fee") equal to a rate per annum equal to the Applicable Margin applicable to Eurodollar LC Advances on the aggregate amount of the Unused Commitments for the period from and including the Closing Date to and including the Commitment Termination Date. Accrued Participation Fees shall be due and payable monthly in arrears on the last Business Day of each calendar month (beginning with August 31, 2004) and on the Commitment Termination Date.

      (d) Commitment Reduction Premium, Make Whole Amounts. (i) If any Commitment reduction or termination pursuant to Section 2.8(a) or Section 2.8(b)(ii) occurs on or after the Make Whole Termination Date (as defined below) and prior to the Maturity Date, then on the date of such Commitment reduction or termination the Company shall pay to the Administrative Agent for the account of the LC Participants the Commitment Reduction Premium (as defined below); provided no Commitment Reduction Premium shall be payable with respect to an optional Commitment reduction pursuant to Section 2.8(a) that is made at any time on or after the second anniversary of the Closing Date and before the Maturity Date, in an amount equal to the maximum face amount of Letters of Credit that either (x) expired prior to such date during such period or (y) would have expired during such period but were replaced with new letters of credit prior to such date during such period.

            (i) If any Commitment reduction or termination pursuant to Section 2.8(a) or Section 2.8(b)(ii) occurs prior to the Make Whole Termination Date, the Company shall pay to the Administrative Agent for the account of the LC Participants the Make Whole Amount.

For the purpose of this paragraph (d):

      "Commitment Reduction Premium" means, with respect to any Commitment reduction or termination, a prepayment premium equal to 2.0% of the amount of such Commitment reduction or termination.

      "Make Whole Termination Date" means February 20, 2006.

      "Make Whole Amount" means, with respect to any Commitment reduction or termination on the date of such Commitment reduction or termination, the present value, as determined by the Company and certified by a Responsible Officer to the Administrative Agent, of (a) all required Participation Fee payments due on the amount of Commitment reduction or termination from the date of the Commitment reduction or termination through and including the Make-Whole Termination Date (excluding accrued Participation Fees and assuming that all such Commitments are Unused Commitments) plus (B) the Commitment Reduction Premium that would be due if such prepayment were made on the day after the Make Whole Termination Date, in each case discounted to the date of prepayment at a rate equal to the sum of the Three-Month Eurodollar Rate plus 0.50%.

      "Three-Month Eurodollar Rate" means, on the date of any proposed Commitment reduction or termination, the Eurodollar Rate applicable to Eurodollar LC Advances having an Interest Period of three months commencing on the third Business Day prior to such date.

      (e) Deposit Bank Fees. The Company shall pay to the Deposit Bank for its own account a fee equal to 0.10% per annum on the average daily amount of Unused Commitments, for the period from and including the Closing Date to and including the Commitment Termination Date. Such fees shall be due and payable monthly in arrears on the last Business Day of each calendar month (beginning with August 31, 2004) and on the Commitment Termination Date.

      Section 2.5 Repayment of LC Advances; Cash Collateral.

      (a) Optional. The Company may elect to prepay, in whole or in part, any of the LC Advances owing by it to the LC Participants, after giving prior written notice of such election by (i) 11:00 a.m. (New York time) three Business Days before such prepayment date in the case of Borrowings which are comprised of Eurodollar LC Advances and (ii) 11:00 a.m. (New York

time) on the Business Day of such prepayment, in case of Borrowings which are comprised of Base Rate LC Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Administrative Agent shall give prompt notice thereof to each LC Participant and the Company shall prepay LC Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice; provided that each partial prepayment shall be in an aggregate principal amount not less than $1,000,000.00 and in integral multiples of $500,000.00 in excess thereof (or such lesser amount as may then be outstanding).

      (b) Mandatory. To the extent that a Commitment reduction made in accordance with Section 2.8(b) would result in either (x) the Aggregate Credit Exposure of any LC Participant exceeding such LC Participant's Commitment or (y) the LC Exposure of any LC Participant exceeding 97% of such LC Participant's Unused Commitment, the Company shall reduce the Aggregate Credit Exposure and/or the LC Exposure such that after giving effect to such reduction such excess has been eliminated. Such reductions shall be made to the extent necessary by first prepaying such LC Participant's LC Advances outstanding at such time, and second depositing in the LC Cash Collateral Account an amount of cash equal to 105% of the remaining excess to be held by the Collateral Agent as collateral and applied to satisfy drawings under Letters of Credit as they occur.

      (c) Prepayments Generally. Any prepayment of LC Advances made pursuant to this Section 2.5 shall be made by paying to the Administrative Agent for the benefit of the applicable LC Participants an amount equal to the aggregate principal amount of such prepayment, together with accrued interest on the amount prepaid to the date of such prepayment. Each prepayment of LC Advances shall be applied as provided in Section 2.2(d). Each prepayment pursuant to this
Section 2.5 shall be made in a manner such that all LC Advances comprising part of the same Borrowing are paid in whole or ratably in part. All notices given pursuant to this Section 2.5 shall be irrevocable and binding on the Company.

      (d) Illegality. If any LC Participant shall notify the Administrative Agent and the Company that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such LC Participant or its Applicable Lending Office to perform its obligations under this Agreement or to make or maintain Eurodollar LC Advances then outstanding hereunder, then (A) if not prohibited by law or regulation to maintain such Eurodollar LC Advances for the duration of the Interest Period, on the last day of the Interest Period for each outstanding Eurodollar LC Advance or (B) if prohibited by law or regulation to maintain such Eurodollar LC Advances for the duration of the Interest Period, on the second Business Day following its receipt of such notice: (i) the Company shall by no later than 11:00 a.m. (New York time) prepay Eurodollar LC Advances of such LC Participant then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment, such prepayment to be applied as provided by
Section 2.2(d), (ii) such LC Participant shall be deemed to have simultaneously made a Base Rate LC Advance or, if not otherwise prohibited, make a Eurodollar LC Advance in an amount equal to the aggregate principal amount of the affected Eurodollar LC Advances, and (iii) the right of the Company to select Eurodollar LC Advances with respect to such LC Participant shall be suspended until such LC Participant shall notify Administrative Agent that the circumstances causing such suspension no longer exist.

Each LC Participant agrees to use commercially reasonable efforts (consistent with its internal policies and subject to legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such LC Participant, subject such LC Participant to any material unreimbursed cost or expense or be otherwise disadvantageous to such LC Participant.

      Section 2.6 Repayment. The Company shall repay to the Administrative Agent for the ratable account of the LC Participants, the outstanding principal amount of the LC Advances and any outstanding Reimbursement Obligations in full on the Maturity Date.

      Section 2.7 Interest. The Company shall pay interest on the unpaid principal amount of each LC Advance from the date such LC Advance is deemed to have been made until such principal amount shall be paid in full, at the following rates per annum:

            (a) Base Rate LC Advances. If such LC Advance is a Base Rate LC Advance, a rate per annum equal at all times to the Alternate Base Rate in effect from time to time plus the Applicable Margin, payable in arrears on the last Business Day of each calendar month and on the date such Base Rate LC Advance shall be paid in full.

            (b) Eurodollar LC Advances. If such LC Advance is a Eurodollar LC Advance, a rate per annum equal at all times during the Interest Periods for such LC Advance to the Adjusted Eurodollar Rate for such Interest Period plus the Applicable Margin in effect on each day of such Interest Period for Eurodollar LC Advances, payable on the last day of such Interest Period, and, in the case of Interest Periods of greater than one month, on the last Business Day of each calendar month ending during such Interest Period; provided that the Adjusted Eurodollar Rate for LC Advances for the period commencing on the date on which such LC Advance was first deemed to have been made through the end of the then current LC Deposit Period shall equal the LC Deposit Rate for such period.

            (c) Interest on Overdue Amounts. If any principal or interest on any LC Advance or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such amount shall bear interest, after as well as before judgment, at a rate per annum equal at all times to (i) in the case of overdue principal of any LC Advance, 3% per annum above the rate per annum required to be paid on such LC Advance and, (ii) in all other cases, 3% per annum above the rate per annum required to be paid on Base Rate LC Advances (in each case, without giving effect to the increase in such rate upon the occurrence of an Event of Default).

            (d) Maximum Rate of Interest. In the event the rate of interest chargeable under this Agreement or the Notes at any time (calculated after giving effect to all items charged which constitute "interest" under applicable laws, including fees and margin amounts, if applicable) is greater than the Maximum Rate, the unpaid principal amount of the LC Advances shall bear interest at the Maximum Rate; provided that in each subsequent period in which the applicable rate of interest would otherwise be lower than the Maximum Rate, such interest rate shall be increased to the Maximum Rate until the total amount of interest paid or accrued on the LC Advances equals the amount of interest which would have been paid or accrued on the LC Advances if the stated rates of interest set forth in this Agreement had at all times been in effect.

            If, upon payment in full of the LC Advances, the total amount of interest paid or accrued under the terms of this Agreement and the LC Advances is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Company shall, to the extent permitted without violation of applicable law, pay the Administrative Agent for the ratable account of the LC Participants an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its LC Advances if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its LC Advances if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its LC Advances.

            In the event the LC Participants ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the LC Advances, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Company. In determining whether the interest contracted for, charged or received by the Administrative Agent, the LC Issuer or a LC Participant exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effect thereof and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

      Section 2.8 Commitment Reductions.

      (a) Optional. The Company shall have the right, upon at least five Business Days' notice to the Administrative Agent, to reduce ratably in part the unused portion of the Commitments; provided that (i) each partial reduction of Commitments (other than a Commitment reduction of the type described in the proviso to Section 2.4(d)(i)) shall be in a minimum aggregate amount of $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof; (ii) any such Commitment reduction shall be accompanied by amounts required to be paid pursuant to Section 2.8(d) and (iii) no Commitment reduction shall be permitted if, after giving effect thereto and any concurrent prepayment of the LC Advances made hereunder, either (x) the Aggregate Credit Exposure of any LC Participant would exceed such LC Participant's Commitment or (y) the LC Exposure of any LC Participant would exceed 97% of such LC Participant's Unused Commitment. The Administrative Agent shall give the LC Issuer and the LC Participants prompt notice of any Commitment reduction or termination notice received by it pursuant to this Section 2.8(a). Notwithstanding the foregoing, the Company shall have the right, upon at least five Business Days' notice to the Administrative Agent, to terminate the Commitments, provided that (i) the Company shall have paid in full all outstanding LC Advances and all other Obligations (including all amounts required to be paid pursuant to Section 2.8(d) but excluding contingent expense reimbursement and indemnification Obligations and obligations with respect to Letters of Credit), (ii) the Company shall have entered into arrangements satisfactory to the LC Issuer to cash collateralize all outstanding Letters of Credit in an amount equal to not less than 105% of the amount of the aggregate undrawn maximum face amount of all Letters of Credit and (iii) the LC Issuer shall have agreed in writing that the LC Participants shall be unconditionally released from their obligations pursuant to Section 2.1 to participate in any Letter of Credit or to reimburse the LC Issuer for any LC Disbursements made by the LC Issuer with respect to Letters of Credit.

      (b)   Mandatory.

            (i) Casualty Events. If any Casualty Event shall have occurred, the Company shall, within five Business Days after Casualty Proceeds in respect of such Casualty Event are received by or on behalf of the Company or any Subsidiary, deliver a notice in writing (the "Casualty Event Reduction Notice") to the Administrative Agent, which notice shall (x) state that the Company intends to reduce the Commitments in the amount of such Casualty Proceeds, (y) state the amount thereof and (z) contain an offer to reduce the Commitments of each LC Participant in an amount equal to such LC Participant's Pro Rata Share of such Casualty Proceeds on a specified date (the "Casualty Event Reduction Date"), which shall be the Business Day that is 20 Business Days after the date of the Casualty Event Reduction Notice; provided that no such Commitment reduction shall be required if the aggregate Casualty Proceeds with respect to such Casualty Event does not exceed $5,000,000. The Administrative Agent shall promptly notify each LC Participant of the contents of the Casualty Event Reduction Notice and of such LC Participant's Pro Rata Share of the Casualty Proceeds. Any LC Participant may deliver, not less than three Business Days prior to the proposed Casualty Event Reduction Date, a written notice rejecting the offer set forth in the Casualty Event Reduction Notice (each LC Participant delivering such notice, a "Casualty Event Declining LC Participant" and each other LC Participant, a "Casualty Event Accepting LC Participant"). On the Casualty Event Reduction Date, the Commitments of each Casualty Event Accepting LC Participant shall be reduced, ratably in an aggregate amount equal to such Casualty Event Accepting LC Participant's Pro Rata Share of the Casualty Proceeds (and the Company shall use such Casualty Proceeds to make any payments required to be made pursuant to Section 2.5(b) and 2.8(d)), and each Casualty Event Declining LC Participant's Pro Rata Share of the Casualty Proceeds shall be retained by the Company. Notwithstanding the foregoing, if within five Business Days after Casualty Proceeds with respect to any Casualty Event are received by or on behalf of the Company or any Subsidiary, the Company shall deliver to the Administrative Agent a certificate of a Responsible Officer to the effect that (i) the Company and its Subsidiaries intend to apply the Casualty Proceeds (or a portion thereof specified in such certificate), within 90 days after the receipt of such Casualty Proceeds to repair, restore or replace the Mortgaged Vessel with respect to which such Casualty Proceeds were received and (ii) no Default has occurred and is continuing, then no Casualty Event Reduction Notice will be required to be delivered and no Commitment reduction will be required pursuant to this
      Section 2.8(b)(i) in respect of such Casualty Proceeds (or the portion of such Casualty Proceeds specified in such certificate, if applicable) except that, if any such Casualty Proceeds have not been so applied by the end of such 90-day period, a Casualty Event Reduction Notice will be required to be delivered, and a Commitment reduction will be required to be made, by the Company in accordance with this Section 2.8(b)(i).

            (ii) Asset Sale of Collateral. If the Company or any Subsidiary shall make any Asset Sale of Collateral (other than cash in a Controlled Deposit Account), the Company shall within five Business Days after receipt of the Net Proceeds of such Asset Sale by or on behalf Company or any Subsidiary deliver a notice in writing (an "Asset Sale Reduction Notice") to the Administrative Agent, which notice shall (x) state that the Company intends to reduce the Commitments in an amount equal to the Net Proceeds of such Asset Sale, (y) state the amount thereof and (z) contain an offer to reduce the Commitments of each LC Participant in an amount equal to such LC Participant's Pro Rata Share of such Net Proceeds on a specified date (the "Asset Sale Reduction Date"), which shall be the Business Day that is 20 Business Days after the date of the Asset Sale Reduction Notice. The Administrative Agent shall promptly notify each LC Participant of the contents of the Asset Sale Reduction Notice and of such LC Participant's Pro Rata Share of the Net Proceeds. Any LC Participant may deliver, not less than three Business Days prior to the proposed Asset Sale Reduction Date, a written notice rejecting the offer set forth in the Asset Sale Reduction Notice (each LC Participant delivering such notice, an "Asset Sale Declining LC Participant" and each other LC Participant, an "Asset Sale Accepting LC Participant"). On the Asset Sale Reduction Date, the Commitments of each Asset Sale Accepting LC Participant shall be reduced, ratably in an aggregate principal amount equal to such Asset Sale Accepting LC Participant's Pro Rata Share of the Net Proceeds of such Asset Sale (and the Company shall use such Net Proceeds to make any payments required to be made pursuant to Section 2.5(b) and 2.8(d)) and each Asset Sale Declining LC Participant's Pro Rata Share of the Net Proceeds shall be retained by the Company.

      (c) Termination of Commitments on the Maturity Date. Unless previously terminated, the Commitments shall terminate on the Maturity Date.

      (d) Commitment Reductions Generally. Upon each reduction or termination of Commitments pursuant to this Section 2.8 or on the Maturity Date the Company shall pay accrued Participation Fees on the amount of such reduction to the date of such reduction and amounts, if any, required to be paid pursuant to Section 2.4(d). At the time of any reduction or termination of the Commitments of any LC Participant pursuant to this Section 2.8 or on the Maturity Date (and after giving effect to any payment in accordance with Section 2.5(b) or Section 2.6, as applicable), the Administrative Agent shall request the Deposit Bank to withdraw from the LC Deposit Account and to pay the same over to it, and shall return to such LC Participant, the LC Participant's LC Deposits in an aggregate amount equal to such reduction (or the amount of the Commitment being terminated) and the Deposit Bank agrees that it shall make such withdrawal. Any reduction or termination of the Commitments pursuant to this Section 2.8 shall be permanent, with no obligation of the LC Participants or the LC Issuer to reinstate such Commitments.

      (e) Effect of Notice. All notices given pursuant to this Section 2.8 shall be irrevocable and binding upon the Company.

      Section 2.9 Increased Costs.

      (a) Eurodollar LC Advances. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) in each case after the date hereof, there shall be any increase in the cost to any LC Participant of agreeing to make or making, funding or maintaining Eurodollar LC Advances or to any LC Participant or the LC Issuer of participating in, issuing or maintaining any Letter of Credit, then the Company shall from time to time pay within five Business Days of demand by such LC Participant or the LC Issuer (with a copy of such demand to the Administrative Agent) to the Administrative Agent for the account of such LC Participant or the LC Issuer (as applicable) additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such LC Participant or the LC Issuer (as applicable) for such increased cost; provided that, before making any such demand, each LC Participant or the LC Issuer (as applicable) agrees to use commercially reasonable efforts (consistent with its internal policy and subject to legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such LC Participant or the LC Issuer (as applicable), subject such LC Participant or the LC Issuer (as applicable) to any material unreimbursed cost or expense or be otherwise disadvantageous to such LC Participant; provided further that, prior to any such demand for payment and within 180 days of obtaining knowledge of such increased costs, such LC Participant or the LC Issuer (as applicable) shall have submitted to the Company a certificate indicating the amount of such increased costs and detailing the calculation of such increased costs, such certificate to be conclusive and binding for all purposes, absent manifest error. The provisions of this Section 2.9(a) shall not apply to any introduction, change or compliance relating to Taxes, Other Taxes or taxes expressly excluded from the definition of Taxes in Section 2.11(a).

      (b) Capital Adequacy. If any LC Participant or the LC Issuer determines in good faith that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) implemented or effective after the date hereof affects or would affect the amount of capital required or expected to be maintained by such LC Participant or the LC Issuer (as applicable) or any corporation controlling such LC Participant or the LC Issuer (as applicable) and that the amount of such capital is increased by or based upon the existence of such LC Participant's commitment to make LC Advances or participate in Letters of Credit or the LC Issuer's commitment to issue or maintain any Letters of Credit and other commitments of this type, then, upon demand by such LC Participant or the LC Issuer (as applicable) (with a copy of any such demand to the Administrative Agent), the Company shall within five Business Days of demand pay to the Administrative Agent for the account of such LC Participant or the LC Issuer (as applicable), from time to time as specified by such LC Participant or the LC Issuer (as applicable), additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such LC Participant or the LC Issuer (as applicable), in light of such circumstances, with respect to such LC Participant or the LC Issuer (as applicable), to the extent that such LC Participant or the LC Issuer (as applicable) reasonably determines such increase in capital to be allocable to the existence of such LC Participant's commitment to lend or participate in Letters of Credit or the LC Issuer's commitment to issue or maintain any Letters of Credit, in each case under this Agreement; provided that, prior to any such demand for payment and within 180 days of obtaining knowledge of such increased costs or reduced return, such LC Participant or the LC Issuer (as applicable) shall have submitted to the Company a certificate as to such amount and detailing the calculation of such costs or reduced return, such certificate to be conclusive and binding for all purposes, absent manifest error.

      Section 2.10 Payments and Computations.

      (a) Payment Procedures. Except as otherwise expressly provided herein, the Company shall make each payment under this Agreement not later than 12:00 p.m. (New York time) on the day when due to the Administrative Agent at the Administrative Agent's address specified in Section 11.2 (or such other location as the Administrative Agent shall designate in writing to the Company) in immediately available funds. Each LC Advance and all Reimbursement Obligations shall be repaid and each payment of interest thereon and each payment of fees (including Participation Fees) shall be paid in Dollars. All payments shall be made without setoff, deduction, or counterclaim. The Administrative Agent will promptly thereafter, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent, the LC Issuer or a specific LC Participant pursuant to Section 2.4, 2.5, 2.8, 2.9, 2.11, or 11.4) in accordance with each LC Participant's Pro Rata Share to the LC Participants for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any LC Participant to such LC Participant for the account of its Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement or, in the case of LC Advances funded by LC Participants from LC Deposits, the Administrative Agent shall deposit same in the LC Deposit Account in accordance with Section 2.2(d).

      (b) Computations. All computations of interest with respect to Base Rate LC Advances bearing interest based on the Prime Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest with respect to (i) Base Rate LC Advances bearing interest based on the Federal Funds Rate, (ii) Eurodollar LC Advances,
(iii) fees, and (iv) other amounts shall be made by the Administrative Agent, in each such case on the basis of a year of 360 days and, in each case, for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest, fees or other amounts are payable. Each determination by the Administrative Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

      (c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

      (d) Agent Reliance. Unless the Administrative Agent shall have received written notice from the Company prior to the date on which any payment is due to the LC Participants that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each LC Participant on such date an amount equal to the amount then due to such LC Participant. If and to the extent the Company shall not have so made such payment in full to Administrative Agent, each LC Participant shall repay to the Administrative Agent forthwith on demand such amount distributed to such LC Participant, together with interest, for each day from the date such amount is distributed to such LC Participant until the date such LC Participant repays such amount to the Administrative Agent, at the Federal Funds Effective Rate for such day.

      Section 2.11 Taxes.

      (a) No Deduction for Certain Taxes. Any and all payments by the Company shall be made, in accordance with this Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding in the case of each LC Participant and the Agents, taxes, levies, imposts, deductions, charges or withholdings that are imposed on or measured by its overall net income or receipts, and franchise taxes imposed on it by either the jurisdiction under the laws of which such LC Participant or such Agent (as the case may be) is organized or any political subdivision of that jurisdiction or the jurisdiction of such LC Participant's Applicable Lending Office or principal executive office or any political subdivision of that jurisdiction, and all liabilities with respect thereto (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"), except as may otherwise be required by applicable law. If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any LC Participant or the Agents, (i) the sum payable shall be increased by the amount necessary so that, after making all required deductions, such LC Participant or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions; and (iii) the Company shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

      (b) Other Taxes. In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under or from the execution, delivery or registration or enforcement of, or otherwise with respect to, this Agreement or the other Credit Documents (hereinafter referred to as "Other Taxes").

      (c) Indemnification. If the Company fails to pay any Taxes on payments made hereunder or Other Taxes to the appropriate taxing authority or other Governmental Authority and the LC Participant, the LC Issuer or the Agents (as the case may be) pays the amount due, the Company shall indemnify each LC Participant, the LC Issuer and each Agent for the full amount of such Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.11) paid by such LC Participant, the LC Issuer or such Agent (as the case may be) and any liability (including interest and reasonable expenses) arising therefrom or with respect thereto (whether or not such Taxes or Other Taxes were correctly or legally asserted). Each payment required to be made by the Company in respect of this indemnification shall be made to the Administrative Agent for the benefit of any party claiming such indemnification within fifteen Business Days from the date the Company receives written demand detailing the calculation of such amount from the Administrative Agent on behalf of itself as Administrative Agent, Collateral Agent or Deposit Bank or any such LC Participant or the LC Issuer. If any LC Participant, the LC Issuer or any Agent determines it has received a refund in respect of any Taxes or Other Taxes paid or reimbursed by the Company, such LC Participant, the LC Issuer or Agent, as the case may be, shall within fifteen Business Days pay to the Company the share of such refund relating to the Taxes or Other Taxes paid or reimbursed by the Company. A certificate indicating the amount of such Taxes or Other Taxes and detailing the calculation of such Taxes or Other Taxes shall be submitted by such LC Participant or the LC Issuer to the Company and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error.

      (d) Evidence of Tax Payments. Within 30 days after the date of any payment by the Company of Taxes on payments hereunder, the Company will furnish to the Administrative Agent, at its address referred to in Section 11.2, the original or a certified copy of a receipt evidencing payment of such Taxes or other evidence of such payment which is reasonably acceptable to the Administrative Agent.

      (e)   Exclusions. The Company shall not be required to make payments under
Section 2.11(a) or (c) with respect to (1) Lenders who become Lenders by assignment (in accordance with Section 10.3) if the effectiveness of such assignment occurs after (i) the Internal Revenue Service has taken the position, in a written notice to Company, that withholding under Sections 1441 or 1442 of the Internal Revenue Code is required on payments under this Agreement or similar payments made by Company to non-U.S. holders, or (ii) Company has determined in its reasonable judgment that such withholding is required on any payments under this agreement; or (2) a Lender if the Company's obligation to withhold results solely from the failure of such Lender to provide a properly executed Internal Revenue Service Form W-8 or W-9 which it is legally capable of providing.

      (f) Repayment under Certain Circumstances. If the Company is required by any law or regulation to make any deduction or withholding of Taxes from any sum payable by it under this Agreement and is prevented by law from making the payments required by Section 2.11(a) or (c), upon written notice to the Company from the Administrative Agent (which shall give such notice if, and only if, so requested by any LC Participant) the relevant LC Advances shall be repaid within 30 days of the date such notice is received by the Company together with accrued interest to be applied in accordance with Section 2.2(d).

      (g) Change of Applicable Lending Office. At the request of the Company, each LC Participant agrees to use commercially reasonable efforts (consistent with its internal policies and subject to legal and regulatory restrictions) to, at the Company's expense, file any certificate, form or document reasonably requested in writing by the Company or to designate a different Applicable Lending Office if the making of such filing or designation would avoid the need for or reduce the amount of any payment that may hereafter accrue under this
Section 2.11 and would not, in the reasonable judgment of such LC Participant, subject such LC Participant to any material unreimbursed cost or expense, or be otherwise disadvantageous to such LC Participant.

      (h) Failure to Withhold Taxes. In the event that any taxing authority notifies the Company that it has improperly failed to deduct or withhold any taxes, levies, imposts, deductions, charges or withholdings (other than Taxes or Other Taxes) from a payment made hereunder to a LC Participant, the LC Issuer or an Agent, the Company shall timely and fully pay such amounts to such taxing authority and such LC Participant, the LC Issuer or such Agent shall pay such amount to the Company within fifteen Business Days from the date the Company makes written demand therefor.

      Section 2.12 Assignment of LC Advances and Commitments Under Certain Circumstances. In the event that (i) any LC Participant shall have delivered a certificate pursuant to Section 2.9 or 2.11 indicating any additional amounts owed by the Company or (ii) the Company shall be required to pay any additional amounts pursuant to Section 2.5(d), the Company shall have the right (unless such LC Participant shall have eliminated the circumstance giving rise to the additional amount owed by the Company or otherwise waived receipt of such additional amount), at its own expense, upon notice to such LC Participant and the Administrative Agent, to require such LC Participant to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.3) all its interests, rights and obligations under this Agreement and the other Credit Documents to an Eligible Assignee which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority to which such LC Participant is subject, (ii) the assignee shall pay to the affected LC Participant in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the LC Advances made by such LC Participant hereunder plus the amount of, and interest accrued with respect to, any LC Deposit of such LC Participant, (iii) the Company shall pay to the affected LC Participant in immediately available funds all accrued Participation Fees, and all other fees and other amounts owing to such affected LC Participant, including without limitation the additional amounts owed pursuant to Sections 2.2(d), 2.9 or 2.11, if any and (iv) such assignment will result in a material reduction in such additional amounts in the future.

      Section 2.13 Sharing of Payments, etc.If any LC Participant shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of the LC Advances made by it or its participation in LC Disbursements in excess of its Pro Rata Share of payments on account of the LC Advances or participations in LC Disbursements obtained by all the LC Participants, such LC Participant shall notify the Administrative Agent and forthwith purchase from the other LC Participants such participations in the LC Advances and participations in LC Disbursements made by them as shall be necessary to cause such purchasing LC Participant to share the excess payment ratably in accordance with the requirements of this Agreement with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing LC Participant, such purchase from each LC Participant shall be rescinded and such LC Participant shall repay to the purchasing LC Participant the purchase price to the extent of such LC Participant's ratable share (according to the proportion of (a) the amount of the participation sold by such LC Participant to the purchasing LC Participant as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such LC Participant's ratable share (according to the proportion of (i) the amount of such LC Participant's required repayment to the purchasing LC Participant to
(ii) the total amount of all such required repayments to the purchasing LC Participant) of any interest or other amount paid or payable by the purchasing LC Participant in respect of the total amount so recovered. The Company agrees that any LC Participant so purchasing a participation from another LC Participant pursuant to this Section 2.13 may, to the fullest extent permitted by law, unless and until rescinded as provided above, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such LC Participant were the direct creditor of the Company in the amount of such participation.

      Section 2.14 Applicable Lending Offices. Each LC Participant may book its LC Advances at any Applicable Lending Office selected by such LC Participant and may change its Applicable Lending Office from time to time. All terms of this Agreement shall apply to any such Applicable Lending Office and the LC Advances shall be deemed held by each LC Participant for the benefit of such Applicable Lending Office. Each LC Participant may, by written notice to the Administrative Agent and the Company, designate replacement or additional Applicable Lending Offices through which LC Advances will be made by it and for whose account repayments are to be made.

                                   ARTICLE III

             CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

      Section 3.1 Initial Conditions Precedent. The occurrence of the Closing Date and the obligation of the LC Issuer to issue the Existing Letters of Credit on the Closing Date is subject to the following conditions precedent:

      (a) Documentation. On or before the proposed Closing Date, the Agents, the LC Issuer and the LC Participants shall have received the following, each dated on or before such day, duly executed by all the parties thereto, to the extent applicable, and in form and substance satisfactory to them:

            (i)   this Agreement and all attached Exhibits and Schedules;

            (ii) any Note requested by a LC Participant pursuant to Section 2.3(e) payable to the order of such requesting LC Participant in the amount of its Commitment which Note shall evidence LC Advances made by such LC Participant as and when such LC Advances are made;

            (iii) evidence from the appropriate Governmental Authority certifying as to the good standing, existence and corporate authority of the Company and each of the Principal Subsidiaries in all jurisdictions where required by the Administrative Agent or the Required LC Participants;

            (iv) a certificate dated as of the Closing Date from a Responsible Officer of the Company stating that (A) all representations and warranties of such Person set forth in this Agreement and in the other Credit Documents to which it is a party are true and correct in all material respects; (B) no Default has occurred and is continuing and (C) the conditions in this Section 3.1 have been met;

            (v) copies, certified as of the Closing Date by a Secretary or an Assistant Secretary of the appropriate Person of (A) the resolutions of the Board of Directors of the Company and each Principal Subsidiary approving the Credit Documents to which it is a party and the transactions contemplated thereby; (B) the organizational documents of the Company and each Principal Subsidiary and (C) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Credit Documents;

            (vi) certificates of a Secretary or an Assistant Secretary of the Company and each of the Principal Subsidiaries certifying as of the Closing Date the names and true signatures of officers of the Company and the Principal Subsidiaries signing this Agreement or any other Credit Document delivered on the Closing Date and to which the Company and such Principal Subsidiaries are a party;

            (vii) (A) a security agreement in substantially the form of Exhibit F hereto (together with each security agreement supplement delivered hereunder the "Security Agreement"), duly executed by the Company and each Principal Subsidiary that is a Domestic Subsidiary or is the payee of the CMM Note and (B) the Mortgage together with, in each case, all documents and instruments, including financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created on the Closing Date by the Collateral Documents and perfect or record such Liens to the extent, and with the priority, required by the Collateral Documents;

            (viii) a certificate from the Chief Financial Officer of the Company
      (A) attesting to the matters set forth in Section 4.22; (B) certifying and attaching a business plan prepared by the Company for the Company and its Subsidiaries on a consolidated basis, for the remainder of 2004 and for 2005 and 2006, and a written analysis of such business plan; (C) certifying as true and correct copies the Financial Statements and the Interim Financial Statements theretofore delivered to the Administrative Agent and each LC Participant; and (D) certifying that the projections most recently supplied to the Administrative Agent, the LC Issuer and certain LC Participants prior to the date of this Agreement in connection with the transactions contemplated by this Agreement remain accurate in all material respects to the best knowledge of such officer, or describing changes to such projections which shall not, individually or in the aggregate, be materially adverse to the LC Issuer or the LC Participants;

            (ix)  opinions of the following counsel:

                  (A)   Baker Botts L.L.P., special counsel for the Credit
            Parties;

                  (B)   John T. Nesser III, General Counsel of the Company;

                  (C)   Durling & Durling, Panamanian counsel to the Credit
            Parties;

                  (D) Gardere Wynne Sewell LLP, maritime counsel for the Administrative Agent; and

                  (E) Azman, Davidson & Co., Malaysian counsel to certain Credit Parties;

            (x) acknowledgment from CT Corporation System as of the Closing Date with respect to its irrevocable appointment by the Company and each Principal Subsidiary pursuant to Section 11.11(b);

            (xi) such other documents, governmental certificates and agreements as the Administrative Agent or any LC Participant may reasonably request; and

            (xii) evidence of insurance held by the Company and its Subsidiaries with respect to the DB26 vessel as of the Closing Date.

      (b) Payment of Fees. On the Closing Date, the Company shall have paid the fees required to be paid to the Agents, the Arranger, the LC Issuer and the LC Participants on the Closing Date pursuant to the terms hereof and all costs and expenses which have been invoiced and are payable pursuant to Section 11.4 or the Fee Letter.

      (c) Other Debt. All Intercompany Debt required to be subordinated pursuant to Section 6.1(b)(2) shall have been subordinated to the Obligations pursuant to the Master Subordination Agreement.

      (d) Financial Statements. The Administrative Agent, the LC Issuer and the LC Participants shall have received true and correct copies of the Financial Statements, the Interim Financial Statements and such other financial information as the Administrative Agent may reasonably request.

      (e) No Proceeding or Litigation; No Injunctive Relief. No action, suit, investigation or other proceeding (including the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement or any transaction contemplated hereby, (ii) related to the ownership or control of the Company and its Subsidiaries or any of their respective Properties, or (iii) which, in any case, in the reasonable judgment of the LC Issuer or any LC Participant, could reasonably be expected to have a Material Adverse Effect.

      (f) Consents, Licenses, Approvals, etc. The Administrative Agent shall have received true copies (certified to be such by a Responsible Officer) of all consents, licenses and approvals, if any, required on or before the Closing Date in accordance with any applicable Legal Requirement in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Credit Documents. In addition, the Company and its Subsidiaries shall have obtained all such material consents, licenses and approvals, if any, required on or before the Closing Date in connection with the continued operation of the Company and its Subsidiaries, and such approvals shall be in full force and effect.

      (g)   Collateral Matters.

                  (A) The Company and each Principal Subsidiary shall have obtained all consents and approvals required by any applicable Legal Requirement or contract to be obtained by it in connection with the execution and delivery of all Collateral Documents to which it is party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder,

                  (B) The Company and each Principal Subsidiary shall have taken all actions required under the Collateral Documents to create, perfect, register and/or record the Liens granted by it thereunder,

                  (C) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Company and each Principal Subsidiary in the jurisdictions contemplated by the Collateral Documents and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Collateral Agent that the Liens indicated by such financing statements (or similar documents) have been released or are (x) if such Liens are on Collateral, Permitted Encumbrances and (y) otherwise, Permitted Liens,

                  (D) The Company shall have delivered the CMM Note, to the Collateral Agent, together with an appropriate note power.

      Section 3.2 Conditions Precedent to Each Issuance Event. The obligation of the LC Issuer to issue, extend or increase any Letter of Credit, including without limitation, the Existing Letters of Credit deemed issued on the Closing Date, shall be subject to the further conditions precedent that the following statements shall be true on and as of the date of such proposed Issuance Event (and each Issuance Event Request with respect to a Letter of Credit shall constitute a representation and warranty by the Company that such statements are true on and as of such date):

            (a) Representations and Warranties. The representations and warranties contained in Article IV and in each Credit Document are correct in all material respects on and as of the date of such proposed Issuance Event before and after giving effect to the proposed Issuance Event as though made on, and as of, such date (or, in the case of any representations or warranties that, by their terms refer to a specific date other than the date of such issuance, extension or increase in which case as of such specific date);

            (b) No Default. No Default has occurred and is continuing or would result from the proposed Issuance Event or the application of the proceeds therefrom; and

            (c) No Injunction. No injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against the Company, any Agent, any LC Participant, or any of their Affiliates.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      Each Credit Party jointly and severally represents and warrants as follows:

      Section 4.1 Existence; Subsidiaries. Each of the Credit Parties is duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification and where a failure to be qualified could reasonably be expected to have a Material Adverse Effect.

      Section 4.2 Power and Authority. Each of the Credit Parties has the organizational power and authority to execute and deliver the Credit Documents to which it is a party and to perform its obligations thereunder. The execution, delivery, and performance by the Credit Parties of this Agreement and the other Credit Documents to which each is a party and the consummation of the transactions contemplated hereby, including the making of the LC Advances and the use of proceeds thereof and the issuance, increase or extension of the Letters of Credit and the use of the proceeds thereof, (a) have been duly authorized by all necessary organizational action, (b) do not contravene (i) such Credit Party's organizational documents, (ii) any Legal Requirement binding on or affecting such Credit Party, or (iii) the provisions of any credit agreement, indenture, instrument or other financing agreement or other material agreement to which such Credit Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder and (c) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

      Section 4.3 Authorization and Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required on the part of the Credit Parties for the due execution, delivery and performance by the Credit Parties of this Agreement and the other Credit Documents to which each is a party or the consummation of the transactions contemplated thereby (including borrowing of the LC Advances and or the use of the proceeds of such LC Advances and the issuance, increase or extension of Letters of Credit or the use of proceeds thereof), except actions by, and notices to or filings with, Governmental Authorities (including the SEC) that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Credit Documents.

      Section 4.4 Enforceable Obligations. This Agreement and the other Credit Documents to which each of the Credit Parties is a party have been duly executed and delivered by such Credit Party. Each Credit Document to which each Credit Party is a party is the legal, valid, and binding obligation of such Credit Party and is enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting creditors' rights generally or general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law or under applicable legal codes).

      Section 4.5 Financial Statements.

      (a) The Company has delivered to the Administrative Agent the Financial Statements and the Interim Financial Statements, and the Financial Statements and the Interim Financial Statements are accurate and complete in all material respects and present fairly in all material respects the consolidated financial condition and results of operations of the Company and its Subsidiaries as of their respective dates and for their respective periods in accordance with GAAP, as in effect as of the date of the most recent balance sheet included in the Financial Statements or the Interim Financial Statements (as applicable). As of the date of the Financial Statements and the Interim Financial Statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the Company or any of its Subsidiaries, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP, as in effect as of the date of the most recent balance sheet included in the Financial Statements or Interim Financial Statements (as applicable). On the Closing Date there are no Off-Balance Sheet Liabilities of the Company or any of its Subsidiaries other than those described on Schedule 4.5.

      (b) Since December 31, 2003, (a) there has been no material adverse change in the business, Property, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries, taken as a whole and (b) no event or circumstance has occurred or is continuing which could reasonably be expected to have a material adverse effect on any Credit Party's ability to perform its obligations under this Agreement, any Note or any other Credit Document to which it is a party.

      Section 4.6 True and Complete Disclosure. The Company has disclosed to the Agents, the LC Issuer and the LC Participants (other than LC Participants who were not party to confidentiality agreements on or prior to the Closing Date or who requested not to receive certain kinds of information) all agreements, instruments and corporate or other restrictions to which any Credit Party is subject, and all other matters known to any of them that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. All factual information (whether delivered before or after the Closing Date but excluding projections) furnished by or on behalf of the Credit Parties to the Agents, the LC Issuer and the LC Participants for purposes of or in connection with this Agreement, any other Credit Document or any transaction contemplated hereby or thereby is true and accurate (taken together with all other information furnished by or on behalf of the Credit Parties) in all material respects as of the date as of which such information is dated or certified (or, if not dated and certified, as of the date as of which such information is provided) and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole), in light of the circumstances under which they were or are provided, not misleading as of such time. All projections and estimates furnished by or on behalf of the Credit Parties to the Agents, the LC Issuer and the LC Participants concerning the Company and its Subsidiaries have been or will be prepared based on good faith estimates and based upon assumptions believed by the Company to be reasonable in all material respects at the time of such preparation.

      Section 4.7 Litigation. Except as set forth in Schedule 4.7, there is no pending or, to the knowledge of any Responsible Officer, threatened action or proceeding affecting the Company or any of its Subsidiaries before any court, Governmental Authority or arbitrator, that could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note or any other Credit Document. Additionally, there is no pending or, to the knowledge of any Responsible Officer of the Company, threatened action or proceeding instituted against the Company or any of its Subsidiaries which seeks to adjudicate the Company or any of its Subsidiaries as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.

      Section 4.8 Use of Proceeds. The Company and its Subsidiaries are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U).

      Section 4.9 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      Section 4.10 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", as such terms are used in the Public Utility Holding Company Act of 1935, as amended.

      Section 4.11 Taxes. All federal, state, local and foreign tax returns, and all reports and statements with respect to taxes or similar governmental charges (other than returns, reports and statements the failure of which to file could not reasonably be expected to create or cause material liabilities of the Company and its Subsidiaries), in each case required to be filed (after giving effect to any extension granted in the time for filing) by the Company or any Subsidiary of the Company within the Controlled Group (hereafter collectively called the "Tax Group") have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed (except where any obligation to so file is being contested in good faith and by appropriate proceedings and after adequate reserves for such items have been made in accordance with GAAP), and all taxes and similar governmental charges (which are material in amount) due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings and after providing adequate reserves therefor. Except as set forth in Schedule 4.11, as of the date hereof none of the Company or any member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or similar governmental charges. There is no written proposed tax assessment against the Company or any other members of the Tax Group that would, if made, have a Material Adverse Effect. Proper and accurate amounts have been withheld by the Company and all other members of the Tax Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law (except where contested in good faith and by appropriate proceedings and after providing adequate reserves therefor). Timely payment of all material sales and use taxes required by applicable law have been made by the Company and all other members of the Tax Group. The Company does not intend to treat the LC Advances and Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4).

      Section 4.12 Pension Plans. Except as set forth in Schedule 4.12, no Termination Event has occurred with respect to any Plan within the six years prior to the Closing Date, and each Plan has complied in all material respects in accordance with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. To the extent any such action or inaction could reasonably be attributable to the Company or to the knowledge of a Responsible Officer of the Company, no Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied in all material respects with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. The present value of all benefits vested and unvested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested and unvested benefits in any amount that could reasonably be expected to have a Material Adverse Effect. None of the Company or any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any material withdrawal liability. As of the most recent valuation date applicable thereto, none of the Company or any member of the Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization. Based upon GAAP existing as of the Closing Date and current factual circumstances, the Company has no reason to believe that the annual cost during the term of this Agreement to the Company or any of its Subsidiaries for post-retirement benefits to be provided to the current and former employees of the Company or any of its Subsidiaries under welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 4.13 Condition of Property; Casualties.

      (a)   Except as otherwise permitted by this Agreement, including Section
4.16 and the requirements of Section 5.6, the material items of tangible Property necessary for the conduct of business of the Company and its Subsidiaries are in good repair and working condition, normal wear and tear excepted, and none of such Property is subject to any Lien, except Permitted Liens and (b) none of the Company or any of its Subsidiaries has knowingly or willfully permitted the commission of waste or other injury or released Hazardous Substances on or about any of their owned or operated property in violation of applicable Environmental Laws. Neither the business nor the material Properties of the Company and each of its Subsidiaries has been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy, which effect would reasonably be expected to have a Material Adverse Effect.

      Section 4.14 Insurance. Each of the Company and its Subsidiaries carries the insurance required to be carried under Section 5.2.

      Section 4.15 No Burdensome Restrictions; No Defaults. None of the Company or any of its Subsidiaries is a party to any indenture, loan or credit agreement (other than the Credit Documents) or any lease or other agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation that would reasonably be expected to have a Material Adverse Effect. None of the Company or any of its Subsidiaries is in default under or has received any notice of default with respect to any contract, agreement, lease or other instrument (other than the Credit Documents) to which the Company or any of its Subsidiaries is a party and which is continuing and, if not cured, could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

      Section 4.16 Environmental Condition. Except as disclosed on the attached
Schedule 4.16:

      (a) The Company and its Subsidiaries (i) have obtained all material Environmental Permits necessary for the ownership and operation of their respective material Properties and the conduct of their respective businesses,
(ii) have been and are in compliance with all material terms and conditions of such Environmental Permits and with all other material requirements of applicable Environmental Laws, (iii) have not received notice of any material violation or alleged violation of any Environmental Law or Environmental Permit, and (iv) are not subject to any material actual or contingent Environmental Claim.

      (b) None of the present or previously owned or operated Properties of the Company or of any of its present or former Subsidiaries, wherever located,
(i) has been placed on or proposed to be placed on the National Priorities List or CERCLIS, or their state or local analogs, nor has the Company or any of its Subsidiaries been otherwise notified of the designation, listing or identification of any Property of the Company or any of its present or former Subsidiaries as a potential site for future removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws (except as such activities may be required by permit conditions), (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Company or any of its present or former Subsidiaries, wherever located, or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response and none of the Company or any of its present or former Subsidiaries has generated or transported or has caused to be generated or transported Hazardous Substances to any third party site which could reasonably be expected to result in the need for Response.

      (c) Without limiting the foregoing, the present and future liability, if any, of the Company or any of its Subsidiaries, which could reasonably be expected to arise in connection with requirements under Environmental Laws could not reasonably be expected to have a Material Adverse Effect.

      Section 4.17 Title to Property. Each of the Company and its Subsidiaries has good and indefeasible title in all its material Property, and none of such Property is subject to any Lien, except (x) if such Property is Collateral, Permitted Encumbrances and (y) otherwise, Permitted Liens.

      Section 4.18 Subsidiaries and Joint Ventures; Corporate Structure. The Subsidiaries and Joint Ventures of the Company listed on Schedule 4.18 constitute all of the Subsidiaries and Joint Ventures of the Company on the Closing Date. Schedule 4.18 correctly lists the names, ownership and jurisdictions of incorporation or formation of each of the Company's Subsidiaries and Joint Ventures as of the Closing Date.

      Section 4.19 Labor Relations. None of the Company nor its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the knowledge of any Responsible Officer, threatened against any of them, before the National Labor Relations Board (or any successor United States federal agency that administers the National Labor Relations Act), and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the knowledge of any Responsible Officer, threatened against any of them, (b) no strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the knowledge of any Responsible Officer, threatened against the Company or any of its Subsidiaries and (c) no union representation petition existing with respect to the employees of the Company or any of its Subsidiaries and no union organizing activities are taking place, except with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate, such as could not reasonably be expected to have a Material Adverse Effect.

      Section 4.20 Guarantors. All of the Company's Material Subsidiaries are Guarantors under Article VIII hereof.

      Section 4.21 Intellectual Property. The Company and each of its Subsidiaries has obtained all material patents, trademarks, service marks, trade names, copyrights, licenses and other intellectual property rights, that are necessary for the operation of their businesses taken as a whole as presently conducted.

      Section 4.22 Solvency.

      (a) On the Closing Date, (i) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis, (ii) the present fair saleable value of the Property of the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

      (b) The Company does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, on a consolidated basis, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Debt or the Debt of such Subsidiary.

      (c) No transfer of property is being made by the Company or any Subsidiary of the Company, and no obligation is being incurred by the Company or any Subsidiary of the Company, in connection with the transactions contemplated by this Agreement or the other Credit Documents with the intent to hinder, delay, or defraud either present or future creditors of the Company or its Subsidiaries.

      Section 4.23 Compliance with Laws. The Company and its Subsidiaries have complied in all material respects with all material statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

      So long as the LC Advances or any amount under any Credit Document shall remain unpaid, or any LC Participant shall have any Commitment, the Company agrees to comply with the following covenants.

      Section 5.1 Compliance with Laws, etc. The Company shall, and shall cause each of its Subsidiaries to, comply with all Legal Requirements and all of its material contractual obligations except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality and coverage of the foregoing, the Company shall, and shall cause each of its Subsidiaries to, comply with all applicable Environmental Laws, and all Legal Requirements with respect to equal employment opportunity and employee safety in all jurisdictions in which the Company and its Subsidiaries do business, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

      Section 5.2 Maintenance of Insurance.

      (a) The Company shall, and shall cause each of its Subsidiaries to maintain insurance consistent with past practices in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar Properties in the same general areas in which such Credit Party or such Subsidiary operates;

      (b) The Company shall, and shall cause each of its Subsidiaries to, renew all such insurance, including the Insurance Policies, as they expire and so as to ensure that there is no gap in coverage, keep the Collateral Agent advised of the progress of such renewals, and shall provide evidence of such renewal in writing to the Collateral Agent as and when each such renewal is effected.

      (c) The Company shall, and shall cause each of its Subsidiaries to, punctually pay all premiums, calls, contributions or other sums payable in respect of such insurance, including the Insurance Policies, and produce all relevant receipts when so required by the Collateral Agent.

      (d) The Company shall, and shall cause each of its Subsidiaries to, upon the written request of the Collateral Agent, deliver to the Collateral Agent true and complete copies of all such insurance policies, including the Insurance Policies.

      (e) Upon the written request of the Collateral Agent, provided no such request shall be made more frequently than once per year, the Company shall deliver to the Collateral Agent copies of all cover notes, binders and certificates of entry and all endorsements and riders supplemental thereto in respect of Insurance Policies maintained pursuant to this Section 5.2.

      Section 5.3 Preservation of Existence, Etc. Except as permitted by Section
6.11 and 6.12, each of the Credit Parties shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which qualification is necessary in view of its business and operations or the ownership of its Properties to the extent the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

      Section 5.4 Payment of Taxes, Etc. The Company shall, and shall cause each of its Subsidiaries to, pay and discharge before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its Property; provided that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been provided.

      Section 5.5 Reporting Requirements. The Company will furnish, or will cause the applicable Credit Party to furnish, to the Administrative Agent (with sufficient copies for the Administrative Agent to distribute to the LC Participants):

      (a) Defaults. As soon as possible after (x) the occurrence of a Default which is continuing on the date of such statement or (y) the actual or alleged invalidly of any Lien or security interest purported to be created under any Collateral Document, in either case of which any Responsible Officer has notice, a statement of a Responsible Officer setting forth the details of such Default or actual or alleged invalidity and the actions which the Credit Parties have taken and propose to take with respect thereto;

      (b) Quarterly Financials. As soon as available and in any event not later than 50 days after the end of each fiscal quarter of the Company ("Quarterly Report Date"), the unaudited consolidated balance sheet of the Company and its Subsidiaries, as of the end of such fiscal quarter, and the consolidated statements of income and cash flows of the Company and its Subsidiaries, each for the fiscal quarter then ended and for the period commencing at the end of the previous year and ending with the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and duly certified with respect to such statements (subject to year-end audit adjustments) by an authorized financial officer of the Company as having been prepared in accordance with GAAP;

      (c) Audited Annual Financials. As soon as available and in any event not later than 120 days after the end of such fiscal year of the Company ("Annual Report Date"), copies of the annual audit report for such fiscal year for the Company, including therein the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, consolidated statements of income, changes in owners' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, in each case accompanied by a report and opinion of independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent and the Required LC Participants, which report and opinion shall be prepared in accordance with generally accepted auditing standards;

      (d) Compliance Certificates. On each Quarterly Report Date and on each Annual Report Date, a Compliance Certificate for the fiscal quarter or fiscal year then ended certifying as to whether any Default has occurred and is continuing and, if so, setting forth the details of such Default and the actions which the Credit Parties have and propose to take with respect thereto;

      (e) Management Letters. Promptly upon receipt thereof and following such time as the appropriate officers of the Company shall have had reasonable time to respond thereto, a copy of each formal report or "management letter" submitted to the Company by its independent accountants in connection with any annual, interim or special audit made by it of the books of the Company;

      (f) Budgets and Projections. Following the end of each fiscal year of the Company and no later than 10 Business Days after approval by the board of directors of MII, but in any event no later than 90 days after year end, a consolidated budget of the Company and its Subsidiaries prepared by management of the Company for the next fiscal year which includes projected consolidated income statements, balance sheets and cash flow statements of the Company and its Subsidiaries for each of the four fiscal quarters occurring during such fiscal year;

      (g) Other Creditors. Promptly after the giving or receipt thereof, copies of any material notices given or received by the Company or any Subsidiary pursuant to the terms of any indenture, loan agreement, credit agreement, or similar agreement;

      (h) Securities Law Filings and other Public Information. Promptly and in any event within 10 days after the sending or filing thereof, copies of all proxy material, reports and other information which MII or the Company sends to the holders of its public securities generally, or files with the SEC, or otherwise makes available to the public or the financial community generally;

      (i) Termination Events. As soon as possible and in any event within five Business Days after a Responsible Officer knows or has reason to know that any Termination Event with respect to any Plan has occurred, other than a Termination Event described on Schedule 4.12, a statement of a senior financial officer of the Company or such Subsidiary describing such Termination Event and the action, if any, which the Company or such Subsidiary proposes to take with respect thereto;

      (j) Termination of Plans. Promptly and in any event within five Business Days after receipt thereof by the Company or any member of the Controlled Group from the PBGC, copies of each notice received by the Company or any such member of the Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

      (k) Other ERISA Notices. Promptly and in any event within five Business Days after receipt thereof by the Company or any member of the Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by the Company or any member of the Controlled Group concerning the imposition of withdrawal liability pursuant to Section 4202 of ERISA in an amount that could reasonably be expected to have a Material Adverse Effect;

      (l) Disputes, etc. Promptly and in any event within three Business Days after a Responsible Officer becomes aware thereof, written notice of any claims, proceedings, or disputes pending, or to the knowledge of a Responsible Officer threatened, or affecting the Company or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

      (m) Material Changes. Prompt written notice of any condition or event of which the Company or any of its Subsidiaries has knowledge, which condition or event has resulted or may reasonably be expected to have a Material Adverse Effect;

      (n) Environmental Notices. Promptly upon the receipt thereof by the Company or any of its Subsidiaries, a copy of any form of notice, summons or citation received from the EPA, or any other Governmental Authority or any other third party, concerning (i) material violations or alleged violations of Environmental Laws, which seeks to impose liability on the part of the Company or any of its Subsidiaries therefor, (ii) any material action or omission on the part of the Company or any of its Subsidiaries in connection with Hazardous Waste or Hazardous Substances, (iii) any notice of potential responsibility under CERCLA or any analogous law, or (iv) concerning the filing of a Lien pursuant to any Environmental Law other than a Permitted Lien upon, against or in connection with the Company or any of its Subsidiaries, or any of their leased or owned material Property, wherever located;

      (o) Western Hemisphere Receivables. Concurrently with the delivery of financial statements pursuant to Section 5.5(b) and Section 5.5(c), a report in the format delivered to the Administrative Agent prior to the Closing Date, identifying each Western Hemisphere Receivable and the amount thereof.

      (p) Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Company and its Subsidiaries as the Administrative Agent, the LC Issuer or any LC Participant may from time to time reasonably request.

      Section 5.6 Maintenance of Property. The Company shall, and shall cause each of its Subsidiaries to (a) maintain their material items of tangible Property necessary for the conduct of its business in good repair and working condition, except for normal wear and tear and as otherwise permitted by this Agreement and (b) not knowingly or willfully permit the commission of waste or other injury, or the release of Hazardous Substances on or about the owned or operated property in violation of applicable Environmental Laws.

      Section 5.7 Inspection. From time to time during regular business hours upon reasonable prior notice, the Company shall, and shall cause each of its Subsidiaries to, (a) permit the Administrative Agent or any LC Participant to examine and copy their financial books and records, (b) permit the Administrative Agent and the LC Participants to visit and inspect their properties and (c) permit the Administrative Agent and LC Participants to discuss the business operations and Properties of the Company and its Subsidiaries with their officers and directors.

      Section 5.8 Use of Proceeds. The Company will not engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U).

      Section 5.9 Books and Records. The Company will keep, and will cause each of its Subsidiaries to keep, adequate records and books of account in which complete entries will be made in accordance with GAAP (subject to year-end adjustments), reflecting all financial transactions of such Person. The Company shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP, and each of the financial statements described herein shall be prepared from such system and records.

      Section 5.10 New Subsidiaries. Within 5 Business Days after (a) the date of the creation or acquisition of any new Subsidiary that is a Material Subsidiary or (b) the date that any existing Subsidiary becomes a Material Subsidiary for any reason, the Company shall, in each case, (i) cause such Subsidiary to guarantee the Obligations by executing and delivering to the Administrative Agent (with sufficient originals for each applicable LC Participant) a Joinder Agreement to guarantee the Obligations, (ii) in the case of any Principal Subsidiary that is a Domestic Subsidiary, deliver a Security Agreement Supplement pursuant to which such Subsidiary will become party to the Security Agreement, and (iii) with respect to any Principal Subsidiary, (A) deliver such other Collateral Documents and take such other actions necessary to create the Liens intended to be created by the Collateral Documents and perfect or record such Liens to the extent, and with the priority, required by the Collateral Documents, (B) deliver certificates and documents of the type referred to in Sections 3.1(a)(iii), 3.1(a)(v) and 3.1(a)(vi) and (C) cause CT Corporation Systems to be irrevocably appointed pursuant to Section 11.11(b).

      Section 5.11 Further Assurances. The Company shall take, and shall cause each Subsidiary to take, such actions as shall be necessary to ensure that each account into which the proceeds of Western Hemisphere Receivables are initially deposited are subject to control agreements as contemplated by the Security Agreement. The parties hereto agree that after the proceeds of Western Hemisphere Receivables are deposited into an account subject to a Deposit Account Control Agreement (as defined in the Security Agreement), such proceeds may subsequently be transferred by the Company and its Subsidiaries to an account not subject to a Deposit Account Control Agreement (as defined in the Security Agreement) so long as an Event of Default of the type described in Section 7.1(a) (whether due to acceleration or otherwise) does not then exist and the Collateral Agent has not exercised its remedies under Section 9(d) of the Security Agreement.

      Section 5.12 Credit Agreement to be made Publicly Available. The Company shall make this Agreement publicly available (by means of filing a Form 8-K or otherwise), as soon as practicable after the Closing Date (but in any event no later than five Business Days after the Closing Date).

                                   ARTICLE VI

                               NEGATIVE COVENANTS

      So long as the LC Advances or any amount under any Credit Document shall remain unpaid, or any LC Participant shall have any Commitment, the Company agrees to comply with the following covenants.

      Section 6.1 Limitation on Debt and Disqualified or Preferred Stock. (a)
(a) The Company

            (i) will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and

            (ii) will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock, and will not permit any of its Restricted Subsidiaries to Incur any Preferred Stock (other than Disqualified Stock or Preferred Stock of Restricted Subsidiaries held by the Company and/or a Restricted Subsidiary, so long as it is so held);

provided that the Company or any Guarantor may Incur Debt and the Company or any Guarantor may Incur Disqualified Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.25:1.0.

      (b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur any of the following ("Permitted Debt"):

            (1) Debt of the Company or any Restricted Subsidiary arising under the Credit Documents and the other Credit Facilities; provided that the aggregate principal amount at any time outstanding does not exceed the greater of (X) $100,000,000 and (Y) the sum for the Company and its Restricted Subsidiaries of 80% of accounts receivable and 50% of inventory, including Guarantees of such Debt by the Company or any Restricted Subsidiary; provided further that, for purposes of this limitation, borrowings under the

      Credit Facilities that are used to provide cash collateral for letters of credit issued under the Credit Facilities will not be considered to be Debt for purposes of this clause (1) to the extent that the obligations under such letters of credit are considered to be Debt under this clause
      (1);

            (2) Debt of the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary so long as such Debt continues to be owed to the Company or a Restricted Subsidiary and which, if the obligor is the Company or a Guarantor, is subordinated in right of payment to the Obligations;

            (3) Debt of the Company pursuant to the Senior Secured Notes as in effect on the Closing Date and Debt of any Guarantor pursuant to a guarantee of the Senior Secured Notes;

            (4) (i) Debt of the Company under the Intercompany Note and (ii) any other Debt of the Company or any Restricted Subsidiary outstanding on the Closing Date (and, for purposes of clause (5)(D) below, not otherwise constituting Permitted Debt)

            (5) Debt ("Permitted Refinancing Debt") constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, "refinance") then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus any associated premiums, fees and expenses; provided that

                  (A) in case the Debt to be refinanced is subordinated in right of payment to the Obligations, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Obligations at least to the extent that the Debt to be refinanced is subordinated to the Obligations,

                  (B) the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,

                  (C) in no event may Debt of the Company or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor, and

                  (D)   Debt Incurred pursuant to clauses (1), (2), (3), (6),
            (7), (10), (11), (12) and (13) of this Section 6.1(b) may not be refinanced pursuant to this clause;

            (6) Hedging Agreements of the Company or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business of the Company and its Restricted Subsidiaries and not for speculation;

            (7) Debt of the Company or any Restricted Subsidiary with respect to letters of credit, bankers' acceptances, bonds and other similar instruments issued in the ordinary course of business and not supporting other Debt, including letters of credit supporting performance, surety, customs, appeal or similar bonds or indemnification, adjustment of purchase price or similar obligations incurred in connection with the acquisition or disposition of any business or assets;

            (8) Acquired Debt; provided that after giving effect to the Incurrence thereof, the Company could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio test set forth in paragraph (a) of this covenant;

            (9) Debt of the Company or any Restricted Subsidiary, which may include Capital Leases, Incurred on or after the Closing Date no later than 180 days after the date of purchase or completion of construction or improvement of property for the purpose of financing all or any part of the purchase price or cost of construction or improvement; provided that the principal amount of any Debt Incurred pursuant to this clause may not exceed (a) $20,000,000 less (b) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause;

            (10) up to $2,000,000 aggregate principal amount of Debt of the Company issued in connection with the purchase, redemption, acquisition or other retirement for value of Equity Interests of MII held by officers, directors or employees or former directors, officers or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or service or pursuant to any agreement under which the Equity Interests were issued; provided that payments in respect of such Debt are treated when made as Restricted Payments;

            (11) Debt of the Company and any Restricted Subsidiary consisting of the Guarantee of Debt of Joint Ventures not to exceed $25,000,000 in aggregate principal amount at any time outstanding; provided that as and to the extent the Company or such Restricted Subsidiary, as the case may be, shall be entitled pursuant to the terms of any agreement then in effect, to reimbursement, indemnity or contribution from any Person (other than the Company or any of its Subsidiaries or the Joint Ventures) that the Company reasonably deems to be solvent for amounts as to which the Company or such Restricted Subsidiary, as the case may be, may become liable for or have to pay pursuant to such guarantee of Debt of a Joint Venture, such amount, but not the remaining amount, shall not be treated for the purpose of the foregoing limitation as having been guaranteed;

            (12) Debt of the Company or any Guarantor consisting of Guarantees of Debt of the Company or any Guarantor Incurred under any other clause of this covenant; and

            (13) additional Debt of the Company or any Restricted Subsidiary incurred on or after the Closing Date not otherwise permitted hereunder in an aggregate principal amount at any time outstanding not to exceed $25,000,000 (which may include any Debt incurred for any purpose, including but not limited to the purposes referred to in clauses (1) through (12) above).

For purposes of determining compliance with this Section 6.1:

            (a)   in the event that an item of proposed Debt (including Acquired
      Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify (or later reclassify in whole or in part) such item of Debt in any manner that complies with this covenant;

            (b) the accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Debt in the form of additional Debt with the same terms will not be deemed to be an incurrence of Debt for purposes of this covenant; provided that, in each such case, the amount thereof is included in the computation of Fixed Charges as accrued; and

            (c) for the purposes of determining compliance with any dollar-denominated restriction on the incurrence of Debt denominated in a foreign currency, the dollar-equivalent principal amount of such Debt incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was Incurred.

      Section 6.2 Limitation on Restricted Payments. (a) (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively "Restricted Payments"):

            (i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company's Qualified Equity Interests) held by Persons other than the Company or any of its Restricted Subsidiaries;

            (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary held by Persons other than the Company or any of its Restricted Subsidiaries;

            (iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to the Intercompany Note or any other Subordinated Debt except payments of interest and principal at Stated Maturity; or

            (iv)  make any Investment other than a Permitted Investment;

      unless, at the time of, and after giving effect to, the proposed Restricted Payment:

            (1)   no Default has occurred and is continuing,

            (2) the Company could Incur at least $1.00 of Debt under Section 6.1(a), and

            (3) the aggregate amount expended for all Restricted Payments made on or after the Closing Date would not, subject to paragraph (c), exceed the sum of

                  (A) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on October 1, 2003 and ending on the last day of the Company's most recently completed fiscal quarter for which internal financial statements are available, plus

                  (B) subject to paragraph (c), the aggregate net cash proceeds received by the Company (other than from a Subsidiary) after the Closing Date

                        (i) from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Company, or

                        (ii) as a contribution to its common equity (excluding in any event any such contribution that may be effected through a conversion of the Intercompany Note to equity), plus

                  (C) an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:

                        (x) the cash return, after the Closing Date, on Investments in an Unrestricted Subsidiary made after the Closing Date pursuant to this paragraph (a) as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), plus

                        (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Closing Date by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this paragraph (a), plus

                  (D) the cash return, after the Closing Date, on any other Investment made after the Closing Date pursuant to this paragraph
            (a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of such Investment so made.

      The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the Fair Market Value of the relevant noncash assets.

      (b)   The foregoing will not prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);

            (2) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Company;

            (3) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

            (4) the purchase, redemption or other acquisition or retirement of Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of the Company or of a cash contribution to the common equity of the Company;

            (5) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Company in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of the Company or of a cash contribution to the common equity of the Company;

            (6) any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of Qualified Equity Interests of the Company or of a cash contribution to the common equity of the Company;

            (7) Investments not otherwise permitted by the other clauses of this paragraph (b) made after the Closing Date not to exceed in the aggregate $10,000,000 (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Closing Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Closing Date in reliance on this clause);

            (8) any Investment consisting of Guarantees of loans or advances made by one or more third-parties to any Joint Venture; provided that the aggregate amount of Investments under this clause (8) shall at no time exceed $15,000,000;

            (9) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or MII held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement or employee benefit or welfare plan under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any twelve-month period after the Closing Date does not exceed an aggregate amount of $2,000,000; and

            (10) the assignment of insurance rights contemplated by clause (9) of the definition of "Asset Sale";

provided that, in the case of clauses (6), (7), (8) and (9), no Default has occurred and is continuing or would occur as a result thereof.

      (c) Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of paragraph (a) only to the extent they are not applied as described in clause (4), (5) or (6) of paragraph (b). Restricted Payments permitted pursuant to clause (3), (4), (5) or (6) will not be included in making the calculations under clause (3) of paragraph (a).

      Section 6.3 Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Closing Date or thereafter acquired, other than Permitted Liens, provided that the foregoing shall not apply, with respect to any such property or assets (other than the Collateral), to the extent that the Company or such Restricted Subsidiary effectively provides that the Obligations are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Obligations or any guarantee thereof, prior to) the obligations so secured for so long as such obligations are so secured.

      Section 6.4 Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless the Company or the Restricted Subsidiary would be entitled to

            (A) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 6.1, and

            (B) create a Lien on such property or asset securing such Attributable Debt without equally and ratably securing the Obligations pursuant to Section 6.3.

      Section 6.5 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) (a) Except as provided in paragraph (b), the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual restriction of any kind on the ability of any Restricted Subsidiary to

            (1) pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,

            (2) pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary,

            (3) make loans or advances to the Company or any other Restricted Subsidiary, or

            (4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

      (b) The provisions of paragraph (a) do not apply to any encumbrances or restrictions

            (1) existing on the Closing Date in the Senior Secured Notes Indenture or any other agreements in effect on the Closing Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing, taken as a whole, are not materially less favorable to the LC Participants than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

            (2) existing in the Credit Facilities (including pursuant to the Credit Documents);

            (3) existing under or by reason of applicable law or governmental regulation;

            (4)   existing

                  (A) with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary, or

                  (B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary,

      which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the LC Participants than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

            (5) of the type described in clause (a)(4) arising or agreed to in the ordinary course of business (i) that restrict in a customary manner the chartering, subletting, assignment or transfer of any property or asset that is subject to a lease or license, (ii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Company or any Restricted Subsidiary or (iii) not relating to Debt and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or the Restricted Subsidiaries in any manner material to the Company and the Restricted Subsidiaries, taken as a whole;

            (6) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted by Section 6.6 and Section 6.7; or

            (7)   required pursuant to the Credit Documents.

      Section 6.6 Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any Equity Interests of a Restricted Subsidiary unless;

            (1)   the sale or issuance is to the Company or a Restricted
      Subsidiary,

            (2) the sale or issuance is of Capital Stock representing directors' qualifying shares or Capital Stock required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary, or

            (3) (i) if, after giving effect to the sale or issuance, the Restricted Subsidiary would no longer be a Restricted Subsidiary, all remaining Investments of the Company and the Restricted Subsidiaries in such Person (valued at an amount equal to the Company's remaining proportional share of the Fair Market Value of such Person's assets less liabilities), if deemed made at that time, would be permitted under
      Section 6.2 and (ii) the Company complies with Section 6.7 with respect to the sale or issuance.

      Notwithstanding the foregoing, the Company and its applicable Restricted Subsidiaries may effect an issuance or transfer of up to 25% of the Equity Interests (after giving effect to such transaction) of P.T. J. Ray McDermott Indonesia, a company organized under the laws of Indonesia that is, as of the Closing Date, a Restricted Subsidiary, to P.T. Sarana Interfab Mandiri, in connection with the existing P.T. McDermott Indonesia Shareholders Agreement. Following that issuance or transfer, P.T. J. Ray McDermott Indonesia will be a Joint Venture.

      Section 6.7 Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

            (1)   The Asset Sale is for Fair Market Value.

            (2) At least 75% of the consideration for such Asset Sale consists of cash or Cash Equivalents received at closing. (For purposes of this clause (2), the assumption by a purchaser of Debt or other obligations (other than Subordinated Debt) of the Company or a Restricted Subsidiary pursuant to a customary novation agreement and instruments or securities received from the purchaser that are promptly, but in any event within 30 days of the closing, converted by the Company to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received, shall be considered cash received at closing.);

            (3)   With respect to Asset Sales of Collateral, the requirements of
      Section 2.8(b)(ii) shall have been complied with respect to such Asset
      Sale.

      Section 6.8 Line of Business. The Company will not, and will not permit any of its Restricted Subsidiaries, to engage in any business other than a Permitted Business, except to an extent that so doing would not be material to the Company and its Restricted Subsidiaries, taken as a whole.

      Section 6.9 Designation of Restricted and Unrestricted Subsidiaries. (a)
(a) The Board of Directors may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default.

            (1) The Subsidiary does not own any Disqualified Stock of the Company or Disqualified Stock or Preferred Stock of a Restricted Subsidiary or hold any Debt of, or any Lien on any property of, the Company or any Restricted Subsidiary, if such Disqualified Stock or Preferred Stock or Debt could not be Incurred under the provisions of
      Section 6.1 or such Lien would violate the provisions of Section 6.3; and

            (2) the Subsidiary does not own any Voting Stock of a Restricted Subsidiary, and all of its Subsidiaries are Unrestricted Subsidiaries.

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).

      (b) (1) A Subsidiary previously designated an Unrestricted Subsidiary which fails at any time to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).

            (2) The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

      (c)   Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

            (1) all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the Company's proportional share of the Fair Market Value of its assets less liabilities) will be deemed made at that time;

            (2) all existing Capital Stock or Debt of the Company or a Restricted Subsidiary held by such Unrestricted Subsidiary will be deemed Incurred at that time, and all Liens on property of the Company or a Restricted Subsidiary held by such Unrestricted Subsidiary will be deemed incurred at that time;

            (3) all existing transactions between such Unrestricted Subsidiary and the Company or any Restricted Subsidiary will be deemed entered into at that time;

            (4) such Unrestricted Subsidiary will be released at that time from its guarantee of the Obligations, if any; and

            (5) such Unrestricted Subsidiary will cease to be subject to the provisions of this Agreement as a Restricted Subsidiary.

      (d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

            (1) all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of the covenant set forth in
      Section 6.1, but will not be considered the sale or issuance of Equity Interests for purposes of the covenants set forth in Section 6.6 or
      Section 6.7;

            (2) Investments therein previously charged under the covenant set forth in Section 6.2 will be credited thereunder;

            (3)   it may be required to guarantee the Obligations pursuant to
      Section 5.10; and

            (4) it will become subject to the provisions of this Agreement as a Restricted Subsidiary.

      (e) Any designation by the Board of Directors of the Company of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the Board Resolution giving effect to the designation and an Officer's Certificate certifying that the designation complied with the foregoing provisions.

      Section 6.10 Limitation on Transactions with Shareholders and Affiliates.
(a) (a) the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with (x) any holder, or any Affiliate of any holder, of 10% or more of any class of Capital Stock of the Company or (y) any Affiliate of either the Company or any Restricted Subsidiary (a "Related Party Transaction" and any such person described in clause (x) or (y), a "Related Party"), except upon fair and reasonable terms no less favorable to the Company or the Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with a Person that is not a Related Party.

      (b) Prior to entering into any Related Party Transaction or series of related Related Party Transactions with an aggregate value in excess of $25,000,000, the Company must obtain and deliver to the Administrative Agent a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Company and its Restricted Subsidiaries from a financial point of view.

      (c)   The foregoing paragraphs do not apply to

            (1) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;

            (2) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

            (3)   any Restricted Payments of a type described in either clause
      (i), (ii) or (iii) of paragraph (a) of Section 6.2 if permitted by that section;

            (4) transactions or payments pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business, and loans, advances and Guarantees that constitute Permitted Investments pursuant to clause (11) of the definition of that term;

            (5) transactions pursuant to any contract or agreement in effect on the Closing Date, as any such contract or agreement may be amended, modified or replaced (including successive replacements) from time to time, so long as the amended, modified or new contract or agreement, taken as a whole, is no less favorable to the Company and its Restricted Subsidiaries than the contract or agreement being amended, modified or replaced, as in effect on the Closing Date;

            (6) the purchase, redemption, acquisition or other retirement for value of Equity Interests of MII held by officers, directors or employees or former directors, officers or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or service or pursuant to any agreement under which the Equity Interests were issued, provided that the aggregate amount of all such payments does not exceed $2,000,000; or

            (7) the assignment of insurance rights contemplated by clause (9) of the definition of "Asset Sale."

      Section 6.11 Consolidation, Merger or Sale of Assets by the Company; No Lease of All or Substantially All Assets. (a) (a) The Company will not

            (i)   consolidate with or merge with or into any Person, or

            (ii) sell, convey, transfer, or otherwise dispose of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person or

            (iii) permit any Person to merge with or into the Company unless

                  (1) either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of Panama or the United States of America or any jurisdiction thereof and expressly assumes all of the obligations of the Company under this Agreement and the other Credit Documents;

                  (2) immediately after giving effect to the transaction, no Default has occurred and is continuing;

                  (3) immediately after giving effect to the transaction on a pro forma basis, the Company or the resulting, surviving or transferee Person has a Consolidated Net Worth without taking into account any purchase accounting adjustments equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

                  (4) immediately after giving effect to the transaction on a pro forma basis, the Company or the resulting surviving or transferee Person could Incur at least $1.00 of Debt under Section 6.1(a); and

                  (5) the Company delivers to the Administrative Agent an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer comply with this Agreement; provided that, such Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact;

      provided, that clauses (2) through (4) do not apply (i) to the consolidation or merger of the Company with or into a Restricted Subsidiary or the consolidation or merger of a Restricted Subsidiary with or into the Company or (ii) if, in the good faith determination of the Board of Directors, whose determination is evidenced by a Board Resolution, the purpose of the transaction is to change the jurisdiction of incorporation of the Company.

      (b) the Company shall not lease its assets as an entirety or substantially as an entirety, whether in one transaction or a series of related transactions, to one or more other Persons.

      (c) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement and the other Credit Documents with the same effect as if such successor Person had been named as the Company in this Agreement. Upon such substitution, and except in the case of a sale, conveyance, transfer or disposition of less than all its assets to one Person, the Company will be released from its obligations under this Agreement and the other Credit Documents.

      Section 6.12 Consolidation, Merger or Sale of Assets by a Guarantor. (a)
(a) No Guarantor may

            (i)   consolidate with or merge with or into any Person, or

            (ii) sell, convey, transfer or dispose of its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or

            (iii) permit any Person to merge with or into the Guarantor unless

                  (A) the other Person is the Company or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

                  (B)   (1)   either (x) the Guarantor is the continuing Person
            or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under this Agreement and the other Credit Documents to which it is party, pursuant to a Joinder Agreement, a Security Agreement Supplement or other appropriate documents; and

                        (2)   immediately after giving effect to the
                  transaction, no Default has occurred and is continuing; or

                  (C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of the assets of the Guarantor as an entirety or substantially as an entirety (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by this Agreement.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

      Section 7.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under any Credit Document:

      (a) Payment. The Company shall fail to pay (i) any principal of any LC Advance (including any mandatory prepayment required by Section 2.5) when the same becomes due and payable, or (ii) any interest on the LC Advances or any fee or other amount payable hereunder or under any other Credit Document within five Business Days after the same becomes due and payable;

      (b) Representation and Warranties. Any representation or statement made or deemed to be made by the Company or any other Credit Party (or any of their respective officers) in this Agreement, in any other Credit Document, or in any certificate delivered in connection with this Agreement or any other Credit Document shall prove to have been incorrect in any material respect when made or deemed to be made.

      (c) Covenant Breaches. The Company or any other Credit Party shall fail to perform or observe (i) any covenant contained in Sections 5.2, 5.3, 5.5 (other than clause (b), (c) and (d) of such Section), 5.7, 5.8, 5.10 or Article VI, (ii) any covenant contained in Section 5.5(b), Section 5.5(c) or Section 5.5(d) if such failure shall remain unremedied for 15 Business Days or (iii) any other term or covenant set forth in this Agreement or in any other Credit Document which is not covered by clause (i) through (iii) above or any other provision of this Section 7.1 if such failure shall remain unremedied for 30 days after the earlier of (A) written notice of such default shall have been given to the Company by the Administrative Agent, the LC Issuer or any LC Participant or (B) any actual knowledge of such default by a Responsible Officer;

      (d) Cross-Default. (i) Any Credit Party shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $10,000,000 (or the equivalent in any other currency) when aggregated with all Debt of all Credit Parties so in default (but excluding, Debt evidenced by the LC Advances or the Letters of Credit) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt of any Credit Party which is outstanding in a principal amount of at least $10,000,000 (or the equivalent in any other currency) when aggregated with all Debt of all Credit Parties so in default (but excluding Debt evidenced by the LC Advances or the Letters of Credit), and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or (iii) any such Debt of any Credit Party shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

      (e) Insolvency. Any Credit Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Credit Party seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against any Credit Party, either (i) such proceeding shall remain undismissed for a period of 60 days or (ii) the petition commencing the insolvency proceeding is not timely controverted or (iii) any of the actions sought in such proceeding shall occur; or any Credit Party shall take any corporate action to authorize any of the actions set forth above in this paragraph (e) or any analogous procedure or step is taken in any jurisdiction;

      (f) Judgments. Any judgment, decree or order for the payment of money shall be rendered against one or more Credit Parties in an amount in excess of $10,000,000 (or the equivalent in any other currency) (to the extent not paid or fully covered by insurance less any deductible; provided that a carrier has acknowledged coverage) when aggregated with all such judgments against all Credit Parties and either (i) such judgment, decree or order remains unsatisfied and in effect for a period of 60 consecutive days or more without being vacated, discharged, satisfied or stayed or bonded pending appeal or (ii) enforcement proceedings shall have been commenced by any creditor upon such judgment, decree or order;

      (g) Termination Events. Any Termination Event (other than a Reportable Event that could not reasonably be expected to result in liabilities or other amounts owed by the Company or any of its Subsidiaries in excess of $5,000,000) with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Company by the Administrative Agent, (i) such Termination Event shall not have been corrected and (ii) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by an amount that would reasonably be expected to have a Material Adverse Effect (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount);

      (h) Plan Withdrawals. The Company or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount that could reasonably be expected to have a Material Adverse Effect;

      (i) Credit Documents. Any material provision of the Credit Documents, including the provisions in Article VIII shall for any reason cease to be valid and binding on the Credit Parties or any of the Credit Parties or any other Person shall so assert in writing;

      (j) Collateral Documents. Any Collateral Document that purports to create a Lien securing the Secured Obligations shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected Lien on and security interest in the Collateral purported to be covered thereby with the priority required by the applicable Collateral Document, or any Credit Party or any other Person shall so assert in writing;

      (k)   Change in Control. A Change in Control shall occur; or

      (l) Injunction. Any Credit Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of the Company and its Subsidiaries, taken as a whole.

      Section 7.2 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to paragraph (e) of Section 7.1) shall have occurred and be continuing, then, and in any such event:

            (a) the Administrative Agent shall at the request of, or may with the consent of, the Required LC Participants, by notice to the Company,
      (i) terminate the Commitments and declare the obligation of the LC Issuer to issue, increase or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate, (ii) require the Letters of Credit to be cash collateralized as provided in Section 7.7 and (iii) declare the LC Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the LC Advances, all such interest and all such amounts shall become and be forthwith due and payable in full; and

            (b) the Agents, the LC Issuer and the LC Participants may exercise all rights and remedies available under the Credit Documents and applicable law.

      Section 7.3 Automatic Acceleration of Maturity. If any Event of Default pursuant to paragraph (e) of Section 7.1 shall occur:

            (a) (i) the Commitments and the obligation of the LC Issuer to issue, increase or extend Letters of Credit shall automatically terminate and the Company shall automatically be required to cash collateralize the Letters of Credit as provided in Section 7.7, and (ii) the LC Advances, all interest thereon and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, all without presentment, demand, protest or any notice of any kind (including any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Company; and

            (b) the Agents, the LC Issuer and the LC Participants may exercise all rights and remedies available under the Credit Documents and applicable law.

      Section 7.4 Non-Exclusivity of Remedies. No remedy conferred upon the Administrative Agent, the LC Issuer or the LC Participants is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

      Section 7.5 Right of Set-Off. In addition to any rights and remedies of the LC Participants and the LC Issuer provided by law, upon the occurrence and during the continuance of any Event of Default, each LC Participant and the LC Issuer is authorized at any time and from time to time, without prior notice to the Company or any other Credit Party, any such notice being waived by the Company and each Credit Party to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such LC Participant and the LC Issuer to or for the credit or the account of the respective Credit Parties against any and all Obligations owing to such LC Participant or the LC Issuer hereunder or under any other Credit Document, now or hereafter existing, irrespective of whether or not the Administrative Agent, the LC Issuer or such LC Participant shall have made any demand under this Agreement or any other Credit Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. The LC Issuer and each LC Participant agrees to promptly notify the Company and the Administrative Agent after any such set-off and application made by such LC Participant; provided that the failure to give such notice shall not affect the validity of such set-off and application.

      Section 7.6 Application of Proceeds.

      (a) If an Event of Default shall have occurred and be continuing and the obligations shall have matured, whether by acceleration or otherwise, the Collateral Agent shall apply (i) any cash held in the Collateral Accounts and
(ii) the proceeds of any disposition of all or any part of the Collateral or the exercise of any other remedies with respect to any part of the Collateral, in the following order of priorities:

                  first, to pay the expenses of such disposition or exercise of remedies, including reasonable compensation to agents of and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Collateral Documents, and any other amounts then due and payable to the Collateral Agent pursuant Section 11.4 or Section 11 of the Security Agreement;

                  second, to pay ratably all interest (including Post-Petition
            Interest) on the LC Advances and all other fees payable hereunder, until payment in full of all such interest and fees shall have been made;

                  third, to pay the unpaid principal of the LC Advances and any unpaid Reimbursement Obligations ratably, until payment in full of the principal of all LC Advances and Reimbursed Obligations shall have been made;

                  fourth, to the Collateral Agent to cash collateralize the LC
            Exposure for all LC Participants in accordance with Section 7.7(a);

                  fifth, to pay all other Obligations ratably, until payment in full of all such other Obligations shall have been made; and

                  finally, to pay to the relevant Credit Party, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;

provided that Collateral owned by a Guarantor and any proceeds thereof shall be applied pursuant to the foregoing clauses first, second, third, fourth and fifth only to the extent permitted by the limitation in the last paragraph of Section
8.2. The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof. Amounts used to cash collateralize the LC Exposure for all LC Participants pursuant to clause fourth above shall be applied as required by Section 7.7 below.

            (b) In making the payments and allocations required by this Section, the Collateral Agent may rely upon information supplied to it pursuant to Section 14(c) of the Security Agreement. All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

      Section 7.7 Letters of Credit.

      (a) If any Event of Default shall occur and be continuing, on the Business Day on which the Company receives notice from the Collateral Agent demanding the deposit of cash collateral pursuant to this paragraph, the Company agrees to deposit into the LC Cash Collateral Account, an amount in Dollars in cash equal to 105% of the LC Exposure for all LC Participants; provided that the obligation to deposit such amount will become effective immediately, and such deposit will become immediately due and payable, without demand or other notice of any kind, upon the occurrence of the Acceleration Date. Each such deposit pursuant to this paragraph shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Company with respect to Letters of Credit under Section 2.1. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Moneys in such account shall be applied by the Collateral Agent to reimburse the LC Issuer for LC Disbursements made by it with respect to Letters of Credit for which the LC Issuer has not been reimbursed pursuant to
Section 2.1 and, to the extent not so applied, shall be held to satisfy drawings under Letters of Credit as they occur. If the Company is required to deposit an amount in the LC Cash Collateral Account as a result of the occurrence of an Event of Default (and the Acceleration Date shall not have occurred), such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived. If at any time either (x) the amount of cash held in the LC Cash Collateral Account exceeds 105% of the LC Exposure for all LC Participants or
(y) any cash remains on deposit in the LC Cash Collateral Account after all Letters of Credit have either been fully drawn or expired, then such excess or remaining amount shall be (A) if the Acceleration Date shall have occurred or Event of Default shall be continuing, applied to the other Obligations, if any, in the order set forth in Section 7.6 above and (B) otherwise, returned to the Company.

      (b) On the Acceleration Date, the Administrative Agent shall request the Deposit Bank to withdraw from the LC Deposit Account and to pay same over to it, and shall return to each LC Participant such LC Participant's LC Deposits in an amount equal to the amount by which such LC Participant's Unused Commitments at such time exceeds such LC Participant's LC Exposure at such time. If on such date the LC Issuer has made LC Disbursements in respect of Letters of Credit for which the LC Issuer has not been reimbursed pursuant to Section 2.1(c) or by application of amounts held in the LC Cash Collateral Account pursuant to
Section 7.7(a), the Administrative Agent shall request the Deposit Bank to withdraw a portion of each LC Participant's LC Deposits (if any) in an amount equal to such LC Participant's Pro Rata Share of such unreimbursed LC Disbursements and deliver such amount to the LC Issuer in satisfaction of the obligations of the respective LC Participants under Section 2.1(c) (but not the Company's Reimbursement Obligation under Section 2.1(c), which obligation shall only be satisfied by payment by the Company to the Administrative Agent for application in accordance with Section 2.1(c) or by application of amounts held in the LC Cash Collateral Account as set forth in Section 7.7(a) above). The Administrative Agent shall then request the Deposit Bank to withdraw all amounts remaining in the LC Deposit Account and deposit same in a new separate account or accounts for each applicable LC Participant maintained with the Collateral Agent (each a "LC Reserve Account"). The Administrative Agent shall deposit in each LC Participant's LC Reserve Account such LC Participant's Pro Rata Share of the amounts received from the LC Deposit Account as provided above. The Collateral Agent shall have sole dominion and control over each LC Reserve Account, and the amounts deposited in each LC Reserve Account shall be held in such LC Reserve Account until withdrawn as provided in paragraph (c), (d), or
(e) below. The Collateral Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the LC Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each LC Participant's Pro Rata Share. The amounts held in each LC Participant's LC Reserve Account shall be held as a reserve against the LC Exposures, shall be the property of such LC Participant, shall not constitute a loan to or give rise to any claim of or against any Credit Party and shall not give rise to any obligation on the part of any Credit Party to pay interest to such LC Participant, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.1.

      (c) In the event that after the Acceleration Date any drawing shall be made in respect of a Letter of Credit which is not immediately reimbursed by the Company (including by application of amounts held in the LC Cash Collateral Account pursuant to Section 7.7(a)), the Collateral Agent shall, at the request of the LC Issuer, withdraw from the LC Reserve Account of each LC Participant any amounts, up to the amount of such LC Participant's Pro Rata Share of such drawing deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to the LC Issuer in satisfaction of the obligation of the respective LC Participants under Section 2.1(c) (but not the Company's Reimbursement Obligation under Section 2.1(c), which obligation shall only be satisfied by payment by the Company to the Administrative Agent for application in accordance with Section 2.1(c) or by application of amounts held as cash collateral as set forth in Section 7.7(a) above).

      (d) In the event that after the Acceleration Date any Letter of Credit shall expire undrawn, the Collateral Agent shall withdraw from the LC Reserve Account of each LC

Participant the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such LC Participant.

      (e) With the prior written approval of the Collateral Agent and the LC Issuer, any LC Participant may withdraw the amount held in its LC Reserve Account. Any LC Participant making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under any Letter of Credit, to pay over to the Collateral Agent, for the account of the LC Issuer on demand, its Pro Rata Share of such drawing or payment.

      (f) Pending the withdrawal by any LC Participant of any amounts from its LC Reserve Accounts as contemplated by the above paragraphs, the Collateral Agent will, at the direction of such LC Participant and subject to such rules as the Collateral Agent may prescribe for the avoidance of inconvenience, invest such amounts. Each LC Participant that has not withdrawn all of the amounts in its LC Reserve Accounts as provided in paragraph (e) above shall have the right, at intervals reasonably specified by the Collateral Agent, to withdraw the earnings on investments so made by the Collateral Agent with amounts remaining in its LC Reserve Accounts and to retain such earnings for its own account.

                                  ARTICLE VIII

                                  THE GUARANTY

      Section 8.1 Guaranty. Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees the punctual payment of the Obligations when due, whether at stated maturity, by acceleration or otherwise, and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agents, LC Issuer and the LC Participants in enforcing any rights under this Section 8.1. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts which constitute part of the Obligations and are owed by the Company even if they are declared unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company. Each Guarantor will pay to the Administrative Agent for the benefit of the LC Issuer and the LC Participants all amounts due and payable under this Section 8.1 in Dollars in immediately available funds one Business Day after demand from the Administrative Agent.

      Section 8.2 Guaranty Absolute. Each Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any Legal Requirement now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any LC Participant with respect thereto. The guaranty provided for in Section 8.1 is a guaranty of payment, not of collection and each Guarantor's obligations hereunder are primary, not secondary. The obligations of each Guarantor under Section 8.1 are independent of the Obligations, joint and several with any other Guarantor in each and every particular, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce such obligations, irrespective of whether any action is brought against the Company or any other Person or whether the Company or any other Person is joined in any such action or actions. The liability of the Guarantors under Section 8.1 shall be absolute and unconditional irrespective of:

            (a) any lack of validity or enforceability of any other provision of this Agreement or any other Credit Document;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other liabilities, or any other amendment or waiver of or any consent to departure from this Agreement or any other Credit Document, including any increase in the Obligations or any other liabilities resulting from the extension of additional credit to the Company or otherwise (and the guarantee under this Article VIII will apply to such Credit Documents or other document or security as amended or replaced);

            (c) any taking, exchange, release or non-perfection of any collateral (if any), or any taking, release, amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations or any other liabilities;

            (d) any manner of application of collateral (if any), or proceeds thereof or of collections on account of any other guaranty to all or any of the Obligations or any other liabilities, or any manner of disposition of any collateral for all or any of the Obligations or any other liabilities or any other assets of the Company;

            (e) any change, restructuring or termination of the corporate structure or existence of the Company; or

            (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor (other than the defense of prior payment).

Notwithstanding the foregoing, each of the Guarantors shall be liable under this
Article VIII only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any other applicable law.

      Section 8.3 Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and the guaranty provided for in Section 8.1 and any requirement that any Agent, the LC Issuer or any LC Participant protect, secure, perfect or insure any security interest or other Lien or any Property subject thereto or exhaust any right to take any action against any Guarantor or any other Person or any collateral.

      Section 8.4 Subrogation and Contribution.

      (a) Until such time as the Obligations are indefeasibly paid in full, each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, by making any payment hereunder or otherwise, to be subrogated to the rights of the Agents, the LC Issuer and the LC Participants against the Company or any other Person with respect to such payment, or to receive payment in the nature of contribution, or otherwise to be reimbursed, indemnified or exonerated by the Company or any other Person in respect thereof. If any amount shall be paid to any Guarantor on account of such subrogation in violation of the preceding sentence, such amount shall be held in trust for the benefit of the Agents, the LC Issuer and the LC Participants and shall forthwith be paid to the Administrative Agent to be credited against and applied upon the Obligations, whether matured or unmatured, in the order set forth in Section 7.6.

      (b) Each Guarantor agrees that, to the extent that the Company makes payment to any Agent, the LC Issuer or any LC Participant, or any Agent the LC Issuer or any LC Participant receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Obligations (and the guaranty hereunder in respect thereof) shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. Each Guarantor shall defend and indemnify each Agent, the LC Issuer and the LC Participants from and against any claim or loss under this Section 8.4 (including reasonable attorneys' fees and expenses) in the defense of any such action or suit, but excluding any such losses, liabilities, claims, damages, or expenses incurred by reason of the gross negligence or willful misconduct of any Agent, the LC Issuer or any LC Participant.

                                   ARTICLE IX

                          THE AGENTS AND THE LC ISSUER

      Section 9.1 Appointment; Nature of Relationship. Calyon is hereby appointed by the LC Participants and the LC Issuer as the Administrative Agent and the Collateral Agent hereunder and under each other Credit Document, and each of the LC Participants and the LC Issuer irrevocably authorizes the Administrative Agent and the Collateral Agent to act as the contractual representative of such LC Participant and the LC Issuer with the rights and duties expressly set forth herein and in the other Credit Documents. Calyon is hereby appointed by the LC Participants as the initial LC Issuer hereunder and under each other Credit Document, and each of the LC Participants irrevocably authorizes the LC Issuer to act with the rights and duties expressly set forth herein and in the other Credit Documents regarding the LC Issuer. The Administrative Agent and the Collateral Agent agree to act as such contractual representative upon the express conditions contained in this Article IX. Notwithstanding the use of the defined term "Administrative Agent" or "Collateral Agent", it is expressly understood and agreed that the Administrative Agent and the Collateral Agent shall have no fiduciary responsibilities to any LC Participant or the LC Issuer by reason of this Agreement or any other Credit Document and that the Administrative Agent and the Collateral Agent are merely acting as the representative of the LC Participants and the LC Issuer with only those duties as are expressly set forth in this Agreement and the other Credit Documents. In its capacity as the LC Participants' and the LC Issuer's contractual representative, each of the Administrative Agent and the Collateral Agent (a) do not hereby assume any fiduciary duties to any of the LC Participants, (b) is a "representative" of the LC Participants and the LC Issuer within the meaning of Section 9-105 of the Uniform Commercial Code as adopted in the State of New York and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Credit Documents. Each of the LC Participants and the LC Issuer hereby agrees to assert no claim against the Administrative Agent or the Collateral Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each LC Participant and the LC Issuer hereby waives. The Collateral Agent's duties in respect of Collateral shall be limited as set forth in Section 14 of the Security Agreement.

      Section 9.2 Powers. The Agents and the LC Issuer shall have and may exercise such powers under the Credit Documents as are specifically delegated to the Agents and the LC Issuer by the terms of each thereof, together with such powers as are reasonably incidental thereto. Neither the Agents nor the LC Issuer shall have any implied duties to the LC Participants, or any obligation to the LC Participants to take any action thereunder except any action specifically provided by the Credit Documents to be taken by the Agents or the LC Issuer, as applicable.

      Section 9.3 General Immunity. None of the Agents, the Arranger, the LC Issuer or any of their respective directors, officers, agents or employees shall be liable to any Credit Party or any LC Participant for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

      Section 9.4 No Responsibility for LC Advances, Recitals, etc. None of the Agents, the LC Issuer or the Arranger, or any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Credit Document or any borrowing hereunder, (ii) the performance or observance of any of the covenants or agreements of any obligor under any Credit Document, including any agreement by an obligor to furnish information directly to each LC Participant, (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agents, (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Credit Document or any other instrument or writing furnished in connection therewith, or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. None of the Agents or the LC Issuer shall have any duty to disclose to any LC Participant any information that is not required to be furnished by the Company or any of its Subsidiaries to the Agents or the LC Issuer at such time, but is voluntarily furnished by the Company or any of its Subsidiaries to the Agents or the LC Issuer (either in its capacity as Agents, the LC Issuer or in its individual capacity).

      Section 9.5 Action on Instructions of LC Participants. The Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Credit Document in accordance with written instructions signed by the Required LC Participants, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the LC Participants and on all holders of LC Advances. The LC Participants hereby acknowledge that the Agents shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required LC Participants. The Agents shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document unless it shall first be indemnified to its satisfaction by the LC Participants pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      Section 9.6 Employment of Agents and Counsel. The Agents and the LC Issuer may execute any of their respective duties as Agent or as LC Issuer hereunder and under any other

Credit Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the LC Participants, except as to money or securities received by it or its authorized agents, for the default or misconduct of the Agents, the LC Issuer or attorneys-in-fact selected by it with reasonable care. The Agents and the LC Issuer shall be entitled to advice of their respective counsels concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Credit Document.

      Section 9.7 Reliance on Documents; Counsel. The Agents and the LC Issuer shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person, and, in respect to legal matters, upon the opinion of counsel selected by the Agents or the LC Issuer, as applicable, which counsel may be employees of the Agents or the LC Issuer, as applicable.

      Section 9.8 Agents' and the LC Issuer's Reimbursement and Indemnification. The LC Participants agree to reimburse (to the extent not already reimbursed by the Company in immediately available funds) and indemnify the Agents and the LC Issuer ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by any Credit Party for which the Agents or the LC Issuer, as applicable, are entitled to reimbursement under the Credit Documents,
(ii) for any other reasonable out-of-pocket expenses incurred by the Agents or the LC Issuer on behalf of the LC Participants, in connection with the preparation, execution, delivery, administration and enforcement of the Credit Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agents or the LC Issuer in any way relating to or arising out of the Credit Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no LC Participant shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agents or the LC Issuer. The obligations of the LC Participants under this Section 9.8 shall survive payment of the obligations and termination of this Agreement.

      Section 9.9 Notice of Default. The Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agents shall have received written notice from a LC Participant or a Credit Party referring to this Agreement describing such Default or Event of Default. In the event that an Agent receives such a notice, such Agent shall give prompt notice thereof to the LC Participants.

      Section 9.10 Rights as a LC Participant. In the event that an Agent or the LC Issuer is a LC Participant, such Agent and the LC Issuer shall have the same rights and powers hereunder and under any other Credit Document as any LC Participant and may exercise the same as though it were not an Agent or the LC Issuer and the term "LC Participant" or "LC Participants" shall, at any time when an Agent is a LC Participant, unless the context otherwise indicates, include such Agent and the LC Issuer in its individual capacity. The Agents or the LC Issuer may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Credit Document, with the Company or any of its Subsidiaries, in which the Company or such

Subsidiary is not restricted hereby from engaging with any other Person. Each Agent and the LC Issuer, in its individual capacities, is not obligated to remain a LC Participant.

      Section 9.11 LC Participant Credit Decision. Each LC Participant acknowledges that it has, independently and without reliance upon the Agents, the LC Issuer or any other LC Participant and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents. Each LC Participant also acknowledges that it will, independently and without reliance upon the Agents, the LC Issuer or any other LC Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents.

      Section 9.12 Successor Agent and LC Issuer.

      (a) An Agent may resign at any time by giving prior written notice thereof to the LC Participants and the Company, such resignation to be effective upon the appointment of a successor Administrative Agent, Collateral Agent or Deposit Bank or, if no successor Administrative Agent, Collateral Agent or Deposit Bank has been appointed, 45 days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required LC Participants shall have the right to appoint, on behalf of the Company and the LC Participants, a successor Administrative Agent, Collateral Agent or Deposit Bank. If no successor Administrative Agent, Collateral Agent or Deposit Bank shall have been so appointed by the Required LC Participants within 30 days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Company and the LC Participants, a successor Agent. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Required LC Participants may perform all the duties of the Administrative Agent hereunder and the Company shall make all payments in respect of the Obligations to the applicable Required LC Participant and for all other purposes shall deal directly with the Required LC Participants until such successor Administrative Agent shall have been appointed as provided herein. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment or, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Collateral Documents, and such other instruments or notices, as may be necessary or desirable, or as the Required LC Participants may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents. No successor Deposit Bank shall be deemed appointed until arrangements satisfactory to the LC Issuer and the Required LC Participants with respect to the custody and management of the LC Deposit Account have been entered into. Any such successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof having combined capital and retained earnings of at least $100,000,000 (or the equivalent in any other currency) unless such requirement is waived by the Required LC Participants. Upon the acceptance of any appointment as Administrative Agent, Collateral Agent or Deposit Bank hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Administrative Agent, Collateral Agent or Deposit Bank, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Credit Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article IX shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other Credit Documents. At any time after the occurrence and during the continuance of an Event of Default, the Required LC Participants shall have the right to remove the Administrative Agent, Collateral Agent or Deposit Bank and appoint a successor Administrative Agent, Collateral Agent or Deposit Bank in accordance with the procedures set forth in this clause (a).

      (b) The LC Issuer may resign at any time by giving prior written notice thereof to the LC Participants and the Company, such resignation to be effective upon the appointment of a successor LC Issuer. Upon any such resignation, the Required LC Participants shall have the right to appoint, on behalf of the Company and the LC Participants and after consultation with the Company, a successor LC Issuer. If no successor LC Issuer shall have been so appointed by the Required LC Participants within thirty days after the resigning LC Issuer has given notice of its intention to resign, then the resigning LC Issuer may appoint, on behalf of the Company and the LC Participants and after consultation with the LC Participants and the Company, a successor LC Issuer. No successor LC Issuer shall be deemed to be appointed hereunder until such successor LC Issuer has accepted the appointment. Any such successor LC Issuer shall be a commercial bank having capital and retained earnings of at least $500,000,000 unless such requirement is waived by the Required LC Participants and the Company. Upon the acceptance of any appointment as LC Issuer hereunder by a successor LC Issuer, such successor LC Issuer shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning LC Issuer. Upon the effectiveness of the resignation of the LC Issuer, the resigning LC Issuer shall be discharged from its duties and obligations hereunder and under the Credit Documents; provided that the succeeding LC Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring LC Issuer to effectively assume the obligations of the retiring LC Issuer with respect to such Letters of Credit. After the effectiveness of the resignation of the LC Issuer, the provisions of this Article IX shall continue in effect for the benefit of the LC Issuer in respect of any actions taken or omitted to be taken by it while it was acting as the LC Issuer hereunder and under the other Credit Documents.

      Section 9.13 Collateral Matters.

      (a) The Collateral Agent is authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any actions with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain a first priority security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents, subject only to Permitted Encumbrances. The Collateral Agent is further authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Credit Documents or applicable Legal Requirements.

      (b) Each of the Secured Parties irrevocably authorize the Collateral Agent to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of

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the Commitments pursuant to and in accordance with the last sentence of Section
2.8(a), (ii) on the Maturity Date, subject to payment in full of all outstanding LC Advances and all other Obligations (other than contingent indemnification and expense reimbursement obligation as to which no claim has been asserted or Obligations with respect to Letters of Credit which have been cash collateralized or covered by a letter of credit, in each case pursuant to arrangements satisfactory to the LC Issuer); (iii) constituting Property Disposed of as part of or in connection with any disposition permitted under this Agreement or the other Credit Documents (other than a sale to the Company or any Subsidiary); (iv) if approved, authorized or ratified in writing by the Required LC Participants or all the LC Participants and the LC Issuer, as the case may be, as required by Section 11.1 or (v) as otherwise permitted by this Agreement. Upon the request of the Collateral Agent at any time, the LC Participants and the LC Issuer will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this
Section 9.13.

      (c) Each of the Secured Parties irrevocably authorize the Collateral Agent to release any Guarantor from its obligations under the Guaranty if such Person ceases for any reason to be a Material Subsidiary (except as a result of a transaction prohibited hereunder).

      Section 9.14 Matters Relating to LC Participants. Any LC Participant and its respective Affiliates may own or make loans to, issue letters of credit for the account of, accept deposits from, own, hold, acquire or dispose of equity interests in or claims against, and generally engage in any kind of banking, trust, financial advisory, underwriting, investment banking, investing for their own account or other business with the Company and its Affiliates and any other Person party to any Credit Documents as though such LC Participant were not a LC Participant hereunder without notice to or consent of any Agent or any other LC Participant. Each other LC Participant acknowledges that, pursuant to such activities, such LC Participant and its respective Affiliates may have or receive information regarding the Company or its Affiliates and any other Person party to any Credit Documents that is subject to confidentiality obligations in favor of the Company or such other Person and that prohibit the disclosure of such information to the LC Participants, and the LC Participants acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations), such LC Participant not shall be under any obligation to provide such information to them. Each LC Participant shall be solely responsible for notifying its Participants of any matters relating to the Credit Documents to the extent any such notice may be required, and no LC Participant shall have any obligation, duty, or liability to any Participant of any other LC Participant. No LC Participant shall be responsible to the Company or any other Person for any failure by any other LC Participant to fulfill such other LC Participant's obligations to make credit available hereunder, nor to advance for such other LC Participant or on such other LC Participant's behalf in connection with its Commitment, nor to take any other action on such other LC Participant's behalf hereunder or in connection with the financing contemplated herein.

                                   ARTICLE X

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

      Section 10.1 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each LC Participant and the LC Issuer and no LC Participant may assign or otherwise transfer any of its rights or obligations hereunder except
(i) by way of assignment to an Eligible Assignee in accordance with the provisions of Section 10.3, (ii) by way of participation in accordance with the provisions of Section 10.2, (iii) by way of pledge or assignment of a security interest in accordance with Section 10.5 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.2 and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      Section 10.2 Participations. Any LC Participant may at any time, without the consent of, or notice to, the Company, the LC Issuer or any Agent or any other Person, sell participations to any Person (other than a natural person or a direct competitor of the Company or any of its Subsidiaries) (each, a "Participant") in all or a portion of such LC Participant's rights and/or obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitments and the LC Advances and LC Deposits owing to
it); provided that (i) such LC Participant's obligations under this Agreement shall remain unchanged, (ii) such LC Participant shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent, the LC Issuer and the other LC Participants shall continue to deal solely and directly with such LC Participant in connection with such LC Participant's rights and obligations under the Credit Documents. Any agreement or instrument pursuant to which a LC Participant sells such a participation shall provide that such LC Participant shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such LC Participant will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.1 that directly affects such Participant. Subject to the last sentence of this Section 10.2, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.2(d), 2.9 and 2.11 to the same extent as if it were a LC Participant and had acquired its interest by assignment pursuant to Section 10.3. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 7.5 as though it were a LC Participant, provided such Participant agrees to be subject to Section
2.13 as though it were a LC Participant. A Participant shall not be entitled to receive any greater payment under Section 2.9 or 2.11 than the applicable LC Participant would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent.

      Section 10.3 Assignments. Any LC Participant may at any time assign to one or more assignees (each, an "Assignee") that are Eligible Assignees all or a portion of its rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitments and the LC Advances and LC Deposits at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning LC Participant's LC Advances at the time owing to it or in the case of an assignment to a LC Participant or an Affiliate of a LC Participant or an Approved Fund, the aggregate amount of the

LC Advances subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment, is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Acceptance, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning LC Participant's rights and obligations under this Agreement and the other Credit Documents with respect to the Commitments, LC Advances and LC Deposits assigned, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that such fee shall not be payable with respect to assignments occurring in connection with the primary syndication hereof and (iv) unless otherwise agreed by the LC Issuer, if the Unused Commitments to be assigned to the Assignee exceeds the amount of LC Deposit to be assigned to such Assignee, the Assignee shall deposit in the LC Deposit Account an amount in cash equal to such excess, which amount shall become part of such Assignee's LC Deposit. Subject to acceptance and recording thereof by the Administrative Agent pursuant to this Section and Section 10.4, from and after the effective date specified in each Assignment and Acceptance, the Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a LC Participant under this Agreement, and the assigning LC Participant thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning LC Participant's rights and obligations under this Agreement, such LC Participant shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.2(d), 2.9 and 2.11,
11.4 and 11.6 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Company (at its sole expense) shall execute and deliver a Note to the assignee LC Participant. Any assignment or transfer by a LC Participant of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such LC Participant of a participation in such rights and obligations in accordance with Section 10.2.

      Section 10.4 Register. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Administrative Agent's Applicable Lending Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the LC Participants, each LC Participant's Commitment and principal amounts of the LC Advances, fees and other amounts owing to each LC Participant pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the LC Participants may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a LC Participant hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and each LC Participant at any reasonable time and from time to time upon reasonable prior notice.

      Section 10.5 Grant of Security Interests. Any LC Participant may at any time pledge or assign to any Person (other than a natural person or a direct competitor of the Company or any of its Subsidiaries) a security interest in all or any portion of its rights under this Agreement

(including under its Note(s), if any) to secure obligations of such LC Participant, including any pledge or assignment to secure obligations to a Federal Reserve Bank or, if such LC Participant is a fund, its trustee; provided that no such pledge or assignment shall release such LC Participant from any of its obligations hereunder or substitute any such pledgee or assignee for such LC Participant as a party hereto.

      Section 10.6 Dissemination of Information. Each Agent, the LC Participants and the LC Issuer agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and their Affiliates' respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential on substantially the same terms as provided herein), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement for the benefit of the Credit Parties containing provisions substantially the same as those of this Section 10.6 or any other confidentiality obligation referred to herein, to (i) any Participant or Eligible Assignee or any other Person acquiring an interest in the Credit Documents (each a "Transferee") and any prospective Transferee or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Company and its Subsidiaries, (g) with the prior written consent of the Company, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent or LC Participant on a nonconfidential basis from a source other than the Company or any of its Subsidiaries. In addition, any Agent, any LC Participant or the LC Issuer may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents, the LC Participants and the LC Issuer in connection with the administration and management of this Agreement, the other Credit Documents, and the LC Advances. For the purposes of this Section, "Information" means all information received from, or on behalf of, the Company or any of its Subsidiaries relating to the Company, any of its Subsidiaries or any Joint Venture, or their business, other than any such information that is available to any Agent, any LC Participant or the LC Issuer on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                                   ARTICLE XI

                                  MISCELLANEOUS

      Section 11.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Credit Document, nor consent to any departure by any

Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required LC Participants and the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that (a) no amendment, waiver or consent shall, unless in writing and signed by the LC Participants affected thereby do any of the following at any time: (i) delay any date for any mandatory reduction of the Commitments pursuant to Section 2.8, or any date for any monthly payment or other mandatory payment or prepayment of principal of, or interest on, the LC Advances pursuant to Section 2.5, 2.6 or 2.7 or any date fixed for payment of fees or other amounts payable to the LC Participants hereunder, (ii) reduce any interest, fee, or other amount payable to such LC Participant, (iii) reduce the Commitments of any LC Participant, (iv) increase or extend the Commitments of the LC Participants or (v) release any amounts deposited in the LC Deposit Account other than as expressly provided herein, (b) no amendment, waiver, or consent shall, unless in writing and signed by the LC Issuer, do any of the following at any time: (i) delay any date fixed for payment of fees or other amounts payable to the LC Issuer hereunder, (ii) reduce any fee or other amount payable to the LC Issuer; (iii) amend or waive any of the provisions of Section
2.1 to the extent that such amendment or waiver would affect the rights of the LC Issuer, (iv) release any amounts deposited in the LC Deposit Account other than as expressly provided herein, (v) waive any of the conditions specified in
Section 3.2, (vi) amend this Section 11.1 as it relates to matters requiring the consent of the LC Issuer, (vii) increase or extend the Commitments, (viii) postpone the scheduled Maturity Date, or (ix) limit the liability of any Credit Party under any Credit Document as it relates to the Letters of Credit, and (c) no amendment, waiver or consent shall, unless in writing and signed by all of the LC Participants do any of the following at any time: (i) release or subordinate all or a substantial portion of the Collateral, including the LC Cash Collateral Account and any amounts deposited therein, (ii) release the Company from any obligation for the payment of money, (iii) release any Guarantor from its Guaranty, (iv) waive any of the conditions specified in
Section 3.1 or 3.2; (v) amend Section 2.13, or this Section 11.1 as it relates to matters requiring consent of the LC Participants, (vi) postpone the scheduled Maturity Date, (vii) limit the liability of any Credit Parties under any of the Credit Documents, or (viii) change the definition of "Required LC Participants" or "Pro Rata Share" or change the percentage of the Commitments that, in each case, shall be required for the LC Participants or any of them to take any action hereunder; provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the LC Participants and/or the LC Issuer as required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Credit Documents.

      Section 11.2 Notices, Etc. All notices and other communications shall be in writing (including telecopy or electronic mail; provided that, any such notice by electronic mail given by the Company or any other Credit Party shall be effective only if (A) transmitted in .pdf format, .tif format or other format in which the text is not readily modifiable by the recipient, (B) contain a handwritten signature of an Authorized Officer on such notice, and (C) the Company sends such e-mail to at least two such notice parties located at the recipient's address for notice on Schedule 1 and mailed, telecopied, emailed, hand delivered or delivered by a nationally recognized overnight courier, if to a Credit Party, at its address as set forth on Schedule 1; if to any LC Participant, at its specified Applicable Lending Office specified opposite its name on Schedule 1; if to an Agent or the LC Issuer, at its address for notices set forth in Schedule 1; and if a Notice of Conversion or Continuation to the Administrative Agent at the specified

Applicable Lending Office of the Administrative Agent and, if different, the specified Applicable Lending Office for Administrative Agent specified opposite its name on Schedule 1 or, as to each party, at such other address or teletransmission number as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, emailed or hand delivered or delivered by overnight courier be effective: upon receipt, if mailed or emailed, when telecopy transmission is completed, or when delivered, respectively, except that notices and communications to the Administrative Agent or the LC Issuer pursuant to Article II or IX shall not be effective until received by the Administrative Agent.

      Section 11.3 No Waiver; Remedies. No failure on the part of any LC Participant, the LC Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

      Section 11.4 Costs and Expenses. The Company agrees to pay within five Business Days of written request (accompanied by appropriate supporting invoices) (a) all out-of-pocket costs and expenses of the LC Issuer, the Arranger and Agents and reasonable fees and out-of-pocket expenses of outside counsel for the LC Issuer, the Arranger and Agents, in connection with the administration, modification and amendment of this Agreement and the other Credit Documents, (b) all out-of-pocket costs and expenses of the LC Issuer, the Arranger and the Agents and reasonable fees and out-of-pocket expenses of outside counsel for the LC Issuer, the Arranger and the Agents in connection with advising the LC Issuer, or the Agents with respect to its rights and responsibilities under this Agreement and the transactions contemplated hereby
(c) all out-of-pocket costs and expenses of the LC Issuer, the Arranger, the Agents and each LC Participant and reasonable fees and out-of-pocket expenses of outside counsel for the LC Issuer, the Arranger, the Agents and each LC Participant in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Credit Documents or any bankruptcy, insolvency or liquidation proceeding with respect to the Company or its Subsidiaries and (d) all out-of-pocket expenses of the Agents, the Arranger, the LC Issuer and each LC Participant incurred as a result of and during the continuance of any Event of Default.

      Section 11.5 Binding Effect. This Agreement shall become effective when it shall have been executed by the Credit Parties, the Agents, the LC Issuer and when the Administrative Agent shall have, as to each LC Participant, either received a counterpart hereof executed by such LC Participant or been notified by such LC Participant that such LC Participant has executed it.

      Section 11.6 Indemnification. The Company shall indemnify each of the Agents, the Arranger, the LC Participants and the LC Issuer and each affiliate thereof and their respective directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (a) the execution or delivery of any Credit Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Credit Documents of their respective obligations thereunder or the consummation of the transactions contemplated hereby, (b) any LC Advances, Letters of Credit or the use of the proceeds therefrom, (c) any actual or alleged presence or release of Hazardous Substance on any other property currently or formerly owned or operated by the Company or any Subsidiary, or any Environmental Claim related in any way to the Company or any Subsidiary or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not be available to any Indemnitee to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from such Indemnitee's gross or willful misconduct.

      Section 11.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      Section 11.8 Survival of Representations, etc. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Credit Parties in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the LC Advances and any investigation made by or on behalf of the LC Participants, none of which investigations shall diminish any LC Participant's right to rely on such representations and warranties. All obligations of the Company provided for in Sections 2.2(d), 2.9, 2.11(c), 9.8, 11.4 and 11.6 shall survive any termination of this Agreement and repayment in full of the Obligations.

      Section 11.9 Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

      Section 11.10 Governing Law. This Agreement and, unless otherwise specified therein, each of the other Credit Documents shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

      Section 11.11 Consent to Jurisdiction.

      (a) Each Credit Party, each LC Participant, the LC Issuer and each Agent hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or New York state court sitting in New York in any action or proceeding arising out of or relating to any Credit Document, each Credit Party, each LC Participant, the LC Issuer and each Agent hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, to the extent that such court has subject matter jurisdiction, and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum. Any judicial proceeding by any Credit Party against the any Agent, any LC Participant, the LC Issuer or any Affiliate of the Agents, the LC Issuer or any LC Participant involving, directly or indirectly, any matter in any way arising out of, related to, or connected with any Credit Document shall be brought only in a court in New York, New York.

      (b) The Company, each Principal Subsidiary and each Credit Party that is party from time to time to the Collateral Documents shall irrevocably appoint CT Corporation System (the "Process Agent"), with an office on the date hereof at 111 Eighth Ave., New York, New York, 10011, as its agent to receive on its behalf and on behalf of its property service of copies of any summons or complaint or any other process which may be served in any action. Such service may be made by mailing or delivering a copy of such process to such Credit Party in care of the Process Agent at the Process Agent's above address, and each Credit Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Credit Party also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at the address specified for it on the signature pages of this Agreement.

      (c) Nothing in this Section 11.11 shall affect the right of the Agents, the LC Issuer or any LC Participant to serve legal process in any other manner permitted by law or affect the right of the Agents, the LC Issuer or any LC Participant to bring any action or proceeding against any Credit Party (as a Company or as a Guarantor) in the courts of any other jurisdiction.

      Section 11.12 WAIVER OF JURY. EACH CREDIT PARTY, EACH LC PARTICIPANT, THE LC ISSUER AND EACH AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY, (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE), ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

      Section 11.13 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Credit Party hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's main New York office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Credit Parties in respect of any sum due to any LC Participant, the LC Issuer or any Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such LC Participant, the LC Issuer or such Agent (as the case may be) of any sum adjudged to be so due in such other currency such LC Participant or such Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such LC Participant, the LC Issuer or such Agent, as the case may be, in the specified currency, each Credit Party agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such LC Participant, the LC Issuer or such Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any LC Participant, the LC Issuer or such Agent, as the case may be, in the specified currency and (b) any amounts shared with other LC Participants as a result of allocations of such excess as a disproportionate payment to such LC Participant under Section 2.11, such LC Participant, the LC Issuer or such Agent, as the case may be, agrees to remit such excess to the applicable Credit Party.

EXECUTED as of the 25th day of August, 2004.

                                COMPANY:

                                  J. RAY MCDERMOTT, S.A.

                                  By: /s/ JAMES C. LEWIS
                                      ----------------------------------------
                                      Name: James C. Lewis
                                      Title: Assistant Treasurer

                                  Address: 757 North Eldridge Parkway
                                           Houston, TX 77079
                                           Tel: (281) 759-9406
                                           Fax: (281) 870-5095
                                           Attn: James R. Easter

              Signature Page to Letter of Credit Facility Agreement

                                   GUARANTORS:

                                  CHARTERING COMPANY (SINGAPORE) PTE. LTD.
                                  EASTERN MARINE SERVICES, INC.
                                  HYDRO MARINE SERVICES, INC.
                                  J. RAY MCDERMOTT (AUST.) HOLDING PTY. LIMITED
                                  J. RAY MCDERMOTT ASIA PACIFIC PTE. LTD.
                                  J. RAY MCDERMOTT EASTERN HEMISPHERE LIMITED
                                  J. RAY MCDERMOTT ENGINEERING HOLDINGS, INC.
                                  J. RAY MCDERMOTT FAR EAST, INC.
                                  J. RAY MCDERMOTT HOLDINGS, INC.
                                  J. RAY MCDERMOTT, INC.
                                  J. RAY MCDERMOTT MIDDLE EAST, INC.
                                  MCDERMOTT CASPIAN CONTRACTORS, INC.
                                  MCDERMOTT INDUSTRIES (AUST.) PTY. LTD.
                                  MENTOR SUBSEA TECHNOLOGY SERVICES, INC.

                                  By: /s/ JAMES C. LEWIS
                                      ----------------------------------------
                                      Name: James C. Lewis
                                      Title: Assistant Treasurer

                                  Address: 757 North Eldridge Parkway
                                           Houston, TX 77079
                                           Tel: (281) 759-9406
                                           Fax: (281) 870-5095
                                           Attn: James R. Easter

              Signature Page to Letter of Credit Facility Agreement

                                  J. RAY MCDERMOTT ENGINEERING, LLC
                                  J. RAY MCDERMOTT INTERNATIONAL VESSELS, LTD.
                                  J. RAY MCDERMOTT INTERNATIONAL, INC.
                                  J. RAY MCDERMOTT UNDERWATER SERVICES, INC.
                                  MCDERMOTT FAR EAST, INC.
                                  MCDERMOTT GULF OPERATING COMPANY, INC.
                                  MCDERMOTT OLD JV OFFICE, INC.
                                  MCDERMOTT OVERSEAS, INC.
                                  NORTH ATLANTIC VESSEL, INC.
                                  OPI VESSELS, INC.
                                  SPARTEC, INC.

                                  By: /s/ STEPHEN C. HOWARD
                                      ----------------------------------------
                                      Name: Stephen C. Howard
                                      Title: Assistant Treasurer

                                  Address: 757 North Eldridge Parkway
                                           Houston, TX 77079
                                           Tel: (281) 759-9406
                                           Fax: (281) 870-5095
                                           Attn: James R. Easter

              Signature Page to Letter of Credit Facility Agreement

                                  J. RAY MCDERMOTT CONTRACTORS, INC.
                                  MCDERMOTT OFFSHORE SERVICES COMPANY, INC.

                                  By: /s/ LIANE K. HINRICHS
                                      ----------------------------------------
                                      Name:  Liane K. Hinrichs
                                      Title: President

                                  Address: 757 North Eldridge Parkway
                                           Houston, TX 77079
                                           Tel: (281) 759-9406
                                           Fax: (281) 870-5095
                                           Attn: James R. Easter

              Signature Page to Letter of Credit Facility Agreement

                                  J. RAY MCDERMOTT DIVING INTERNATIONAL, INC.
                                  J. RAY MCDERMOTT INVESTMENTS B.V.
                                  MCDERMOTT INTERNATIONAL MARINE
                                      INVESTMENTS N.V.
                                  VARSY INTERNATIONAL N.V.

                                  By: /s/ LIANE K. HINRICHS
                                      ----------------------------------------
                                      Name: Liane K. Hinrichs
                                      Title: Secretary

                                  Address: 757 North Eldridge Parkway
                                           Houston, TX 77079
                                           Tel: (281) 759-9406
                                           Fax: (281) 870-5095
                                           Attn: James R. Easter

              Signature Page to Letter of Credit Facility Agreement

                                  J. RAY MCDERMOTT INTERNATIONAL SERVICES
                                      LIMITED
                                  MCDERMOTT MARINE UK LIMITED
                                  MENTOR ENGINEERING CONSULTANTS LIMITED
                                  MCDERMOTT HOLDINGS (U.K.) LIMITED
                                  MCDERMOTT MARINE CONSTRUCTION LIMITED

                                  By: /s/ ROBERT E. STUMPF
                                      ----------------------------------------
                                      Name: Robert E. Stumpf
                                      Title: Secretary

                                  Address: 757 North Eldridge Parkway
                                           Houston, TX 77079
                                           Tel: (281) 759-9406
                                           Fax: (281) 870-5095
                                           Attn: James R. Easter

              Signature Page to Letter of Credit Facility Agreement

                                  BARMADA MCDERMOTT (L) LIMITED

                                  By: /s/ SHAHARUDIN BIN MAT SALEH
                                      ----------------------------------------
                                      Name: Shaharudin Bin Mat Saleh
                                      Title: Director

                                  Address: 757 North Eldridge Parkway
                                           Houston, TX 77079
                                           Tel: (281) 759-9406
                                           Fax: (281) 870-5095
                                           Attn: James R. Easter

              Signature Page to Letter of Credit Facility Agreement

                              AGENT:

                                  CALYON NEW YORK BRANCH, as
                                      Administrative Agent, Collateral Agent and
                                      Deposit Bank

                                  By: /s/ PHILIPPE SOUSTRA
                                      ----------------------------------------
                                      Name: Philippe Soustra
                                      Title: Executive Vice President

                                  By: /s/ JACQUES BUSQUET
                                      ----------------------------------------
                                      Name: Jacques Busquet
                                      Title: Executive Vice President

                              LC ISSUER:

                                  CALYON NEW YORK BRANCH, as LC Issuer

                                  By: /s/ PHILIPPE SOUSTRA
                                      ----------------------------------------
                                      Name: Philippe Soustra
                                      Title: Executive Vice President

                                  By: /s/ JACQUES BUSQUET
                                      ----------------------------------------
                                      Name: Jacques Busquet
                                      Title: Executive Vice President

              Signature Page to Letter of Credit Facility Agreement

                                 LC PARTICIPANT:

                                  MORGAN STANLEY SENIOR FUNDING, INC.,
                                      as LC Participant

/s/ IAN SANDLER                   By: /s/ R. GILBERT
-------------------------------       ----------------------------------------
    Name: Ian Sandler                 Name: R. Gilbert
    Title: Vice President             Title: Managing Director

              Signature Page to Letter of Credit Facility Agreement

                                                                       EXHIBIT A

                        FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this "Assignment and Acceptance") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Letter of Credit Facility Agreement identified below (the "Letter of Credit Facility Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Letter of Credit Facility Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as an LC Participant under the Letter of Credit Facility Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as an LC Participant) against any Person, whether known or unknown, arising under or in connection with the Letter of Credit Facility Agreement, any other documents or instruments delivered pursuant thereto or the transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.    Assignor: ______________________________

2.    Assignee: ______________________________ [and is an Affiliate/Approved
      Fund of [identify LC Participant](1)]

3.    Company: J. Ray McDermott, S.A.

--------------

(1) Select as applicable.

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

4. Administrative Agent: Calyon New York Branch, as the Administrative Agent under the Letter of Credit Facility Agreement.

5. Letter of Credit Facility Agreement: Letter of Credit Facility Agreement, dated as of August 25, 2004 among, J. Ray McDermott, S.A., a Panamanian corporation, the Subsidiaries of the Company party thereto, the LC Participants party thereto, and Calyon New York Branch, as LC Issuer, Administrative Agent, Collateral Agent and Deposit Bank and Morgan Stanley & Co. Inc. as Lead Arranger and Book Runner.

6.    Assigned Interest:

                            Aggregate
                            Amount of             Amount of     Percentage
                            Commitment           Commitment     Assigned of
Facility Assigned    for all LC Participants(*)   Assigned(*)   Commitment(2)   CUSIP Number
-----------------    -----------------------      --------      ----------      ------------
    Commitment           $_______________        $_________     __________
                                -                     -                   %
    __________           $_______________        $_________     __________
                                -                     -                   %
    __________           $_______________        $_________     __________
                                -                     -                   %

[7.   Trade Date: __________________](3)

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

--------------

(2) Set forth, to at least 9 decimals, as a percentage of the Commitment of all LC Participants thereunder.

(3) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

                                             ASSIGNOR
                                             ----------------------------
                                             [NAME OF ASSIGNOR]

                                             By: ________________________
                                                 Title:

                                             ASSIGNEE
                                             ----------------------------
                                             [NAME OF ASSIGNEE]

                                             By: ________________________
                                                 Title:

[Consented to:](4)

By: ___________________________
    Title:

--------------

(4) To be added only if the consent of the Company and/or other parties (e.g. LC Issuer) is required by the terms of the Letter of Credit Facility Agreement.

                      ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

                            LETTER OF CREDIT FACILITY
                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ACCEPTANCE

            1.    Representations and Warranties.

            1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Letter of Credit Facility Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

            1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become an LC Participant under the Letter of Credit Facility Agreement, (ii) it meets all requirements of an Eligible Assignee under the Letter of Credit Facility Agreement (subject to receipt of such consents as may be required under the Letter of Credit Facility Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Letter of Credit Facility Agreement as an LC Participant thereunder and, to the extent of the Assigned Interest, shall have the obligations of an LC Participant thereunder and, (iv) it has received a copy of the Letter of Credit Facility Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other LC Participant; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other LC Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as an LC Participant.

            2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

            3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

                                                                       EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

                                              Financial Statement Date: _______,

To:   Calyon New York Branch

Ladies and Gentlemen:

      Reference is made to that certain Letter of Credit Facility Agreement, dated as of August 25, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Letter of Credit Facility Agreement;" the terms defined therein being used herein as therein defined), among J. Ray McDermott, S. A., a Panamanian corporation, the Subsidiaries of the Company party thereto, Calyon New York Branch, as LC Issuer, Administrative Agent, Collateral Agent and Deposit Bank, and Morgan Stanley & Co. Inc. as Lead Arranger and Sole Book Runner.

      The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Agent on the behalf of the Company, and that:

      [Use following paragraph 1 for fiscal year end financial statements]

      1. Attached hereto as Schedule 1 are the year end audited financial statements required by Section 5.5(c) of the Letter of Credit Facility Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

      [Use following paragraph 1 for fiscal quarter end financial statements]

      2. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 5.5(b) of the Letter of Credit Facility Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

      3. The undersigned has reviewed and is familiar with the terms of the Letter of Credit Facility Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

      4. A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Credit Documents, and

      [select one:]

      [To the best knowledge of the undersigned during such fiscal period, the Company performed and observed each covenant and condition of the Credit Documents applicable to it.]

      -or-

      [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

      5.    The representations and warranties of the Company contained in
Article IV of the Letter of Credit Facility Agreement, or which are contained in any document furnished at any time under or in connection with the Credit Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsection (a) of Section 4.5 of the Letter of Credit Facility Agreement shall be deemed to refer to the most recent statements furnished pursuant to clause (b) and (c) of Section 5.5 of the Letter of Credit Facility Agreement, including the statements in connection with which this Compliance Certificate is delivered.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________________, ________.

                                             J. RAY MCDERMOTT, S.A.

                                             By: ___________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT C

                            FORM OF JOINDER AGREEMENT

      JOINDER AGREEMENT dated as of [ ] (the "New Guarantor"), between [ ] (the "New Guarantor") and Calyon New York Branch (the "Agent") as Administrative Agent.

      WHEREAS, J. Ray McDermott, S.A., the Subsidiaries party thereto, the LC Participants party thereto, Calyon New York Branch, as LC Issuer, Administrative Agent, Collateral Agent and Deposit Bank and Morgan Stanley & Co. Inc. as Lead Arranger and Sole Bookrunner are parties to a Letter of Credit Facility Agreement dated as of August 25, 2004 (as heretofore amended and/or supplemented, the "Letter of Credit Facility Agreement");

      WHEREAS, the New Guarantor desires to become a party to the Letter of Credit Facility Agreement as a Guarantor thereunder; and

      WHEREAS, terms defined in the Letter of Credit Facility Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Guarantee. The New Guarantor unconditionally guarantees the full and punctual payment of each Obligation when due (whether at stated maturity, upon acceleration or otherwise). The New Guarantor acknowledges that, by signing this Joinder Agreement and delivering it to the Administrative Agent, the New Guarantor becomes a "Guarantor" for all purposes of the Letter of Credit Facility Agreement and that its obligations under the foregoing Guaranty are subject to all the provisions of the Letter of Credit Facility Agreement (including those set forth in Article VIII thereof) applicable to the obligations of a Guarantor thereunder.

      2. Representations and Warranties. Each of the representations and warranties set forth in Article IV of the Letter of Credit Facility Agreement are true as applied to the New Guarantor. For purposes of the foregoing sentence, references in said Articles or Sections to a "Guarantor" or a "Credit Party" shall be deemed to refer to the New Guarantor, references to Schedules to the Letter of Credit Facility Agreement, as applicable, shall be deemed to refer to the corresponding Schedules to this Joinder Agreement and references to the "Closing Date" shall be deemed to refer to the date on which the New Guarantor signs and delivers this Joinder Agreement.

      3. Governing Law. This Joinder Agreement shall be construed in accordance with and governed by the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             [NAME OF NEW GUARANTOR]

                                             By: ___________________________
                                                 Name:
                                                 Title:

                                             CALYON NEW YORK BRANCH, as
                                                 Administrative Agent

                                             By: ___________________________
                                                 Name:
                                                 Title:

                        [INSERT SCHEDULES AS APPROPRIATE]

                                                                       EXHIBIT D

                                  FORM OF NOTE

$____________________                                  _______________, ________

      FOR VALUE RECEIVED, the undersigned (the "Company") hereby promises to pay to the order of [ ] (the "LC Participant"), on the Maturity Date (as defined in the Letter of Credit Facility Agreement referred to below) the principal amount of __________________Dollars ($____________), or such lesser principal amount of LC Advances (as defined in such Letter of Credit Facility Agreement) due and payable by the Company to the LC Participant on the Maturity Date under that certain Letter of Credit Facility Agreement, dated as of August 25, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Letter of Credit Facility Agreement" the terms defined therein being used herein as therein defined), among the Company, the Subsidiaries of the Company from time to time subject thereto, Calyon New York Branch, as LC Issuer, Administrative Agent and Collateral Agent and Deposit Bank and Morgan Stanley & Co. Inc. as Lead Arranger and Book Runner.

      The Company promises to pay interest on the unpaid principal amount of each LC Advance from the date of such LC Advance until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Letter of Credit Facility Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the LC Participant in Dollars in immediately available funds at the Administrative Agent's address specified in Section 11.2 of the Letter of Credit Facility Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Letter of Credit Facility Agreement.

      This Note is one of the Notes referred to in the Letter of Credit Facility Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the guaranty set forth in Article VIII of the Letter of Credit Facility Agreement and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Letter of Credit Facility Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Letter of Credit Facility Agreement. LC Advances made by the LC Participant shall be evidenced by one or more LC Advance accounts or records maintained by the LC Participant in the ordinary course of business. The LC Participant may also attach schedules to this Note and endorse thereon the date, amount and maturity of the LC Advances and payments with respect thereto.

      The Company, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                             J. RAY MCDERMOTT, S.A.

                                             By: ___________________________
                                                 Name:
                                                 Title:

                  LC ADVANCES AND PAYMENTS WITH RESPECT THERETO

                                                               AMOUNT OF      OUTSTANDING
                                                              PRINCIPAL OR     PRINCIPAL
            TYPE OF LC    AMOUNT OF LC    END OF INTEREST    INTEREST PAID    BALANCE THIS    NOTATION
  DATE       ADVANCE        ADVANCE            PERIOD          THIS DATE          DATE         MADE BY
  ----       -------        -------            ------          ---------          ----         -------
________     ________       ________          ________          ________        ________       ________
________     ________       ________          ________          ________        ________       ________
________     ________       ________          ________          ________        ________       ________
________     ________       ________          ________          ________        ________       ________
________     ________       ________          ________          ________        ________       ________
________     ________       ________          ________          ________        ________       ________
________     ________       ________          ________          ________        ________       ________
________     ________       ________          ________          ________        ________       ________
________     ________       ________          ________          ________        ________       ________
________     ________       ________          ________          ________        ________       ________
________     ________       ________          ________          ________        ________       ________
________     ________       ________          ________          ________        ________       ________
________     ________       ________          ________          ________        ________       ________
________     ________       ________          ________          ________        ________       ________
________     ________       ________          ________          ________        ________       ________
________     ________       ________          ________          ________        ________       ________
________     ________       ________          ________          ________        ________       ________
________     ________       ________          ________          ________        ________       ________

                                                                       EXHIBIT E

                  FORM OF NOTICE OF CONVERSION OR CONTINUATION

      This Form of Notice of Conversion or Continuation is delivered pursuant to the Letter of Credit Facility Agreement dated as of August 25, 2004 (as amended, the "Letter of Credit Facility Agreement") among J. Ray McDermott, S. A., the Subsidiaries of the Company party thereto, the LC Participants party thereto and Calyon New York Branch, as LC Issuer, Administrative Agent, Collateral Agent and Deposit Bank and Morgan Stanley & Co. Inc. as Lead Arranger and Sole Book Runner. Terms used herein and not defined have the meanings assigned to them in the Letter of Credit Facility Agreement.

      The undersigned hereby requests a [conversion][continuation] as follows:

      1.   On________________________________________________(a Business Day).

      2.   In the amount of $___________________________________________.

      3.   Comprised of__________________________________________________.
           [Type of LC Advance requested]

      4.   For a Eurodollar LC Advance: with an Interest Period of____ months.

                                               J. RAY MCDERMOTT, S.A.

                                               By: ____________________________
                                                    Name:
                                                    Title:

                                                                       EXHIBIT F

                           FORM OF SECURITY AGREEMENT

                               SECURITY AGREEMENT

                                   dated as of

                                 August 25, 2004

                                      among

                             J. RAY McDERMOTT, S.A.

                           THE GUARANTORS PARTY HERETO

                                       and

                             CALYON NEW YORK BRANCH,
                               as Collateral Agent

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
SECTION 1.   Definitions..............................................................      1
SECTION 2.   Grant of Transaction Liens...............................................      4
SECTION 3.   General Representations and Warranties...................................      5
SECTION 4.   Further Assurances; General Covenants....................................      6
SECTION 5.   CMM Note ................................................................      8
SECTION 6.   Receivables..............................................................      8
SECTION 7.   Controlled Deposit Accounts..............................................      9
SECTION 8.   Cash Collateral Accounts.................................................      9
SECTION 9.   Operation of Collateral Accounts.........................................      9
SECTION 10.  Remedies upon Event of Default...........................................     10
SECTION 11.  Application of Proceeds..................................................     11
SECTION 12.  Fees and Expenses; Indemnification.......................................     11
SECTION 13.  Authority to Administer Collateral.......................................     11
SECTION 14.  Limitation on Duty in Respect of Collateral..............................     12
SECTION 15.  General Provisions Concerning the Collateral Agent.......................     12
SECTION 16.  Termination of Transaction Liens; Release of Collateral..................     13
SECTION 17.  Additional Grantors and Additional Collateral............................     13
SECTION 18.  Notices .................................................................     14
SECTION 19.  No Implied Waivers; Remedies Not Exclusive...............................     14
SECTION 20.  Successors and Assigns...................................................     14
SECTION 21.  Amendments and Waivers...................................................     14
SECTION 22.  Choice of Law............................................................     14
SECTION 23.  Waiver of Jury Trial.....................................................     14
SECTION 24.  Severability.............................................................     15

SCHEDULES:

     SCHEDULE 1        Corporate Information

     SCHEDULE 2        Description of Collateral

     SCHEDULE 3        Deposit Account Information

                               SECURITY AGREEMENT

      AGREEMENT dated as of August 25, 2004 among J. Ray McDermott, S.A. (the "COMPANY"), the Guarantors party hereto and Calyon New York Branch, as Collateral Agent.

      WHEREAS, the Company is entering into the Credit Agreement described in
Section 1 hereof, pursuant to which the Company intends to obtain letters of credit for the purposes set forth therein;

      WHEREAS, the Company is willing to secure its obligations under the Credit Agreement by granting Liens on certain of its assets to the Collateral Agent as provided in the Collateral Documents;

      WHEREAS, the Guarantors are entering into the Credit Agreement, pursuant to which the Guarantors intend to guarantee the foregoing obligations of the Company;

      WHEREAS, the Company is willing to cause certain Guarantors to secure their respective guarantees of the foregoing obligations of the Company by granting Liens on certain of their respective assets to the Collateral Agent as provided in the Collateral Documents;

      WHEREAS, the LC Participants and the LC Issuer are not willing to enter into the Credit Agreement or issue letters of credit thereunder unless the foregoing obligations of the Company are secured and guaranteed as described above;

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1 Definitions.

      (a) Terms Defined in Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined in Section 1(b) have, as used herein, the respective meanings provided for therein.

      (b) Definitions. The following additional terms, as used herein, have the following meanings:

      "Cash Collateral Accounts" means the LC Cash Collateral Account and the Proceeds Cash Collateral Account.

      "Cash Distributions" means dividends, interest and other distributions and payments (including proceeds of liquidation, sale or other disposition) made or received in cash upon or with respect to any Collateral.

      "Collateral" means all Property, whether now owned or hereafter acquired, on which a Lien is granted or is purported to be granted to the Collateral Agent hereunder. When used with respect to a specific Grantor, the term "Collateral" means all its Property on which such a Lien is granted or is purported to be granted.

      "Collateral Accounts" means the Cash Collateral Accounts and the Controlled Deposit Accounts.

      "Control" has the meaning specified in UCC Section 9-104.

      "Controlled Deposit Account" means a Deposit Account that is subject to a Deposit Account Control Agreement.

      "Credit Agreement" means the Letter of Credit Facility Agreement dated as of August 25, 2004 among J. Ray McDermott, S.A., the Guarantors party thereto, the LC Participants party thereto, Calyon New York Branch, as LC Issuer, Administrative Agent, Collateral Agent and Deposit Bank and Morgan Stanley & Co. Inc., as Lead Arranger and Sole Book Runner.

      "Deposit Account" has the meaning specified in the UCC Section 9-102.

      "Deposit Account Control Agreement" means, with respect to any Deposit Account of any Grantor, a Deposit Account Control Agreement in a form acceptable to the Collateral Agent among such Grantor, the Collateral Agent and the relevant Depositary Bank, (i) providing that such Depositary Bank will comply with instructions originated by the Collateral Agent directing disposition of the funds in such Deposit Account without further consent by such Grantor and
(ii) subordinating to the relevant Transaction Lien all claims of the Depositary Bank to such Deposit Account (except its right to deduct its normal operating charges and any uncollected funds previously credited thereto).

      "Depositary Bank" means a bank at which a Controlled Deposit Account is maintained.

      "Domestic Grantor" means each Guarantor that is a Domestic Subsidiary.

      "Grantors" means the Company and each Subsidiary of the Company listed on the signature pages hereto and each other Subsidiary of the Company which from time to time becomes a party hereto pursuant to Section 17.

      "Hydro Marine Services" means Hydro Marine Services, Inc., a Panamanian corporation.

      "LC Cash Collateral Account" has the meaning set forth in (y).

      "Opinion of Counsel" means a written opinion of legal counsel (who may be counsel to a Grantor or other counsel, in either case approved by the Collateral Agent) addressed and delivered to the Collateral Agent.

      "Original Grantor" means any Grantor that grants a Lien on any of its assets hereunder on the Closing Date.

      "own" refers to the possession of sufficient rights in Property to grant a security interest therein as contemplated by UCC Section 9-203, and "acquire" refers to the acquisition of any such rights.

      "Proceeds" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, exchange, assignment, or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Grantor against third parties for loss of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral.

      "Proceeds Cash Collateral Account" has the meaning set forth in Section 1(z).

      "Receivable" means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered or (iii) for the use of or hire of a vessel under a charter or other contract.

      "Release Conditions" means the following conditions for releasing all the Secured Guarantees and terminating all the Transaction Liens:

            (i) all Commitments under the Credit Agreement shall have expired or been terminated; and

            (ii) all Secured Obligations (other than contingent indemnification and expense reimbursement obligations as to which no claim shall have been asserted) shall have been paid in full or, with respect to Secured Obligations consisting of obligations to reimburse the LC Issuer with respect to drawings not yet made under Letters of Credit issued by it, arrangements satisfactory to the LC Issuer to cash collateralize such Letter of Credit or backstop such Letter of Credit with another letter of credit shall have been entered into with respect to such Letters of Credit.

      "Secured Guarantee" means, with respect to each Guarantor that is a Grantor hereunder, such Guarantor's guarantee of the Secured Obligations under
Article VIII of the Credit Agreement.

      "Secured Obligations" means all Obligations and all other amounts now or hereafter payable by the Company pursuant to the Credit Documents.

      "Secured Parties" means the holders from time to time of the Secured Obligations.

      "Security Agreement Supplement" means a Security Agreement Supplement substantially in the form of Exhibit A hereto, signed and delivered to the Collateral Agent for the purpose of adding a Subsidiary as a party hereto and/or adding additional property to the Collateral, in each case pursuant to Section 17.

      "Supporting Obligation" means a letter-of-credit right or secondary obligation that supports the payment or performance of a Receivable or an instrument.

      "Transaction Liens" means the Liens granted by the Grantors hereunder.

      "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

      "Western Hemisphere Receivable" means any Receivable payable to a Domestic Grantor that (a) arises out of a contract governed by the laws of the United States of America or any State thereof and (b) the services to be provided under the contract giving rise to such Receivable are to be performed in the Western Hemisphere.

      (c) Terms Generally. The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement.

      Section 2. Grant of Transaction Liens.

      (a) The Company, in order to secure the Secured Obligations, and each Domestic Grantor listed on the signature pages hereof, in order to secure its Secured Guarantee, grants to the Collateral Agent for the benefit of the Secured Parties, a continuing security interest in all the following Property of the Company or such Original Grantor, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located:

        (i) all Western Hemisphere Receivables;

          (ii) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Original Grantor pertaining to any of its Collateral;

         (iii) such Original Grantor's ownership interest in (1) its Collateral Accounts, (2) all cash held in its Collateral Accounts from time to time and (3) all other money in the possession of the Collateral Agent; and

          (iv) all Proceeds of the Collateral described in the foregoing clauses
          (i) through (iii);

provided that the following Property is excluded from the foregoing security interests: any rights arising under any contract, instrument, or other document, in each such case if (but only to the extent that) the grant of a security interest therein would constitute a material violation of a valid and effective restriction in favor of a third party, unless and until all required consents shall have been obtained.


      (b) Hydro Marine Services, in order to secure its Secured Guarantee, grants to the Collateral Agent for the benefit of the Secured Parties, a continuing security interest in the CMM Note and all Proceeds thereof, whether now owned or existing or hereafter acquired or arising and regardless of where located.

      (c) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

      (d) The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Grantor with respect to any of the Collateral or any transaction in connection therewith.

      Section 3. General Representations and Warranties. Each Original Grantor represents and warrants that:

      (a) Such Grantor's exact legal name is correctly set forth in Schedule 1 hereto and, except as set forth on Schedule 1, no Grantor has had any other corporate name during the preceding five years. Such Grantor is duly organized, validly existing and, if applicable in such jurisdiction, in good standing under the laws of the jurisdiction identified as its jurisdiction of organization on
Schedule 1. The chief executive office of each Grantor and any other location at which such Grantor maintains, or has maintained during the preceding five years, a chief executive office, is set forth on Schedule 1. Except as set forth on
Schedule 1, no Grantor has been a party to any merger, consolidation, stock acquisition or purchase of a substantial portion of the assets of any other Person during the preceding five years. The information set forth in Schedule 1 hereto with respect to such Grantor is true and accurate in all material respects.

      (b) Such Grantor has good and marketable title to all its Collateral (subject to exceptions that are, in the aggregate, not material), free and clear of any Lien other than Permitted Encumbrances.

      (c) Such Grantor has not performed any acts that could reasonably be expected to prevent the Collateral Agent from enforcing any of the provisions of the Collateral Documents or that could reasonably be expected to limit the Collateral Agent in any such enforcement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Encumbrances.

      (d) The Transaction Liens on all Collateral owned by such Grantor g) have been validly created, h) will attach to each item of such Collateral on the Closing Date (or, if such Grantor first obtains rights thereto on a later date, on such later date) and i) when so attached, will secure all the Secured Obligations or such Grantor's Secured Guarantee, as the case may be.

      (e) When UCC financing statements describing the Collateral as set forth in Schedule 2 hereto have been filed in each Domestic Grantor's jurisdiction of organization identified in Schedule 1 or, in the case of Hydro Marine Services, in the District of Columbia, the Transaction Liens will constitute perfected security interests in the Collateral owned by such Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Encumbrances. Except for the filing of such UCC financing statements, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Transaction Liens on Collateral owned by the Grantors or for the enforcement of the Transaction Liens on Collateral owned by the Grantors.

      Section 4. Further Assurances; General Covenants. Each Grantor covenants as follows:

      (a) Such Grantor will, from time to time, at the Company's expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any filing of financing or continuation statements under the UCC) that from time to time may be necessary, or that the Collateral Agent may reasonably request, in order to:

            (i) create, preserve, perfect, confirm or validate the Transaction Liens on any Grantor's Collateral;

            (ii) in the case of Controlled Deposit Accounts, cause the Collateral Agent to have "Control" thereof;

            (iii) enable the Collateral Agent and the other Secured Parties to obtain the intended benefits of this Agreement; or

            (iv) enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies with respect to any of such Grantor's Collateral.

      To the extent permitted by applicable law, each Grantor authorizes the Collateral Agent to execute and file such financing statements or continuation statements. To the extent permitted by applicable law, such Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Such Grantor constitutes the Collateral Agent its attorney-in-fact to execute and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Transaction Liens granted by such Grantor terminate pursuant to Section 16. The Company will pay the costs of, or incidental to, any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

      (b)   Such Grantor will not (i) change its name or corporate structure or
(ii) change its jurisdiction of organization or its chief executive office, unless it shall have given the Collateral Agent prior notice thereof and if such Grantor, as a result of such change, becomes organized under the laws of a jurisdiction outside the United States, delivered an Opinion of Counsel with respect thereto in accordance with Section 1(o).

      (c) An Opinion of Counsel required to be delivered by Section 1(n) above shall be in form and substance satisfactory to the Collateral Agent, to the effect that (i) all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect the Transaction Liens against all creditors of and purchasers from such Grantor after it takes such action have been filed or recorded in each office necessary for such purpose, (ii) all fees and taxes, if any, payable in connection with such filings or recordations have been paid in full and (iii) except as otherwise agreed by the Required LC Participants, such action will not adversely affect the perfection or priority of the Transaction Lien on any Collateral to be owned by such Grantor after it takes such action or the accuracy of such Grantor's representations and warranties herein relating to such Collateral.

      (d) Such Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral if (i) doing so would violate a covenant in the Credit Agreement or (ii) (x) in the case of cash held in Controlled Deposit Accounts, an Event of Default described in Section 7.1(a) (whether due to acceleration or otherwise) of the Credit Agreement shall have occurred and be continuing or (y) other than in the case of cash held in a Controlled Deposit Account, an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to such Grantor that its right to do so is terminated, suspended or otherwise limited. Concurrently with any sale, lease or other disposition (except a sale or disposition to the Company or any Subsidiary or a lease) not prohibited by the foregoing sentence, the Transaction Liens on the assets sold or disposed of (but not in any Proceeds arising from such sale or disposition) will cease immediately without any action by the Collateral Agent or any other Secured Party. The Collateral Agent will, at the Company's expense, execute and deliver to the relevant Grantor such documents as such Grantor shall reasonably request to evidence the fact that any asset so sold or disposed of is no longer subject to a Transaction Lien and the Collateral Agent shall be fully protected in relying on a certificate of the relevant Grantor that such sale or other disposition is permitted by this clause
(d).

      (e) Such Grantor will, promptly upon request, provide to the Collateral Agent all information and evidence concerning such Grantor's Collateral that the Collateral Agent may reasonably request from time to time to enable it to enforce the provisions of the Collateral Documents.

      Section 5 . CMM Note. Except as to actions to be taken by the Collateral Agent, Hydro Marine Services represents, warrants and covenants as follows:

      (a) On the Closing Date, Hydro Marine Services shall deliver to the Collateral Agent the CMM Note as Collateral hereunder.

      (b) So long as no Event of Default has occurred and is continuing, the Collateral Agent will, promptly upon request by Hydro Marine Services, make appropriate arrangements for making the CMM Note available to Hydro Marine Services for purposes of presentation, collection, modification or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document).

      (c) The CMM Note, when delivered to the Collateral Agent, will be indorsed to the order of the Collateral Agent, or accompanied by duly executed instruments of assignment, in form and substance satisfactory to the Collateral Agent.

      (d) Upon the delivery of the CMM Note to the Collateral Agent, the Transaction Lien in such Collateral will be perfected, subject to no prior Liens (other than Permitted Encumbrances) or rights of others.

      Section 6 . Receivables. Each Domestic Grantor represents, warrants and covenants as follows:

      (a) Such Grantor will use commercially reasonable efforts to cause to be collected from its account debtors, when due, all amounts owing under its Western Hemisphere Receivables (including delinquent Western Hemisphere Receivables, which will be collected in accordance with lawful collection procedures) and will apply all amounts collected thereon, forthwith upon receipt thereof, to the outstanding balances of such Receivables.

      (b) All payments with respect to any of such Grantor's Western Hemisphere Receivables shall be received into a Controlled Deposit Account.

      (c) If an Event of Default shall have occurred and be continuing and upon written notice to such Grantor of its intention to do so, the Collateral Agent may notify the obligors under any Western Hemisphere Receivable of the assignment of such Western Hemisphere Receivable to the Collateral Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Western Hemisphere Receivables, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Western Hemisphere Receivables including, without limitation, those set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the preceding sentence, all amounts and Proceeds (including, without limitation, instruments) received by such Grantor in respect of the Western Hemisphere Receivables of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be either (A) released to such Grantor to the extent permitted under the terms of the Credit Agreement so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Sections 7.6 and
7.7 of the Credit Agreement.

      Section 7 . Controlled Deposit Accounts. Each Grantor other than Hydro Marine Services represents, warrants and covenants that such Grantor will cause each of its Deposit Accounts listed on Schedule 3 and any other Deposit Account into which amounts in respect of Western Hemisphere Receivables are deposited to be a Controlled Deposit Account. Each Controlled Deposit Account will be operated as provided in Section 9. So long as each Controlled Deposit Account is subject to a Deposit Account Control Agreement in favor of the Collateral Agent, the Transaction Lien on such Controlled Deposit Account will be perfected, subject to no prior Liens or rights of others (except the Depositary Bank's right to deduct its normal operating charges and any uncollected funds previously credited thereto).

      Section 8. Cash Collateral Accounts.

      (a) On or prior to the Closing Date, the Collateral Agent will establish an account (the "LC Cash Collateral Account") in the name and under the exclusive control of the Collateral Agent, into which amounts required by Sections 2.5(b) or 7.7 of the Credit Agreement shall be deposited. The Collateral Agent shall withdraw amounts from the LC Cash Collateral Account and apply them as and when provided by Sections 2.5(b), 7.6 and 7.7 of the Credit Agreement.

      (b) If and when required for the purposes hereof, the Collateral Agent will establish with respect to each Grantor an account (the "Proceeds Cash Collateral Account"), in the name and under the exclusive control of the Collateral Agent, into which the Collateral Agent shall deposit each amount realized or otherwise received by the Collateral Agent with respect to Property of such Grantor upon any exercise of remedies pursuant to any Collateral Document. The Collateral Agent shall maintain such records and/or establish such sub-accounts as shall be required to enable it to identify the amounts held in each Proceeds Cash Collateral Account with respect to each Grantor from time to time pursuant to this subsection.

      Section 9. Operation of Collateral Accounts.

      (a) All Cash Distributions received with respect to assets held in any Collateral Account shall be deposited therein promptly upon receipt thereof.

      (b) Funds held in any Collateral Account may, until withdrawn, be invested and reinvested in such Cash Equivalents as the relevant Grantor shall request from time to time; provided that, with respect to any Cash Collateral Account, if an Event of Default shall have occurred and be continuing, Collateral Agent may select such Cash Equivalents.

      (c)  With respect to each Controlled Deposit Account, the Collateral
Agent will instruct the relevant Depositary Bank that the relevant Grantor may withdraw, or direct the disposition of, funds held therein unless and until the Collateral Agent rescinds such instruction. The Collateral Agent will not rescind such instructions unless an Event of Default described in Section 7.1(a) (whether due to acceleration or otherwise) of the Credit Agreement shall have occurred and be continuing.

      (d) If an Event of Default described in Section 7.1(a) (whether due to acceleration or otherwise) of the Credit Agreement shall have occurred and be continuing, the Collateral Agent may (i) retain, or instruct the relevant Depositary Bank to retain, all cash then held in any Controlled Deposit Account and/or (ii) withdraw any amounts held therein and apply such amounts as provided in Section 7.6 or Section 7.7 of the Credit Agreement.

      (e) If immediately available cash on deposit in any Collateral Account is not sufficient to make any distribution or withdrawal to be made pursuant hereto, the Collateral Agent will cause to be liquidated, as promptly as practicable, such investments held in or credited to such Collateral Account as shall be required to obtain sufficient cash to make such distribution or withdrawal and, notwithstanding any other provision hereof, such distribution or withdrawal shall not be made until such liquidation has taken place.

      Section 10. Remedies upon Event of Default.

      (a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Credit Documents.

      (b) Without limiting the generality of the foregoing but subject to the provisions of Section 9(c) hereof, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Collateral Agent may, without being required to give any notice to any Grantor, except as herein provided or as may be required by mandatory provisions of applicable law, (i) in the case of an Event of Default described in Section 7.1(a) (whether due to acceleration or otherwise) of the Credit Agreement, withdraw all cash held in the Controlled Deposit Accounts and, in the case of any Event of Default, withdraw all cash held in the Cash Collateral Accounts and, in each case, apply such cash as provided in Sections 7.6 and 7.7 of the Credit Agreement, (ii) in the case of any Event of Default if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell or otherwise dispose of the Collateral or any part thereof and (iii) exercise any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Western Hemisphere Receivables and the other Collateral. Notice of any such sale or other disposition shall be given to the relevant Grantor(s) as required by applicable law.

      Section 11. Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall apply (i) any cash held in the Collateral Accounts permitted to be withdrawn by it pursuant to Section 10(b) and (ii) the proceeds of any sale or other disposition of all or any part of the Collateral, in the order of priorities set forth in Sections 7.6 and 7.7 the Credit Agreement.

      Section 12. Fees and Expenses; Indemnification.

      (a) The Company will forthwith upon demand pay to the Collateral Agent amounts owing to it pursuant to Sections 11.4 and 11.6 of the Credit Agreement, including the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon other than Permitted Encumbrances; provided that, in the case of any such action taken when no Event of Default shall have occurred or be continuing, the Collateral Agent shall have given the Company written notice at least 5 Business Days prior to taking such action.

      (b) If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Collateral Documents, the Company will pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by applicable law.

      Section 13 . Authority to Administer Collateral. Each Grantor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Company's expense, to the extent permitted by applicable law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Grantor's
Collateral:

      (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

      (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

      (c) to sell or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

      (d) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto.

      Section 14 . Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own Property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent's gross negligence or willful misconduct.

      Section 15. General Provisions Concerning the Collateral Agent.

      (a) The provisions of Article IX of the Credit Agreement shall inure to the benefit of the Collateral Agent, and shall be binding upon all Grantors and all Secured Parties, in connection with this Agreement and the other Collateral Documents. Without limiting the generality of the foregoing, r) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, s) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Collateral Documents that the Collateral Agent is required in writing to exercise by the Required LC Participants (or such other number or percentage of the LC Participants as shall be necessary under the circumstances as provided in Section 11.1 of the Credit Agreement), and t) except as expressly set forth in the Credit Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to any Credit Party that is communicated to or obtained by the bank serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Collateral Documents. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by the Company or a Secured Party.

      (b) Sub-Agents and Related Parties. The Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it. The Collateral Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Affiliates or its or such Affiliate's directors, officers, employees, agents and advisors. The exculpatory provisions of Section 14 and this Section shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent, and their respective directors, officers, employees, agents and advisors.

      (c)  Information as to Secured Obligations and Actions by Secured
Parties. For all purposes of the Collateral Documents, including determining the amounts of the Secured Obligations, the Collateral Agent will be entitled to rely on information from i) its own records for information as to the LC Participants, their Secured Obligations and actions taken by them, ii) any Secured Party for information as to its Secured Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from its own records, and iii) the Company, to the extent that the Collateral Agent has not obtained information from the foregoing sources.

      (d) Refusal to Act. The Collateral Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Collateral Agent's opinion, iv) is contrary to law or the provisions of any Collateral Document, v) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction) or vi) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

      (e) Copies of Certain Notices. Within two Business Days after it receives or sends any notice referred to in this subsection, the Collateral Agent shall send to the LC Participants and the LC Issuer any notice given by the Collateral Agent to any Grantor, or received by it from any Grantor, pursuant to Section 10 or 16.

      Section 16. Termination of Transaction Liens; Release of Collateral

      (a) The Transaction Liens granted by each Grantor that is a Guarantor shall terminate when its Secured Guarantee is released in accordance with the Credit Agreement.

      (b) The Transaction Liens granted by each Grantor shall terminate when all the Release Conditions are satisfied.

      (c) At any time before the Transaction Liens granted by any Grantor terminate, the Collateral Agent will, at the written request of the Company, release any Collateral, subject to compliance with Section 11.1 of the Credit Agreement.

      (d) Upon any termination of a Transaction Lien or release of Collateral, the Collateral Agent will, at the expense of the relevant Grantor, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be, subject only to receipt of evidence reasonably satisfactory to the Collateral Agent that the Collateral purported to be released in fact qualifies for such release (which evidence may take the form of a certificate to that effect from the Company, and the Collateral Agent shall be fully protected in relying on any such certificate).

      Section 17 . Additional Grantors and Additional Collateral. Any Subsidiary of the Company may become a party hereto by signing and delivering to the Collateral Agent a Security Agreement Supplement, whereupon such Subsidiary shall become a "Grantor" as defined herein. Any Grantor may from time to time add additional Property to the Collateral by signing and delivering to the Collateral Agent a Security Agreement Supplement, whereupon the Property described therein shall become "Collateral" as defined herein.

      Section 18 . Notices. Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 11.2 of the Credit Agreement, and in the case of any such notice, request or other communication to a Grantor other than the Company, shall be given to it in care of the Company.

      Section 19 . No Implied Waivers; Remedies Not Exclusive. No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Collateral Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under any Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Credit Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

      Section 20 . Successors and Assigns. This Agreement is for the benefit of the Collateral Agent and the Secured Parties. If all or any part of any Secured Party's interest in any Secured Obligation is assigned or otherwise transferred, the transferor's rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Grantors and their respective successors and assigns.

      Section 21 . Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Collateral Agent, with the consent of the LC Issuer and/or such LC Participants as are required to consent thereto under Section 11.1 of the Credit Agreement. No such waiver, amendment or modification shall be binding upon any Grantor, except with its written consent.

      Section 22 . Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

      Section 23 . Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY COLLATERAL DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE

BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      Section 24 . Severability. If any provision of any Collateral Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by applicable law, (i) the other provisions of the Collateral Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           J. RAY MCDERMOTT, S.A.

                                           ____________________________________
                                           Name:  James C. Lewis
                                           Title: Assistant Treasurer

                      Signature Page to Security Agreement

                                           HYDRO MARINE SERVICES, INC.
                                           J. RAY MCDERMOTT ENGINEERING
                                               HOLDINGS, INC.
                                           J. RAY MCDERMOTT HOLDINGS, INC.
                                           J. RAY MCDERMOTT, INC.
                                           MENTOR SUBSEA TECHNOLOGY SERVICES,
                                               INC.

                                           ___________________________________
                                           Name:   James C. Lewis
                                           Title:  Assistant Treasurer

                      Signature Page to Security Agreement

                                           J. RAY MCDERMOTT ENGINEERING, LLC
                                           OPI VESSELS, INC.
                                           SPARTEC, INC.

                                           ____________________________________
                                           Name:   Stephen C. Howard
                                           Title:  Assistant Treasurer

                      Signature Page to Security Agreement

                                           CALYON NEW YORK BRANCH,
                                                as Collateral Agent
                                           By:
                                                 ______________________________
                                                 Name:
                                                 Title:

                                           By:
                                                 ______________________________
                                                 Name:
                                                 Title:

                      Signature Page to Security Agreement

                                                                      SCHEDULE 1

                              CORPORATE INFORMATION

                            (AS OF THE CLOSING DATE)

                                                                                        ORGANIZATIONAL ID NUMBER
                 JURISDICTION                                                              IF ORGANIZED IN A
                    OF                TYPE OF                                             JURISDICTION IN THE
 GRANTOR        ORGANIZATION        ORGANIZATION        CHIEF EXECUTIVE OFFICE               UNITED STATES
--------        -------------       ------------        ----------------------          ------------------------

                                  Schedule 2-1

                                                                      SCHEDULE 2

                             COLLATERAL DESCRIPTION

                                  Schedule 2-2

                                                                      SCHEDULE 3

                            DEPOSIT ACCOUNT INFORMATION
                              (AS OF THE CLOSING DATE)

DEPOSIT ACCOUNT         DEPOSITORY        ACCOUNT
   HOLDER                  BANK           NUMBER         LOCATION
---------------         ----------        -------        --------

                                  Schedule 3-1

                                                                       EXHIBIT A
                                                           TO SECURITY AGREEMENT

                          SECURITY AGREEMENT SUPPLEMENT

      SECURITY AGREEMENT SUPPLEMENT dated as of [_] between [NAME OF GRANTOR] (the "GRANTOR") and Calyon New York Branch, as Collateral Agent.

      WHEREAS, J. Ray McDermott, S.A. the Guarantors party thereto and Calyon New York Branch , as Collateral Agent, are parties to a Security Agreement dated as of August 25, 2004 (as heretofore amended and/or supplemented, the "SECURITY AGREEMENT") under which J. Ray McDermott, S.A. secures certain of its obligations (the "SECURED OBLIGATIONS") and certain Guarantors guarantee the Secured Obligations and secure their respective guarantees thereof;

      WHEREAS, [name of Grantor] desires to become [is] a party to the Security Agreement as a Grantor thereunder;(1) and

      WHEREAS, terms defined in the Security Agreement (or whose definitions are incorporated by reference in Section 1 of the Security Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Grant of Transaction Liens. a) In order to secure [its Secured Guarantee](2) [the Secured Obligations (as defined in the Security Agreement)](3), the Grantor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the "NEW COLLATERAL"):

      [describe property being added to the Collateral](4)

            (b) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in i) any Supporting Obligation that supports such payment or performance and ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

----------

(1)   If the Grantor is the Company, delete this recital.

(2)   Delete bracketed words if the Grantor is the Company.

(3)   Delete bracketed words if the Grantor is a Guarantor.

(4)   If the Grantor is not already a party to the Security Agreement, clauses
      (i) through (v) of, and the proviso to, Section 2(a) of the Security Agreement may be appropriate.

            (c) The foregoing Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Grantor with respect to any of the New Collateral or any transaction in connection therewith.

      2. Party to Security Agreement. Upon delivering this Security Agreement Supplement to the Collateral Agent, the Grantor will become a party to the Security Agreement and will thereafter have all the rights and obligations of a Grantor thereunder and be bound by all the provisions thereof as fully as if the Grantor were one of the original parties thereto.(5)

      3. Representations and Warranties.(6) a) The Grantor is a corporation duly organized, validly existing and in good standing under the laws of [jurisdiction of organization].

            (b) The execution and delivery of this Security Agreement Supplement by the Grantor and the performance by it of its obligations under the Security Agreement as supplemented hereby are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its organizational documents, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien (except a Transaction
      Lien) on any of its assets.

            (c) The Security Agreement as supplemented hereby constitutes a valid and binding agreement of the Grantor, enforceable in accordance with its terms, except as limited by ii) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors' rights generally and ii) general principles of equity.

            (d) Each of the representations and warranties set forth in Sections 3 through 9 of the Security Agreement is true as applied to the Grantor and the New Collateral. For purposes of the foregoing sentence, references in said Sections to a "Grantor" shall be deemed to refer to the Grantor, references to Schedules to the Security Agreement shall be deemed to refer to the corresponding Schedules to this Security Agreement Supplement, references to "Collateral" shall be deemed to refer to the New Collateral, and references to the "Closing Date" shall be deemed to refer to the date on which the Grantor signs and delivers this Security Agreement Supplement.

      4. Governing Law. This Security Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

----------

(5)   Delete Section 2 if the Grantor is already a party to the Security
      Agreement.

(6)  Modify as needed if the Grantor is not a corporation.

      IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         [NAME OF GRANTOR]

                                         By:
                                              _________________________________
                                              Name:
                                              Title:

                                         CALYON NEW YORK BRANCH,
                                           as Collateral Agent

                                         By:
                                              _________________________________
                                              Name:
                                              Title:

                                         By:
                                              _________________________________
                                              Name:
                                              Title:

                                                                      SCHEDULE 1
                                                           TO SECURITY AGREEMENT
                                                                      SUPPLEMENT

                              CORPORATE INFORMATION

                                                                      SCHEDULE 2
                                                           TO SECURITY AGREEMENT
                                                                      SUPPLEMENT

                             COLLATERAL DESCRIPTION

                                                                      SCHEDULE 3
                                                           TO SECURITY AGREEMENT
                                                                      SUPPLEMENT

                           DEPOSIT ACCOUNT INFORMATION

DEPOSIT ACCOUNT         DEPOSITORY       ACCOUNT
    HOLDER                 BANK          NUMBER          LOCATION
---------------         ----------       -------         --------

                                                                       EXHIBIT G

                             ISSUANCE EVENT REQUEST

                                     [Date]

Calyon New York Branch
1301 Avenue of the Americas
New York, New York 10019

      Attention: J. Ray McDermott, S.A. Account Officer

Ladies and Gentlemen:

The undersigned, J. Ray McDermott, S.A., a Panamanian corporation ("Company"), refers to the Letter of Credit Facility Agreement dated as of August 25, 2004 (as the same may be amended or modified from time-to-time, the "Credit Agreement," the defined terms of which are used in this Issuance Event Request unless otherwise defined in this Issuance Event Request) among the Company, the subsidiaries of the Company party thereto as a guarantor from time to time, the LC Participants party thereto, Calyon New York Branch, as LC Issuer, Administrative Agent, Collateral Agent and Deposit Bank, and Morgan Stanley & Co. Inc. as Lead Arranger and Sole Book Runner, and hereby gives you (the "LC Issuer") irrevocable notice pursuant to Section 2.1(a)(iv) of the Letter of Credit Facility Agreement that:

[Company hereby requests that the LC Issuer issue a Letter of Credit, substantially in the form of Form 1 attached hereto, as follows:

                  Stated Amount:                   $______________________
                  Account Party:                   _______________________
                  Beneficiary Name:                _______________________
                  And Address:                     _______________________

                  Beneficiary Primary Contact:     _______________________
                  Phone Number:                    _______________________
                  Expiry Date:                     _______________________

[Company hereby requests that the LC Issuer increase the Stated Amount of an existing Letter of Credit as follows:

                  Existing Letter of Credit No.    $______________________
                  Existing Stated Amount:          _______________________
                  Account Party:                   _______________________

                  Beneficiary Name:                _______________________
                  And Address:                     _______________________

                  Beneficiary Primary Contact:     _______________________
                  Phone Number:                    _______________________
                  Expiry Date:                     _______________________

                  New Stated Amount:               $______________________]

[Company hereby requests that the LC Issuer extend the expiration date of an existing Letter of Credit as follows:

                  Existing Letter of Credit No.     ______________________
                  Stated Amount:                   $______________________
                  Account Party:                   _______________________
                  Beneficiary Name:                _______________________
                  And Address:                     _______________________

                  Beneficiary Primary Contact:     _______________________
                  Phone Number:                    _______________________
                  Existing Expiry Date:            _______________________

                  New Expiry Date:                 _______________________]

The Company hereby certifies that the following statements are true on the date hereof, and will be true on the date of the [issuance][extension][increase] of the Letter of Credit requested herein:

            (a) The representations and warranties contained in Article IV of the Letter of Credit Facility Agreement and in each Credit Document are correct in all material respects on and as of the date of such proposed Issuance Event before and after giving effect to the proposed Issuance Event as though made on, and as of, such date (or, in the case of any representations or warranties that, by their terms refer to a specific date other than the date of such issuance, extension or increase in which case as of such specific date);

            (b) No Default has occurred and is continuing or would result from the proposed Issuance Event or the application of the proceeds therefrom; and

            (c) No injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against the Company, any Agent, any LC Participant, or any of their Affiliates.

                                         Very truly yours,

                                         J. Ray mcdermott,s.a.

                                         By: __________________________________
                                         Name: ________________________________
                                         Title: _______________________________